Exhibit 1.2

MEMORANDUM OF ASSOCIATION

AND

ARTICLES OF ASSOCIATION

FRESH CERTIFICATE OF INCORPORATION
CONSEQUENT ON CHANGE OF NAME

No. 4520

IN THE OFFICE OF THE REGISTRAR OF COMPANIES, BOMBAY

[*Under the Companies Act, 1956 (1 of 1956)*]

IN THE MATTER OF Tata Locomotive and Engineering Company Limited

I hereby certify that TATA LOCOMOTIVE AND ENGINEERING COMPANY LIMITED, which was originally incorporated on First day of September 1945 under the Indian Companies Act, 1913 and under the name TATA LOCOMOTIVE AND ENGINEERING COMPANY LIMITED having duly passed the necessary resolution in terms of Section 21 of the Companies Act, 1956, and the approval of the Central Government signified in writing having been accorded thereto in the Ministry of Commerce and Industry, Department of Company Law Administration/Regional Director, Western Region, Bombay by his letter No. RD: 12(27)-60/Change dated 17th September, 1960, the name of the said company is this day changed to TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED and this Certificate is issued pursuant to Section 23(1) of the said Act.

Given under my hand at BOMBAY this Twenty-Fourth day of September One thousand nine hundred and Sixty. (2nd Asvina, 1882)

The Seal of
the Registrar
of Companies,
Maharashtra.

Sd/- J. G. GATHA

Asst. Registrar of Companies,

Bombay.

Certificate of Incorporation.

No. 4520 of 1945-1946.

I hereby certify that "TATA LOCOMOTIVE AND ENGINEERING COMPANY, LIMITED", is this day incorporated under the Indian Companies Act, VII of 1913, and that the Company is Limited.

Given under my hand at Bombay this First day of September One thousand nine hundred and Forty-Five.

The Seal of the Registrar of Companies, Maharashtra.

BEHRAMJI M. MODI,
Registrar of Companies.

ABSTRACT

OF

ARTICLES OF ASSOCIATION

OF

TATA MOTORS LIMITED

	ARTICLE	PAGE
TABLE A EXCLUDED

Table A not to apply but Company to be governed by these Articles	1	6

INTERPRETATION

Interpretation Clause
“The Act” or “the said Act”	2	6
“The Board” or “Board of Directors”	2	6
“The Company” or “This Company”	2	6
“Directors”	2	6
“Dividend”	2	6
Gender	2	6
“Month”	2	6
“Office”	2	6
“Persons”	2	6
Plural number	2	6
“These Presents” or “Regulations”	2	6
“Seal”	2	6
Singular number	2	6
“Writing”	2	6
Expressions in the Act to bear the same meaning in Articles	2	6
Marginal Notes	2	6

TENURE OF OFFICE OF MANAGING AGENTS

Tenure of Office of Managing Agents	2A	6

PRELIMINARY

Agreements entered into by the Company	3	7
Copies of Memorandum and Articles of Association to be given to members	4	7

SOCIAL RESPONSIBILITIES

Social Responsibilities of the Company	4A	7

CAPITAL

SHARES

Capital	5	7
Rights attached to Preference Shares	6/6A	7
Unclassified Shares	7	7
Shares with non-voting rights	7(a)	8
Shares under the control of the Directors	8	8
Power of General Meeting to offer shares to such persons as the Company may resolve	9	8
Directors may allot shares as fully paid-up	10	8
Shares to be numbered progressively and no shares to be sub-divided	11	8
Acceptance of Shares	12	8
Deposit and calls etc. to be a debt payable immediately	13	8
Instalments on shares to be duly paid	14	8
Company not bound to recognise any interest in shares other than that of the registered holders	15	8

UNDERWRITING AND BROKERAGE

Commission for placing shares, debentures, etc.	16	9

CERTIFICATES

Certificates of Shares	17(a)	9
Member’s right to certificates	17(b)	9
Limitation of time for issue of certificates	18	9
As to issue of new certificate in place of one defaced, lost or destroyed	19	9

CALLS

Board may make calls	20	9
Calls on shares of same class to be made on uniform basis	21	10

Notice of call	22	10
Call to date from Resolution	23	10
Directors may extend time	24	10
Amount payable at fixed time or by instalments as calls	25	10
When interest on call or instalment payable	26	10
Judgement, decree or partial payment not to preclude forfeiture	27	10
Proof on trial of suit for or money due on shares	28	10
Payment in anticipation of calls may carry interest	29	10

FORFEITURE, SURRENDER AND LIEN

If call or instalment not paid notice must be given	30	10
Terms of notice	31	11
In default of payment shares to be forfeited	32	11
Entry of forfeiture in Register of Members	33	11
Forfeited shares to be property of the company and may be sold etc.	34	11
Power to annual forfeiture	35	11
Shareholder still liable to pay money owing at time of forfeiture and interest	36	11
Surrender of shares	37	11
Company’s lien on shares	38	11
As to enforcing lien by sale	39	11
Application of proceeds of sale	40	11
Certificate of forfeiture	41	11
Title of purchaser and allottee of forfeited shares	42	12

TRANSFER AND TRANSMISSION OF SHARES

Register of Transfers	43	12
Form of Transfer	44	12
Application for Transfer	45	12
To be executed by transferor and transferee	46	12
Transfer not to be registered except on production of instrument of transfer	47	12
Directors may refuse to register transfer	48	13
Notice of refusal to be given to transferor and transferee	49	13
Transfer by legal representative	50	13
Custody of transfer	51	13
Closure of transfer books	52	13
Title of Shares of deceased holder	53	13
Registration - persons entitled to shares otherwise than by transfer (Transmission Clause)	54	13
Refusal to register nominee	55	13
Board may require evidence of transmission	56	13
Fee on transfer or transmission	57	13
Company not liable for disregard of a notice prohibiting registration of transfer	58	14

CONVERSION OF SHARES INTO STOCK

Conversion of shares into stock and reconversion	59	14
Transfer of stock	60	14
Rights of stock holders	61	14
Regulations	62	14

INCREASE, REDUCTION AND ALTERATION IN CAPITAL

Increase of Capital	63	14
Rights of Ordinary shareholders to further issue of capital	64	14
Same as original capital	65	15
Restrictions on purchase by Company of its own Shares	66	15
Buy – Back of Shares	66A	15
Provision in case of redeemable Preference Shares	67	15
Reduction of Capital	68	15
Consolidation, division and sub-division	69	15
Issue of further pari passu shares not to affect the right of shares already issued	70	16
No issue with disproportionate right after 1st April, 1956	71	16

MODIFICATION OF CLASS RIGHTS

Power to modify class rights	72	16

JOINT – HOLDERS

Joint-holders	73	16
Company may refuse to register more than six persons	73(a)	16
Joint and several liability for all payments in respect of shares	73(b)	16
Title of survivors	73(c)	16

Receipts of one sufficient	73(d)	16
Delivery of certificate and giving of notices to first named holder	73(e)	16
Votes of joint-holders	73(f)	17

DEMATERIALISATION OF SECURITIES
Definitions	73A(1)	17
Dematerialisation of Securities	73A(2)	17
Options for investors	73A(3)	17
Securities in depositories to be in fungible form	73A(4)	17
Rights of depositories and beneficial owners	73A(5)	17
Service of documents	73A(6)	17
Transfer of Securities	73A(7)	17
Allotment of Securities dealt with in depository	73A(8)	17
Distinctive numbers of securities held in a depository	73A(9)	17
Register and index of beneficial owners	73A(10)	18

BORROWING POWERS
Power to Borrow	74	18
Conditions on which money may be borrowed	75	18
Bonds, debentures etc. to be subject to control of Directors	76	18
Securities may be assignable free from equities	77	18
Issue at discount etc. or with special privileges	78	18
Mortgage of uncalled capital	79	18
Indemnity may be given	80	18

GENERAL MEETING

CONVENING MEETINGS

Annual General Meetings	81	19
Extraordinary General Meeting	82	19
Directors may call Extraordinary General Meeting	83	19
Calling of Extraordinary General Meeting on requisition	84	19
Notice of Meeting	85	19
Contents of Notice	86	19
Special Business	87	20
Service of Notice	88	20
Notice to be given to the Auditors	89	20
As to omission to give Notice	90	20
Resolutions requiring Special Notice	91	20

PROCEEDINGS AT GENERAL MEETING

Quorum at General Meeting	92	20
Proceedings when quorum not present	93	20
Business at adjourned meetings	94	20
Chairman of Directors or Vice-Chairman or a Director to be Chairman of General Meeting	95(1)	21
In case of their absence or refusal a member may act	95(2)	21
Business confined to election of Chairman whilst chair vacant	96	21
Chairman with consent may adjourn meeting	97	21
Notice to be given where a meeting adjourned for 30 days or more	98	21
What would be the evidence of the passing of resolution where poll not demanded	99	21
Demand for poll	100	21
Time and Manner of taking poll	101	21
Scrutineers at poll	102	21
Demand for poll not to prevent transaction of other business	103	21
Motion how decided in cases of equality of votes	104	22
Reports, Statements and Registers to be laid on the table	105	22
Registration of certain Resolutions and Agreements	106	22
Minutes of General Meetings	107	22
Inspection of minute books of General Meetings	108	22
Publication of reports of proceedings of General Meetings	109	22

VOTES OF MEMBERS

Votes may be given by proxy or attorney	110	23
Number of Votes to which Members entitled	111	23
No voting by proxy on show of hands	112	23
Votes in respect of shares of deceased or insolvent members	113	23
No member to vote unless calls are paid up	114	23
Right of member to use his votes differently	115	23

Proxies	116	23
Appointment of proxy	117	23
Deposit of instrument of appointment	118(1)	23
Inspection of proxies	118(2)	24
Form of proxy	119	24
Custody of the instrument	120	24
Validity of votes given by proxy notwithstanding death of member etc.	121	24
Time for objection to votes	122	24
Chairman of any meeting to be the judge of validity of any vote	123	24

DIRECTORS

Number of Directors	124	24
First Directors	125	24
Special Director	126	24
Steel Director	127	25
I.C.I.C.I Director	127A	25
Financial Institutions’ Directors	127B	25
Debentures Director	128	25
Debenture Director not bound to hold qualification shares	129	25
Appointment of Alternate Director	130	26
Casual Vacancy	131	26
Appointment of Additional Directors	132	26
Certain persons not to be appointed except by Special Resolution	133	26
Share Qualification of Directors	134	26
Remuneration of Directors	135(1)	26
Directors not bonafide residents of the place where meetings held may receive extra compensation and remuneration of committee	135(2)	27
Special remuneration to Director on Company’s business or otherwise performing extra services	135(3)	27
Directors may act notwithstanding vacancy	136	27
When office of Director to become vacant	137(1)	27
Resignation	137(2)	27
Directors may contract with Company	138(1)	28
Disclosure of interest	138(2)	28
General Notice of Interest	138(4)	28
Interested Director not to participate or vote in Boards’ proceedings	138(6)	28
Register of contracts in which Directors are interested	139	28
Directors may be directors of companies promoted by the company	140	29
Disclosure by Director of appointments	141	29
Disclosure of holdings	142	29
Directors not to hold office or place of profit	143	29
Loans to Directors	144	29
Board Resolution at a meeting necessary for certain contracts	145	29

RETIREMENT AND ROTATION OF DIRECTORS

Retirement by rotation	146	30
Directors to retire annually how determined	147	30
Ascertainment of Directors retiring by rotation	148	30
Eligibility for re-appointment	149	30
Company to fill up vacancy	150	30
Provisions in default of appointment	151	30
Notice of candidature for office of Director	152	30
Individual resolution for Director’s appointments	153	31

AGE LIMIT FOR DIRECTORS

Age Limit for Directors	154-156	31

REMOVAL OF DIRECTORS

Removal of Directors	157	31

INCREASE OR REDUCTION IN THE NUMBER OF DIRECTORS AND ALTERATION IN THEIR QUALIFICATIONS

The Company may increase or reduce number of Directors and alter their qualifications	158	31

PROCEEDINGS OF BOARD OF DIRECTORS
Meetings of Directors	159	31
When meetings to be convened	160	32
Quorum	161	32

Adjournment of meeting for want of quorum	162	32
Appointment of Chairman and Vice-Chairman	163	32
Who to preside at meetings of the Board	164	32
Question at Board Meeting how decided (casting vote)	165	32
Directors may appoint Committees	166	32
Meetings of Committees how to be governed	167	32
Resolution by Circular	168	32
Acts of Board or Committees valid notwithstanding defect in appointment	169	33
Minutes of proceedings of Board of Directors and Committees to be kept	170	33
By whom minutes to be signed and the effect of minutes recorded	171	33

POWERS OF DIRECTORS

General powers of the Directors	172	33
Consent of Company necessary for the exercise of certain powers	173	33
Certain powers to be exercised by the Board only at meeting	174	33
Certain powers of the Board	175	34

REGISTERS, BOOKS AND DOCUMENTS

Registers, Books and Documents	176	36

THE SEAL

Seal	177	37
Deeds how executed	178	37
Seals abroad	179	37

MANAGING AGENTS

Appointment of Managing Agents	180	37
Disclosure to members in case of contract appointing a Managing Agent	181	37
General Management in hands of Managing Agents	182	37
Managing Agents to have power to sub-delegate	183	37
Board’s previous approval	184	37
Contracts between Managing Agent or associate and Company for the sale or purchase of goods or the supply of services, etc.	185	38

MANAGING OR WHOLE-TIME DIRECTOR(S)

Power to appoint Managing or Whole-time Director(s)	185A	38
What provisions they shall be subject to	185B	38
Remuneration of Managing or Whole-time Director(s)	185C	38
Powers and duties of Managing or Whole-time Director(s)	185D	39

INTEREST OUT OF CAPITAL

Payment of interest out of capital	186	39

DIVIDENDS

Dividend	187	39
Capital paid up in advance at interest not to earn Dividend	188	39
Dividends in proportion to amount paid up	189	39
The Company in General meeting may declare a Dividend	190	39
Power of Directors to limit Dividend	191	39
Interim Dividend	192	39
Retention of Dividends until completion of transfer under Article 54	193	39
No member to receive dividend whilst indebted to the Company and Company’s right of reimbursement thereout	194	40
Transfers of shares must be registered	195	40
Dividends, how remitted	196	40
Unclaimed Dividend	197	40
Dividend and Call together	198	40
Set-off allowed	198	40

CAPITALIZATION

Capitalization	199	40
Capitalization in respect of partly paid up shares	200	41

ACCOUNTS

Books of Accounts to be kept	201	41
Books of Account to be preserved	202	41
Inspection by members of accounts and books of the Company	203	41
Statements of Accounts to be furnished to General Meeting	204	41
Balance Sheet and Profit and Loss Account	205	41
Authentication of Balance Sheet and Profit and Loss Account	206	42

Profit and Loss Account to be annexed and Auditor’s Report to be attached to the Balance Sheet	207	42
Board’s Report to be attached to Balance Sheet	208	42
Right of members to copies of Balance Sheet and Auditor’s Report	209	42

ANNUAL RETURNS

Annual Returns	210	42

AUDIT

Accounts to be audited	211	42
Appointment of Auditors	212(1)	42
Qualification and disqualification of Auditors	212(7)	43
Audit of Branch Offices	213	43
Remuneration of Auditors	214	43
Rights and duties of Auditors	215(1)	43
Accounts when audited and approved to be conclusive except as to errors discovered within three months	216	44

DOCUMENTS AND SERVICE OF DOCUMENTS

How document to be served on members	217(1)	44
Service on members having no registered address	218	44
Service on persons acquiring shares on death or insolvency of member	219	44
Persons entitled to notice of General Meetings	220	44
Advertisement	221	44
Members bound by document given to previous holders	222	44
Notices by Company and signature thereto	223	45
Service of notices by shareholders	224	45

AUTHENTICATION OF DOCUMENTS

Authentication of documents and proceedings	225	45

WINDING UP

Distribution of Assets	226	45
Distribution of specie or kind	227(1)	45
Rights of shareholders in case of sale	228	45

SECRECY CLAUSE

Secrecy Clause	229	45

INDEMNITY AND RESPONSIBILITY

Directors’ and others’ rights to indemnity	230	45
Not responsible for acts of others	231	46

ANNEXURES TO THE ARTICLES OF ASSOCIATION

RESOLUTIONS TO WHICH SECTION 192 OF THE ACT APPLIES		—

MEMORANDUM OF ASSOCIATION

OF

TATA MOTORS LIMITED

I.	The name of the Company is “TATA MOTORS LIMITED”

II.	The Registered Office of the Company will be situate in the State of Maharashtra.

III.	The objects for which the Company is established are:-

1.	To carry on the business of manufacturing, assembling, buying, selling, re-selling, exchanging, altering, importing, exporting, hiring, letting on hire, or distributing or dealing in locomotives, boilers, engines steam gas electrical or otherwise, turbines, tanks, motor vehicles, trucks, lorries, omnibuses, buses, motorcycles, cycle cars, scooters, bicycles, tricycles, cycles, tractors, bulldozers and steam rollers of every description and kind and all component parts, spare parts, accessories, equipment and apparatus for use in connection therewith.

1A.	*To carry on the business of financing, re-financing of all kinds and descriptions of motor vehicles, tractors and other farm equipment, construction equipment, capital equipment, spares and components, whether manufactured by the Company or not, including used/second hand products as also services of every kind and description, through credit/financing products, including by way of hire purchase, financial and/or operating leases, loans and guarantees or otherwise.

2.	To carry on the business of iron founders, mechanical and general engineers and manufacturers of implements and other machinery, tool-makers, brass-founders, metalworkers, boilermakers, millwrights, machinists, iron and steel converters, smiths, wood-workers, builders, painters, metallurgists, water supply engineers, gas-makers, printers, carriers and merchants, and to buy, sell, manufacture, repair, convert, alter, let on hire and deal in machinery, implements, rolling-stock and hardware of all kinds.

3.	To carry on any business relating to the winning and working of minerals, the production and working of metals (other than the production of pig iron or steel) and the production, manufacture and preparation of any other materials which may be usefully or conveniently combined with the engineering or manufacturing business of the Company, or any contracts undertaken by the Company, and either for the purpose only of such contracts or as an independent business.

4.	To carry on business as manufacturers, importers and exporters of and dealers in machinery articles and goods of all classes and kinds whatsoever including electrical and engineering materials, goods, machinery and requisites and as Electrical, Mechanical and General Engineers and Contractors and as manufacturers and workers in materials of any nature and kind.

5.	To carry on business as manufacturers and makers of and dealers in metal (other than as manufacturers and makers of pig iron or steel), wood, enamel, aluminum, alloys, plastics and any other products, articles and things of every description and kind and to carry on and conduct workshops, engineering works of every description and kind and foundries of iron, brass and other metals, wood and any other substances and to buy, sell, manipulate and deal both wholesale and retail in such products, commodities, goods, articles and things.

6.	To carry on the trades or business of manufactures of ferromanganese, colliery proprietors, Coke manufacturers, Miners, smelters, engineers and tin plate makers in all their respective branches.

7.	To prospect and search for, get, work, raise, make merchantable, sell and deal in coal, oil, limestone, manganese, ferro-manganese, magnesite, copper, clay, fire-clay, slate, stone, brick earth, bricks, and other materials (excluding the making and selling of pig iron from iron ore), minerals and substances, and to manufacture and sell briquettes and other fuel, and generally to undertake and carry on any business transaction or operation commonly undertaken or carried on by explorers, prospectors or concessionaries and to search for, win, work, get, calcine, reduce, amalgamate, dress, refine and prepare for the market any quarts and ore and mineral substances and to buy, sell, manufacture and deal in minerals and mineral products, plant and machinery, and other things capable, of being used in connection with mining or metallurgical operations or required by the workmen and others employed by the Company.

8.	To purchase, take on lease or otherwise acquire, any mines, mining rights, and metalliferous land and any interest therein, and to explore, work, exercise, develop and turn to account the same. To expend such sums of moneys as may seem desirable for all such prospecting and surveying operations with the object of obtaining any such mines, mining rights and metalliferous lands and deposits as aforesaid and otherwise for the acquisition of any property and rights whatsoever which the Company is authorised to acquire under any of its objects.

9.	To buy, sell, manufacture, and deal in minerals, plant, machinery, implements, conveniences, provisions and things capable of being used in connection with metallurgical operations, or required by workmen and others employed by the Company.

10.	To carry on the business of manufacturing, assembling, buying, selling, re-selling, exchanging, altering, importing, exporting, hiring, letting on hire, or distributing or dealing in ships, boats, barges, launches, submarines and other under-water vessels, aeroplanes, aero-engines, airships, seaplanes, flying boats, hydroplanes and aircrafts and aerial conveyances of every description and kind for transport or conveyance of passengers, merchandise or goods of every description whether propelled or moved or assisted by means of petrol, spirit, electricity, steam, oil, vapour, gas, petroleum, mechanical, animal or any other motive power and all component parts, spare parts, accessories, equipment and apparatus for use in connection therewith.

11.	To carry on the trade or business of manufacturing, assembling, buying, selling, re-selling, exchanging, altering, importing, exporting, hiring, letting on hire, or distributing or dealing in railway carriages, wagons, carts, vehicles, rolling stocks and conveyances of all kinds whether for railway, tramway, road, field or other traffic or purposes, and also railways and tramway plant, and all machinery, materials, and things applicable or used as accessory thereto and of letting or supplying all or any of the things hereinbefore specified to coal proprietors, railway and other companies, and other persons, from year to year or for a term of years, or otherwise, at annual or other rents, and of repairing and maintaining the same respectively, whether belonging to this Company or not, and of selling exchanging and otherwise dealing in the same respectively.

*Amended vide Court Order dated June 24, 2005, pursuant to Scheme of Reorganisation and Amalgamation of Tata Finance Limited with Tata Motors Limited.

12.	To enter into any contracts or arrangements with any government, state or authorities, municipal, local or otherwise that may seem conducive to the Company’s objects or any of them and to obtain from any such government, state or authority, any rights, privileges and concessions which the Company may think it desirable to obtain and to carry out, execute and comply with any such contracts, arrangements, rights, privileges and concessions.

13.	To construct, execute, carry out, equip, improve, work, develop, administer, manage or control public works and conveniences of all kinds, which expression in this memorandum, includes railways, tramways, docks, harbours, piers, wharves, canals, reservoirs, embankments, irrigations, reclamation, improvement, sewage, drainage, sanitary, water, gas, electric light, telephonic, telegraphic, and power supply works, and hotels, warehouses, markets and public buildings, and all other works or conveniences of public utility.

14.	To carry on business as quarry masters and stone merchants and to buy, sell, get, work, shape, hew, carve, polish, crush and prepare for market or use stone of all kinds.

15.	To carry on business as road and pavement makers and repairers and manufacturers of and dealers in lime, cement, mortar, concrete and building materials of all kinds and as builders and contractors for the execution of works and buildings of all kinds in the construction of which stone is required.

16.	To construct, carry out, maintain, improve, manage, work, control, and superinted any roads, ways, tramways, railways, bridges, reservoirs, watercourses, aqueducts, warves, furnaces, saw-mill, crushing works, hydraulic works, electrical works, factories, warehouses, shops and other works and conveniences which may seem directly or indirectly conducive to any of the objects of the Company, and to contribute to, subsidise, or otherwise aid or take part in any such operations.

17.	To carry on the trades or businesses of manufacturers of blasting ballistic and pyrotechnic apparatus and other articles and things of a similar or analogous description or use or of and in the several components parts thereof.

18.	To carry on the trades or businesses of manufacturers of and dealers in explosives, ammunition, fireworks and other explosive products and accessories of all kinds and of whatsoever composition and whether for military, sporting, mining or industrial, purposes or for pyrotechnical display or for any other purpose.

19.	To carry on the business of manufacturers of every sort of missile, arm and weapon for warlike, sporting or other purposes.

20.	To carry on the business of waterproofers and manufacturers of India-rubber, leather, imitation leather, leather cloth, plastic, oil cloth, linoleum, tarpaulins, hospital sheetings and surgical bandages.

21.	To carry on the business of a water-works Company in all its branches and to sink wells and shafts and to make, build and construct, lay down and maintain dams, reservoirs, waterworks, cisterns, culverts, filterbeds, mains and other pipes and appliances and to execute and do all other acts and things necessary or convenient for obtaining, storing, selling, delivering, measuring, distributing and dealing in water.

22.	To purchase, take on lease or in exchange, or otherwise acquire, either absolutely or by lease, license, concession, grant or otherwise any lands, mines and mineral rights, easements, rights and privileges and licenses for mining in, or over any lands which may be acquired by the Company, and to lease out any such lands for building or agricultural use and to sell or otherwise dispose of the lands, mines and other property of the Company.

23.	To acquire by concession, grant, purchase, barter, lease, license or otherwise any tract or tracts of country, together with such, rights as may be agreed upon and granted by Government or the rulers or owners thereof, and to expend such sums of money as may be deemed requisite and advisable in the exploration, survey and, development thereof.

24.	To acquire by concession, grant, purchase, amalgamation, barter, lease, license or otherwise, either absolutely or conditionally and either solely or jointly with others any houses, lands, farms, quarries, water rights, way leaves and other works, privileges, rights and hereditaments and any machinery, plant, utensils, trademarks and other moveable, and immoveable property of any description.

25.	To acquire, provide and maintain hangars, garages, sheds, aerodromes and accommodation for or in relation to aerial conveyances.

26.	To carry on the business of railway, tramway, airway, omnibus, van, carriage and boat proprietors and carriers of passengers and goods by land, sea or air.

27.	To search for and to purchase or otherwise acquire from any government, state or authority any licenses, concessions, grants, decrees, rights, powers and privileges whatsoever which may seem to the Company capable of being turned to account, and in particular any water rights or concession, either for the purpose of obtaining motive power or otherwise and to work, develop, carry out, exercise and turn to account the same.

28.	To carry on the businesses of a General Electric Power and Supply Company and Gas Works Company in all their respective branches, and to construct, lay down, establish, fix and carry out all necessary power stations, cables, wires, lines accumulators, lamps and works and to generate, accumulate, distribute and supply electricity and gas and to light cities, towns, streets, docks, markets, theatres, buildings and places both public and private.

29.	To acquire the right to use or manufacture and to put up telegraphs, telephones, phonographs, dynamos, accumulators and all apparatus now known or which may hereafter be invented, in connection with the generation, accumulation, distribution, supply and employment of electricity, or any power that can be used as a substitute therefor, including all cables, wires or appliances for connecting apparatus at a distance with other apparatus, and including the formation of exchanges or centres.

30.	To carry on the business of electricians and electrical engineers, suppliers of electricity for the purposes of light, heat, motive power or otherwise, and manufacturers of and dealers in apparatus and things required for or capable of being used in connection with the generation, distribution, supply, accumulation and employment of electricity, galvanism, magnetism or otherwise.

31.	To deal with, manufacture and render saleable, coke, coal-tar, pitch, asphaltum, ammoniacal liquor, and other residual products obtained in the manufacture of gas.

32.	To construct, manufacture, and maintain works for holding, receiving and purifying gas, and all other buildings and works, meters, pipes, fittings, machinery, apparatus, and appliances convenient or necessary for the purposes of the Company.

33.	To manufacture, buy, sell, let on hire and deal in stoves, engines, and other apparatus and conveniences.

34.	To carry on the business of a telephone and telegraph Company, and in particular to establish work, manage, control and regulate telephone exchanges and works, and to transmit and facilitate the transmission of telephonic and telegraphic communications and messages.

35.	To construct, maintain, lay down, carry out, work, sell, let on hire and deal in telephonic and all kinds of works machinery apparatus conveniences and things capable of being used in connection with any of these objects and in particular any cables, wires, lines, stations, exchanges, reservoirs, accumulators, lamps, meters and engines.

36.	To carry on all or any of the business of lithographers, printers, publishers and stationers.

37.	To establish, provide, maintain and conduct or otherwise subsidise research laboratories and experimental workshops for scientific and technical research and experiments and to undertake and carry on all scientific, and technical researches, experiments, and tests of all kinds and to promote studies and research both scientific and technical, investigation and invention by providing, subsidising, endowing or assisting laboratories, workshops, libraries, lectures, meetings and conferences and by providing the remunerations of scientific or technical professors or teachers and by providing for the award of exhibitions, scholarships, prizes, grants and bursaries to students or independent students or otherwise and generally to encourage, promote and reward studies, researches, investigation, experiment, tests and invention of any kind that may be considered likely to assist any of the business which the Company is authorised to carry on.

38.	To erect, construct, enlarge, alter and maintain buildings and structures of every kind necessary or convenient for the Company’s business.

39.	To let out on hire all or any of the property of the Company whether immoveable or moveable including all and every description of apparatus or appliances, and to hold, use, cultivate, work, manage, improve, carry on and develop the undertaking land and immoveable and moveable property and assets of any kind of the Company or any part thereof.

40.	To purchase or by any other means acquire and protect prolong and renew, any patents, patent rights, brevets d’invention, licences, protections and concessions which may appear likely to be advantageous or useful to the Company, and to use and turn to account and manufacture under or grant licenses or privileges in respect of the same and to spend money in experimenting upon and testing and improving or seeking to improve any patent, inventions or rights which the Company may acquire or propose to acquire.

41.	To buy, sell, manufacture, refine, manipulate, import, export, and deal both wholesale and retail in commodities, substances, apparatus, articles and things of all kinds capable of being used or which can conveniently be dealt in by the Company in connection with any of its objects.

42.	To transact and carry on all kinds of agency business.

43.	To carry on any other trade whether manufacturing or otherwise which may seem to the Company capable of being carried on in connection with any of the Company’s objects or calculated directly or indirectly to enhance the value of or render profitable any of the Company’s properties or rights.

44.	To be interested in, promote and undertake the formation and establishment of such institutions, businesses or companies (industrial, agricultural, trading, manufacturing or other) as may be considered to be conducive to the profit and interest of the Company, and to carry on any other business, (industrial, agricultural, trading, manufacturing or other) which may seem to the Company capable of being conveniently carried on in connection with any of these objects or otherwise calculated directly or indirectly to render any of the Company’s properties or rights for the time being profitable, and also to acquire, promote, aid, foster, subsidise or acquire interests in any industry or undertaking.

45.	To enter into partnership or into any arrangement for sharing or pooling profits, amalgamation, union of interests, co-operation, joint adventure, reciprocal concessions or otherwise with any person, firm or company carrying on or engaged in or about to carry on or engage in any business or transaction which this Company is authorised to carry on or engage in, or any business undertaking or transaction which may seem capable of being carried on or conducted so as directly or indirectly to benefit this Company.

46.	To amalgamate with any Company or Companies.

(Alteration confirmed by an Order passed on the 15th January, 1971 by the Bombay High Court)

47.	To pay for any properties, rights or privileges acquired by the Company, either in shares of the Company or partly in shares and partly in cash, or otherwise.

48.	To pay all the costs, charges, and expenses of and incidental to the promotion, formation, registration and establishment of the Company and the issue of its capital including any underwriting or other commissions, brokers’ fees and charges in connection therewith, and to remunerate or make donations (by cash or other assets or by the allotment of fully or partly paid shares or by a call or option on shares, debentures, debenture stock or securities of this or any other company or in any other manner, whether out of the Company’s capital or profits or otherwise) to any person, firm or company for services rendered or to, be rendered in introducing any property or business to the Company or in placing or assisting to place or guaranteeing the subscription, of any shares, debentures, debenture stock or other securities of the Company, or in or about the formation or promotion of the Company or for any other reason which the Company may think proper.

49.	To draw, accept and make and to endorse, discount and negotiate promissory notes, hundies, bills of exchange, bills of lading and other negotiable or transferable instruments.

50.	To borrow or raise money or to receive money on deposit at interest, or otherwise in such manner as the Company may think fit, and in particular by the issue of debentures or debenture stock perpetual or otherwise including debentures or debenture stock convertible into shares of this Company, or perpetual annuities; and in security of any such money so borrowed, raised, or received, to mortgage, pledge or charge the whole or any part of the property, assets or revenue of the Company, present or future, including its uncalled capital by special assignment or otherwise or to transfer or convey the same absolutely or in trust and to give the lenders power of sale and other powers as may seem expedient; and to purchase, redeem, or payoff any such securities.

51.	To accumulate funds and to lend, invest or otherwise employ moneys belonging to or entrusted to the Company upon any shares, securities or investments upon such terms as may be thought proper and from time to time to vary such transactions in such manner as the Company may think fit.

52.	To invest moneys of the Company in any investments moveable or immoveable and vary such investments in such manner as may from time to time seem expedient and be determined.

53.	To sell and in any other manner deal with or dispose of the undertaking of the Company, or any part thereof, for such consideration as the Company may think fit, and in particular for shares, debentures and other securities of any other company having objects altogether or in part similar to those of the Company.

54.	To sell, improve, manage, work, develop, lease, mortgage, abandon or otherwise deal with all or any part of the property, rights and concessions of the Company.

55.	To guarantee the payment of money unsecured or secured by or payable under or in respect of promissory notes, bonds, debentures, debenture stock, contracts, mortgages, charges, obligations, instruments and securities of any company or of any authority, supreme, municipal, local or otherwise or of any person whomsoever, whether incorporated or not incorporated and generally to guarantee or become sureties for the performance of any contracts or obligations.

56.	To undertake and execute any trust the undertaking of which may seem to the Company desirable either gratuitously or otherwise.

57.	To provide for the welfare of employees or ex-employees of the Company and the wives and families or the dependents or connections of such persons by building or contributing to the building of houses, dwellings or chawls or by grants of money, pensions, allowances, bonus or other payments or by creating and from time to time subscribing or contributing to provident and other associations, institutions, funds or trusts and by providing or subscribing or contributing towards places of instruction and recreation, hospitals and dispensaries, medical and other attendance and other assistance as the Company shall think fit.

58.	To subscribe or otherwise to assist, support, endow or to guarantee money to charitable, benevolent, religious, scientific, national or other institutions, societies, clubs, funds or objects, which shall have any moral or other claim to support or aid by the Company either by reason of locality of operation or of public and general utility or otherwise.

59.	To adopt such means of making known the products of the Company as may seem expedient and in particular by advertising in the press, by circulars, by purchase and exhibition of works or art or interest, by publication of books and periodicals and by granting prizes, rewards and donations.

60.	To distribute any of the property of the Company amongst the members in specie or kind but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

61.	To dedicate, present or otherwise dispose of either voluntarily with or without consideration or for value, any property of the Company deemed to be of national, public or local interest, to any national trust, public body, museum, corporation, or authority or any trustees for or on behalf of any of the same or of the public.

62.	To appropriate, use or lay out land belonging to the Company for streets, parks, pleasure grounds, allotments, and other conveniences and to present any such land so laid out to the public or to any persons or company conditionally or unconditionally as the Company thinks fit.

63.	To aid pecuniarily or otherwise, any association body or movement having for an object the solution, settlement or surmounting of industrial or labour problems or troubles or the promotion of industry or trade.

64.	To do all or any of the above things and all such other things as are incidental or may be thought conducive to the attainment of the above objects or any of them in India or elsewhere in any other part of the world and as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others and so that the word “Company” in this Memorandum when applied otherwise than to this Company shall be deemed to include any authority, partnership or other body or persons, whether incorporated or not incorporated and the intention is that the objects set forth in each of the several paragraphs of this Clause shall have the widest possible construction and shall be in no wise limited or restricted by reference to or inference from the terms of any other paragraph of this Clause or the name of the Company.

IV.	The liability of the Members is limited.

V.	The Capital of the Company is Rs. 410,00,00,000/- divided into 41,00,00,000 Ordinary Shares of Rs. 10/- each.*

*Amended vide Court Order dated June 24, 2005, pursuant to Scheme of Reorganisation and Amalgamation of Tata Finance Limited with Tata Motors Limited.

We the several persons whose names and addresses are subscribed are desirous of being formed into a Company, in pursuance of this Memorandum of Association and respectively agree to take the number of shares in the Capital of the Company set opposite our respective names.

Dated this first day of September 1945.

Names of Subscribers	Address and Description of Subscribers	Number of Shares taken by each Subscriber	Witnesses
J. R. D. TATA	Director, Tata Sons Ltd., Bombay House, Bruce Street, Fort, Bombay	One	Witness to all signatures A. B. PARAKH Assistant to Director-in-Charge Tata Iron and Steel Company Ltd., Bombay House, Bruce Street Fort, Bombay
S.D.SAKLATVALA	Director, Tata Sons Ltd., Bombay House, Fort, Bombay	One
H. P. MODY	Do	One
A. D. SHROFF	Do	One
JOHN MATTHAI	Do	One
J. D. CHOKSI	Director, Tata Sons Ltd., Bombay House, Bruce Street, Fort, Bombay	One
R. D. LAM	Secretary, Tata Sons Ltd., Bombay House, Bruce Street, Fort, Bombay	One
K. M. MADAN	Secretary and Chief Accountant, Tata Iron & Steel Co. Ltd., Bombay House, Fort, Bombay	One

These Articles of Association were approved and adopted by the Company by Special Resolution at the Annual General Meeting held on 10th August 1961

ARTICLES OF ASSOCIATION
OF
TATA MOTORS LIMITED
TABLE A EXCLUDED
Table A not to apply but Company to be governed by these Articles	1.

The regulations contained in Table A, in the First Schedule to the Companies Act, 1956, shall not apply to this Company, but the regulations for the management of the Company and for the observance of the Members thereof and their representatives shall, subject to any exercise of the statutory powers of the Company in reference to the repeal or alteration of, or addition to, its regulations by Special Resolution, as prescribed by the said Companies Act, 1956, be such as are contained in these Articles.

INTERPRETATION
Interpretation Clause	2.	In the interpretation of these Articles the following expressions shall have the following meanings, unless repugnant to the subject or context:-
“The Act” or “the said Act”

“The Act” or “the said Act” means “The Companies Act, 1956” as amended up to date or other the Act or Acts for the time being in force, in India containing the provisions of the Legislature in relation to Companies.

“The Board” or “Board of Directors”

“The Board” or the “Board of Directors” means a meeting of the Directors duly called and constituted or as the case may be the Directors’ assembled at a Board, or the requisite number of Directors entitled to pass a Circular Resolution in accordance with these Articles.

“The Company” or “This Company”		“The Company” or “This Company” means “Tata Motors Limited”.

“Directors”		“Directors” means the Directors for the time being of the Company or as the case may be the Directors assembled at a Board.
“Dividend”		“Dividend” includes bonus.
Gender		Words importing the masculine gender also include the feminine gender.
“Month”		“Month” means a calendar month.
“Office”		“Office” means the Registered Office for the time being of the Company.
“Persons”		“Persons” includes corporations as well as individuals.
Plural number		Words importing the plural number also include the singular number.
“These presents” or “Regulations”		“These presents” or “Regulations” means these Articles of Association as originally framed or altered from time to time and includes the Memorandum where the context so requires.

“Seal”		“Seal” means the Common Seal for the time being of the Company.
Singular number		Words importing the singular number include the plural number.
“Writing”		“Writing” shall include printing and lithography and any other mode or modes of representing or reproducing words in a visible form.
Expressions in the Act to bear the same meaning in Articles		Subject as aforesaid any words or expression defined in the Act shall except where the subject or context forbids bear the same meaning in these Articles.

Marginal notes		The marginal notes hereto shall not affect the construction hereof.
TENURE OF OFFICE OF MANAGING AGENTS
Tenure of office of Managing Agents	2.A	All references whatsoever to Managing Agents, their powers, functions and duties under these Articles and under any agreement entered into by them with the Company, shall be applicable only if and so long as there are Managing Agents in accordance with the provisions of the law.

PRELIMINARY
Agreements entered into by the Company	3.	The Company has entered into the following Agreements:-
	(1)	An agreement dated the Twenty-seventh day of September One thousand nine hundred and forty-five and made between TATA SONS LTD, of the one part and the COMPANY of the other part
(a) for acquiring (through Tata Sons Ltd.) the Singhbhum Workshops situate at Tatanagar, Singhbhum in the Province of Bihar, belonging to the Government of India;
(b)

for obtaining a transfer from Tata Sons Ltd. to itself of the rights subject to the obligations of Tata Sons Ltd. contained in the arrangements made by that Company with the Government of India for the manufacture of locomotive boilers and locomotives at the said Singhbhum Workshops.

(2)

An agreement dated the Twenty-seventh day of September One thousand nine hundred and forty-five and made between the COMPANY of the one part and TATA SONS LTD., of the other part which Agreement provided for the appointment of Tata Sons Ltd., their successors and assigns as the Managing Agents of the Company.

The basis on which the Company was established was that the Company should enter into the said Agreements upon the terms therein set forth and should be bound by the conditions therein contained and accordingly it should be no objection to the said documents or any of them that Mr. Jehangir Ruttonji Dadabhoy Tata, Sir Hormusji Peroshaw Mody and Dr. John Matthai who were members and Directors of Tata Sons Ltd., were interested in the Agreements 1 and 2 above and in the consideration thereby conferred as Directors of the Company or that any person being interested in either or both of the said Agreements was or might be a promoter or a Director of the Company or stood in a fiduciary position towards the company or that in the circumstances the Directors did not constitute an independent Board and every member present or future shall be deemed to join the Company on this basis.

Copies of Memorandum and Articles of Association to be given to members	4.	Copies of the Memorandum of Association and these presents and other documents mentioned in Section 39 of the Act shall be furnished by the Company to any member at his request within 7 days of the requirement subject to the payment of a fee of Re. 1/-.
SOCIAL RESPONSIBILITIES OF THE COMPANY
Social Responsibilities of the Company	4A.	The Company shall have among its objectives the promotion and growth of the national economy through increased productivity, effective utilisation of material and manpower resources and continued application of modern scientific and managerial techniques in keeping with the national aspirations; and the Company, shall be mindful of its social and moral responsibilities to the consumers, employees, shareholders, society and the local community.
CAPITAL
SHARES
Capital	5.	*The Capital of the Company is as reflected in Clause V of the Memorandum of Association from time to time.

	6.	“DELETED”

	6A.	“DELETED”

	6B.	“DELETED”

	6C.	“DELETED”

	7.	The unclassified shares for the time being in the capital of the Company may be issued either with the sanction of the Company in General Meeting or by the Directors and upon such terms and conditions and with such right and privileges annexed thereto as by the General Meeting sanctioning the issue of such shares shall be directed and if no direction be given and in all other cases as the Directors shall determine; and in particular such shares may be issued with a preferential or qualified right to dividends and in distribution of the assets of the Company and any preference shares may be issued on the terms that they are or at the option of the Company are liable to be redeemed.

	*	Amended vide Court Order dated June 24, 2005, pursuant to Scheme of Re-organisation and amalgamation of Tata Finance Limited with Tata Motors Limited

Shares with non-voting rights	7A

In the event it is permitted by the Law to issue shares with non-voting rights attached to them, the Directors may issue such shares upon such terms and conditions and with such rights and privileges annexed thereto as thought fit and as may be permitted by the Law.

Shares under the control of the Directors	8.

Subject to the provisions of the Act and Article 64 and the other Articles, the shares in the capital of the Company for the time being (including any shares forming part of any increased capital of the Company) shall be under the control of the Directors who may allot or otherwise dispose of the same or any of them to such persons, in such proportion and on such terms and conditions and either at a premium or at par or (subject to compliance with the provisions of Section 79 of the Act) at a discount and at such times as they may from time to time, think fit and proper, and with full power with the sanction of the Company in General Meeting to give to any person the option to call for or be allotted shares of any class of the Company either at par or at a premium or subject as aforesaid at a discount such option being exercisable at such time and for such consideration as the Directors think fit.

Power of General Meeting to offer shares to such Company may resolve	9.

In addition to and without derogating from the powers for that purpose conferred on the Directors under Articles 7 and 8 and on the Company under Articles 7 and 8, the Company in general meeting may determine to issue further shares of the authorised but unissued capital of the Company and may determine that any shares (whether forming part of the original capital or of any increased capital of the Company) shall be offered to such persons (whether members or holders of debentures of the Company or not) in such proportions and on such terms and conditions and either at a premium or at par or, subject to compliance with the provisions of Section 79 of the Act, at a discount, as such general meeting shall determine and with full power to give to any person (whether a member or holder of debentures of the Company or not) the option to call for or be allotted shares of any class of the Company either at a premium or at par or (subject to compliance with the provisions of Section 79 of the Act) at a discount, such option being exercisable at such times and for such consideration as may be directed by such general meeting, or the Company in general meeting may make any other provision whatsoever for the issue, allotment or disposal of any shares. Subject to any direction given by general meeting as aforesaid, the provisions of Article 64 hereof shall apply to any issue of new shares.

Directors may allot shares as fully paid-up	10.

Subject to the provisions of the Act and these Articles, the Directors may allot and issue shares in the capital of the Company as payment or part payment for any property sold or transferred, goods or machinery supplied or for services rendered to the Company either in or about the formation or promotion of the Company or the conduct of its business and any shares which may be so allotted may be issued as fully paid or partly paid-up otherwise than in cash, and, if so issued, shall be deemed to be fully paid-up or partly paid-up shares as aforesaid.

Shares to be numbered Progressively and no share to be sub-divided	11.	The shares in the capital of the Company shall be numbered progressively according to their several denominations, and except in the manner hereinafter mentioned, no shares shall be sub-divided.
Acceptance of shares	12.

An application signed by or on behalf of an applicant for shares in the Company, followed by an allotment of any share therein, shall be an acceptance of shares within the meaning of these Articles, and every person who thus or otherwise accepts any shares and whose name is on the Register shall for the purpose of these Articles be a member.

Deposit and calls etc. to be a debt payable immediately	13.

The money (if any) which the Directors shall, on the allotment of any shares being made by them, require or direct to be paid by way of deposit, call or otherwise, in respect of any shares allotted by them, shall, immediately on the insertion of the name of the allottee in the Register of Members as the name or the holder of such shares, become a debt due to and recoverable by the Company from the allottee thereof, and shall be paid by him accordingly.

Instalments on shares to be duly paid	14.

If by the conditions of allotment of any share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment shall when due be paid to the Company by the person who for the time being and from time to time shall be the registered holder of the share or his legal representative.

Company not bound to recognise any interest in shares other than that of the registered holders	15.	Except as required by law no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way, to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share or any interest in any fractional part of a share, (or except only as by these Articles or as ordered by a Court of competent jurisdiction or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

		UNDERWRITING AND BROKERAGE
Commission for Placing shares, Debentures, etc.	16.

The Company may subject to the provisions of Section 76 and other applicable provisions (if any) of the Act at any time pay a commission to any person in consideration of his subscribing or agreeing to subscribe or his procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any shares in or debentures of the Company but so that the amount or rate of commission does not exceed in the case of shares 5% of the price at which the shares are issued and in the case of debentures 2 1/2% of the price at which the debentures. are issued. The commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or debentures or partly in the one way and partly in the other. The Company may also on any issue of shares or debentures pay such brokerage as may be lawful.

		CERTIFICATES
Certificates of Shares	17.	(a)

The certificates of title to shares shall be issued under the Seal of the Company which shall be affixed in the presence of and signed by (i) two Directors or persons acting on behalf of the Directors under a duly registered Power of Attorney; and (ii) the Secretary or some other person appointed by the Board for the purpose;

PROVIDED that, if the composition of the Board permits or if, at least one of the aforesaid two Directors shall be a person other than a Managing Director or Whole-time Director or, so long as the Company has Managing Agents, a person other than a Director appointed by the Managing Agents under Article 126 or a Director to whom Article 133 applies.

		A Director may sign a share certificate by affixing his signature thereon by means of any machine, equipment or other mechanical means such as engraving in metal or lithography.

PROVIDED ALWAYS that notwithstanding anything contained in this article the certificates of title to shares may be executed and issued in accordance with such other provisions of the Act or the Rules made thereunder, as may be in force for the time being and from time to time.

Members’ rights to certificates		(b)

Every member shall be entitled without payment to one certificate for all the shares of each class or denomination registered in his name or if the Directors so approve (upon paying such fee or fees or at the discretion of the Directors without payment of fees as the Directors may from time to time determine) to several certificates each for one or more shares of each class. Every certificate of shares shall specify the number and denoting numbers of the shares in respect of which it is issued and the amount paid thereon and shall be in such form as the Directors shall prescribe or approve.

Discretion to refuse sub-division or consolidation of certificates	17A.

Notwithstanding anything contained in Article 17, the Board may in its absolute discretion refuse applications for the sub-division or consolidation of share, debenture or bond certificates in denominations of less than the marketable lot except when sub-division or consolidation is required to be made to comply with a statutory provision or an order of a competent Court of law.

Limitation of time for issue of certificates	18.

The Company shall within three months after the allotment of any of its shares or debentures and within two months after the application for the registration of the transfer of any such shares or debentures complete and have ready for delivery the certificates of all shares and debentures allotted or transferred, unless the conditions of issue of the shares or debentures otherwise provided and the Company shall otherwise comply with the requirements of Section 113 and other applicable provisions (if any) of the Act.

As to issue of new certificate in place of one defaced, lost or destroyed	19.

If any certificate be worn out, defaced, torn or be otherwise mutilated or rendered useless from any cause whatsoever, or if there be no space on the back thereof for endorsement of transfers, then upon production thereof to the Directors they may order the same to be cancelled and may issue a new certificate in lieu thereof, and if any certificate be lost or destroyed, then upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors deem adequate being given, a new certificate in lieu thereof shall be given to the party entitled to such lost or destroyed certificate on payment, if any, of such sum not exceeding Re.1/- as the Directors may in their discretion determine. The Directors may in their discretion waive payment of such fee in the case of any certificate or certificates.

		CALLS
Board may make calls	20.	The Board of Directors may from time to time, but subject to the conditions hereinafter mentioned, make such calls as they think fit upon the members in respect of all moneys unpaid on the shares held by them respectively and not by the conditions of allotment thereof made payable at fixed times and each member shall pay the amount of every calls so made on him to the Company or where payable to a person other than the Company to the person and at the time or times appointed by the Directors. A call may be made payable by instalments.

Calls on shares of same class to be made on uniform basis	21.	Where after the commencement of the Act, any calls for future share capital are made on shares, such calls shall be made on a uniform basis on all shares falling under the same class. For the purposes of this Article, shares of the same nominal value on which different amounts have been paid-up shall not be deemed to fall under the same class.
Notice of call	22.

Fifteen days’ notice at the least of every call otherwise than on allotment shall be given specifying the time of payment and if payable to any person other than the Company the name of the person to whom the call shall be paid; provided that before the time for payment of such call the Directors may by notice in writing to the members, revoke the same.

Call to date from Resolution	23.

A call shall be deemed to have been made at the time when the resolution of the Board of Directors authorising such call was passed and may be made payable by the members whose names appear on the Register of Members on such date or at the discretion of the Directors on such subsequent date as shall be fixed by the Directors.

Directors may extend time	24.

The Directors may from time to time, at their discretion, extend the time fixed for the payment of any call; and may extend such time as to all or any of the members who from residence at a distance or other cause, the Director may deem entitled to such extension, but no member shall be entitled to such extension save as a matter of grace and favour.

Amount payable at fixed time or by instalments as calls	25.

If by the terms of issue of any share or otherwise any amount is made payable at any fixed time or by instalments at fixed times (whether on account of the amount of share or by way of premium) every such amount or instalment shall be payable as if it were a call duly made by the Board or Directors and of which due notice has been given and all the provisions herein contained in respect of calls shall relate to such amount or instalment accordingly.

When interest on call or instalment payable	26.

If the sum payable in respect of any call or instalment be not paid on or before the day appointed for payment thereof the holder for the time being or allottee of the share in respect of which a call shall have been made or the instalment shall be due shall pay interest on the same at such rate of interest as may be determined by the Directors from time to time from the day appointed for the payment thereof to the time of actual payment but the Directors may waive payment of such interest wholly or in part.

Judgement, Decree or partial payment not to preclude forfeiture	27.

Neither a judgment nor a decree in favour of the Company for calls or other moneys due in respect of any shares nor any part payment or satisfaction thereunder nor the receipt by the Company of a portion of any money which shall from time to time be due from any member in respect of any shares either by way of principal or interest nor any indulgence granted by the Company in respect of the payment of any money shall preclude the forfeiture of such shares as herein provided.

Proof on trial of suit for money due on shares	28.

Subject to the provisions of the Act and these Articles, on the trial or hearing of any action or suit brought by the Company against any member or his legal representative for the recovery of any money claimed to be due to the Company in respect of any shares it shall be sufficient to prove that the name of the member in respect of whose shares the money is sought to be recovered appears entered on the Register of Members as the holder of the shares in respect of which such money is sought to be recovered; that the resolution making the call is duly recorded in the minute book; and that notice of such call was duly given in pursuance of these presents; and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matter whatsoever but the proof of the matters aforesaid shall be conclusive evidence of the debt.

Payment in Anticipation of calls may carry Interest	29.

The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys due upon the shares held by him beyond the sums actually called for; and upon the moneys so paid in advance or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made the Company may pay interest at such rate as the member paying such sum in advance and the Directors agree upon and the Company may at any time repay the amount so advanced upon giving to such member three months’ notice in writing.

		FORFEITURE, SURRENDER AND LIEN
If call or Instalment not paid notice must be given	30.	If any member fails to pay the whole or any part of any call or instalment or any money due in respect of any shares either by way of principal or interest on or before the day appointed for the payment of the same the Directors may at any time thereafter during such time as the call or instalment or any part thereof or other moneys remain unpaid or a judgment or decree in respect thereof remains unsatisfied in whole or in part serve a notice on such member or on the person (if any) entitled to the share by transmission requiring him to pay such call or instalment or such part thereof or other moneys as remain unpaid together with any interest that may have accrued and all expenses (legal or otherwise) that may have been incurred by the Company by reason of such non-payment.

Terms of notice	31.	The notice shall name a day (not being less than 14 days from the date of the notice) on or before which such call instalment or such part or other moneys as aforesaid and such interest and expenses as aforesaid are to be paid and if payable to any person other than the Company the person to whom such payment is to be made. The notice shall also state that in the event of non-payment at or before the time and (if payable to any person other than the Company) to the person appointed the shares
		in respect of which the call was made or instalment is payable will be liable to be forfeited.

In default of payment, shares to be forfeited	32.	If the requirement of any such notice as aforesaid shall not be complied with, any of the shares in respect of which such notice has been given, may at any time thereafter before payment of all calls or instalments, interest and expenses or other moneys or dues in respect thereof, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in
		respect of the forfeited shares and not actually paid before the forfeiture.

Entry of forfeiture in Register of Members	33.	When any share shall have been so forfeited, an entry of the forfeiture with the date thereof shall be made in the Register of Members.

Forfeited shares to be property of the Company and may be sold etc.	34.	Any share so forfeited shall be deemed to be the property of the Company and may be sold, re-
allotted or otherwise disposed of either to the original holder thereof, or to any other person, upon
		such terms and in such manner as the Directors shall think fit.

Power to annul Forfeiture	35.	The Directors may at any time before any share so forfeited shall have been sold, re-allotted or otherwise disposed of annul the forfeiture thereof upon such conditions as they think fit.

Shareholder still liable to pay money owing at time of forfeiture and interest	36.	Any member whose shares have been forfeited shall notwithstanding the forfeiture, be liable to pay and shall forthwith pay to the Company all calls instalments interest expenses and other moneys owing upon or in respect of such shares at the time of the forfeiture together with interest thereon from the time of the forfeiture until payment at such rate of interest as may be determined by the
Directors from time to time and the Directors may enforce the payment of the whole or a portion thereof as if it were a new call made at the date of the forfeiture but shall not be under any
		obligation to do so.

Surrender of shares	37.	The Directors may subject to the provisions of the Act, accept a surrender of any share from or by any member desirous of surrendering on such terms as they think fit.

Company’s lien on shares	38.	The Company shall have no lien on its fully paid shares. In the case of partly paid-up shares the
Company shall have a first and paramount lien only for all moneys called or payable at a fixed time in respect of such shares. Any such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed the registration of a transfer of shares shall operate as a waiver of the Company’s lien, if any, on such shares. The Directors may at any time declare
		any shares to be wholly or in part exempt from the provisions of this Article.

As to enforcing lien by sale	39.	For the purpose of enforcing such lien the Directors may sell the shares subject thereto in such manner as they shall think fit, but no sale shall be made until such period as aforesaid shall have arrived and until notice in writing of the intention to sell shall have been served on such member or the person (if any) entitled by transmission to the shares and default shall have been made by him in payment, fulfilment or discharge of such debts, liabilities or engagements for seven days after such notice. To give effect to any such sale, the Board may authorise some person to transfer the shares sold to the purchaser thereof and the purchaser shall be registered as the holder of the shares comprised in any such transfer. Upon any such sale as aforesaid, the certificates in respect of the shares sold shall stand cancelled and become null and void and of no effect, and the Directors shall be entitled to issue a new certificate or certificates in lieu thereof to the purchaser or purchasers
		concerned.

Application of Proceeds of sale	40.	The net proceeds of any such sale after payment of the costs of such sale shall be applied in or towards the satisfaction of the debts, liabilities or engagements of such member and the residue (if
		any) paid to such member or the person (if any) entitled by transmission to the shares so sold.

Certificate of forfeiture	41.	A certificate in writing under the hands of two Directors, and countersigned by the Managing
Agents, that the call in respect of a share was made, and notice thereof given, and that default in payment of the call was made, and that the forfeiture of the share was made, by a resolution of the
Directors to that effect, shall be conclusive evidence of the fact stated therein as against all persons
		entitled to such share.

Title of Purchaser and Allottee of Forfeited shares	42.	The Company may receive the consideration, if any, given for the share on any sale, re-allotment or other disposition thereof and the person to whom such share is sold, re-allotted or disposed of may be registered as the holder of the share and he shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or other disposal of the share.

		TRANSFER AND TRANSMISSION OF SHARES

Register of Transfers	43.	The Company shall keep a book to be called the “Register of Transfers” and therein shall be fairly distinctly entered the particulars of every transfer or transmission of any share.

Form of Transfer	44.	Shares in the Company may be transferred by an instrument in writing in such form and by such procedure as may from time to time be prescribed by law. Subject thereto the Directors may prescribe a common form for instruments of transfer, which may from time to time be altered by the Directors.

		TATA MOTORS LlMITED

I,

Of                                                                                           in consideration of

The sum of Rupees

Paid to me by

                                    of

(hereinafter called “the Transferee”) do hereby transfer to the Transferee             share             (or shares) numbered                         in the undertaking called Tata Motors Limited, to hold unto the said Transferee his (or her) executors administrators and assigns subject to the several conditions on which I held the same immediately before the execution hereof, and I, the Transferee, do hereby agree to take the said share (or shares) and to be a member of the Company subject to the said conditions aforesaid.

		Signed this day of 19

		Witness: Signature(s).
		The Directors may from time to time alter or vary the form of such transfer.

Application for Transfer	45. (1)	An application for the registration of a transfer of the shares in the Company may be made either by the transferor or the transferee.

	(2)	Where the application is made by the transferor and relates to partly paid shares, the transfer shall not be registered unless the Company gives notice of the application to the transferee and the transferee makes no objection to the transfer within two weeks from the receipt of the notice.

	(3)	For the purposes of clause (2) above notice to the transferee shall be deemed to have been duly given if it is despatched by prepaid registered post to the transferee at the address given in the instrument of transfer and shall be deemed to have been duly delivered at the time at which it would have been delivered in the ordinary course of post.

To be executed by transferor and transferee	46.	Every such instrument of transfer shall be signed both by the transferor and transferee and the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register of Members in respect thereof.

Transfer not to be registered except on production of instrument of transfer	47.	The Company shall not register a transfer of shares in the Company unless a proper instrument of transfer duly stamped and executed by or on behalf of the transferor and by or on behalf of the transferee and specifying the name, address and occupation, if any, of the transferee, has been delivered to the Company along with the certificate relating to the shares, or if no such share certificate is in existence, along with the letter of allotment of the shares; Provided that where, on an application in writing made to the Company by the transferee and bearing the stamp required for an instrument of transfer, it is proved to the satisfaction of the Board of Directors that the instrument of transfer signed by or on behalf of the transferor and by or on behalf of the transferee has been lost, the Company may register the transfer on such terms as to indemnity as the Board may think fit; Provided further that nothing in this Article shall prejudice any power of the Company to register as shareholder any person to whom the right to any shares in the Company has been transmitted by operation of law.

Directors may refuse to register transfer	48.	Subject to the provisions of Section 111 of the Act, or any statutory modification thereof for the time being in force, the Directors may, at their absolute and uncontrolled discretion decline to register or acknowledge any transfer of shares and shall not be bound to give any reason for such refusal and in particular may so decline in respect of shares upon which the
Company has a lien or whilst any moneys in respect of the shares desired to be transferred or any of them remain unpaid or unless the transferee is approved by the Directors and such refusal shall not be affected by the fact that the proposed transferee is already a member. The registration of a transfer shall be conclusive evidence of the approval by the Directors of the transferee.

Notice of refusal to be given to transferor and transferee	49.	If the Company refuses to register the transfer of any share or transmission of any right therein, the Company shall within two months from the date on which the instrument of transfer or intimation of transmission was lodged with the Company send notice of refusal to the transferee and transferor or to the person giving intimation of the transmission, as the case may be, and thereupon the provisions of Section 111 of the Act or any statutory modification thereof for the time being in force shall apply.

Transfer by legal representative	50.	A transfer of a share in the Company of a deceased member thereof made by his legal representative shall, although the legal representative is not himself a member, be as valid as if he had been a member at the time of the execution of the instrument of transfer.

Custody of transfer	51.	The instrument of transfer shall after registration be retained by the Company and shall remain in its custody. All instruments of transfer which the Directors may decline to register shall on demand be returned to the persons depositing the same. The Directors may cause to be destroyed all transfer deeds lying with the Company after such period as they may determine.

Closure of transfer books	52.	The Directors shall have power on giving not less than seven days’ previous notice by advertisement as required by Section 154 of the Act to close the transfer books of the
Company for such period or periods of time not exceeding in the whole 45 days in each year but not exceeding 30 days at a time as to them may seem fit.

Title to shares of deceased holder	53.	The executors or administrators or a holder of a Succession Certificate in respect of the estate of a deceased member (whether European, Hindu, Mahomedan, Parsi or otherwise) not being one of two or more joint holders shall be the only person whom the Company will be bound to recognise as having any title to the shares registered in the name of such member and the Company shall not be bound to recognise such executors or administrators unless such executors or administrators shall have first obtained Probate or Letters of
Administration as the case may be, from a duly Constituted Court in India, provided that in any case where the Directors in their absolute discretion think fit, the Directors may dispense with production of Probate or Letters of Administration or Succession Certificate and under the next Article, register the name of any person who claims to be absolutely entitled to the shares standing in the name of a deceased member, as a member.

Registration persons entitled to shares otherwise than by transfer (Transmission Clause)	54.	Subject to the provisions of the Act and these Articles, any person becoming entitled to any share in consequence of the death, lunacy, bankruptcy or insolvency of any member or by any lawful means other than by transfer in accordance with these presents, may, with the consent of the Directors (which they shall not be under any obligation to give) upon producing such evidence that he sustains the character in respect of which he proposes to act under this Article or of his title as the Directors shall require either be registered as a member in respect of such shares or elect to have some person nominated by him and approved by the
Directors registered as a member in respect of such shares; Provided nevertheless that if such person shall elect to have his nominee registered he shall testify his election by executing in favour of his nominee an instrument of transfer in accordance with the provisions herein contained and until he does so he shall not be freed from any liability in respect of such shares. This Clause is herein referred to as the Transmission Clause.

Refusal to register nominee	55.	Subject to the provisions of the Act and these Articles, the Directors shall have the same right to refuse to register a person entitled by transmission to any shares or his nominee as if he were the transferee named in an ordinary transfer presented for registration.

Board may require evidence of transmission	56.	Every transmission of a share shall be verified in such manner as the Directors may require and the Company may refuse to register any such transmission until the same be so verified or until or unless an indemnity be given to the Company with regard to such registration which the Directors at their discretion shall consider sufficient, provided nevertheless that there shall not be any obligation on the Company or the Directors to accept any indemnity.

Fee on transfer or transmission	57.	A fee not exceeding Rupees two and fifty naye Paise per share may be charged in respect of the transfer or transmission to the same party of any number of shares of any class or denomination subject to such maximum on any one transfer or transmission as may from time to time be fixed by the Directors. Such maximum may be a single fee payable on any one transfer or on transmission of any number of shares of one class or denomination or may be on a graduated scale varying with the number of shares of any one class comprised in one transfer or transmission or may be fixed in any other manner as the Directors may in their discretion determine.

Company not liable for disregard of a notice prohibiting registration of transfer	58.	The Company shall incur no liability or responsibility whatever in consequence of their registering or giving effect to any transfer of shares made, or purporting to be made by any apparent legal owner thereof (as shown or appearing in the Register of Members) to the prejudice of persons having or claiming any equitable right, title or interest to or in the same shares notwithstanding that the Company may have had notice of such equitable right, title or interest or notice prohibiting registration of such transfer, and may have entered such notice or referred thereto in any book of the Company and the Company shall not be bound or required to regard or attend or give effect to any notice which may be given to them of any equitable right, title or interest, or be under any liability whatsoever for refusing or neglecting so to do though it may have been entered or referred to in some book of the Company but the Company shall nevertheless be at liberty to regard and attend to any such notice and give effect thereto, if the Directors shall so think fit.

		CONVERSION OF SHARES INTO STOCK

Conversion of shares into stock and reconversion	59.	The Company may, by ordinary resolution of the Company in General Meeting:–

		(a) convert any paid-up shares into stock;
		And

		(b) convert any stock into paid-up shares of any denomination.

Transfer of stock	60.	The holders of stock may transfer the same or any part thereof in the same manner as, and subject to the same regulations under which, the shares from which the stock arose might before the conversion have been transferred, or as near thereto as circumstances admit; Provided that the Board may, from time to time, fix the minimum amount of stock transferable, so however that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

Rights of stock holders	61.	The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, participation in profits, voting at meetings of the Company, and other matters, as if they held the shares from which the stock arose; but no such privilege or advantage (except dividends, participation in profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

Regulations	62.	Such of the regulations of the Company (other than those relating to share warrants), as are applicable to paid up shares shall apply to stock and the words “share” and “member” in those regulations shall include “stock” and “stockholder” respectively.

		INCREASE, REDUCTION AND ALTERATION IN CAPITAL

Increase of Capital	63.	(a) The Company may from time to time in General Meeting increase its share capital by the issue of new shares of such amount as it thinks expedient.

		(b) Subject to the provisions of the Act, the new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as by the General Meeting creating the same shall be directed and if no direction be given as the Directors shall determine; and in particular such shares may be issued with a preferential or qualified right to dividends and in distribution of assets of the Company and any Preference shares may be issued on the terms that they are or at the option of the Company are to be liable to be redeemed.

Rights of ordinary shareholders to further issue of capital	64.	Where it is proposed to increase the subscribed capital of the Company by allotment of further shares, then such further shares shall be offered to the persons who, at the date of the offer, are holders of the ordinary shares of the Company, in proportion, as nearly as circumstances admit, to the capital paid up on those shares at that date, and such offer shall be made in accordance with the provisions of Section 81 of the Act. Provided that notwithstanding anything hereinbefore contained, the further shares aforesaid may be offered to any persons, whether or not those persons include the persons who, at the date of the offer, are holders of the ordinary shares of the Company in any manner whatsoever:–

		(a) If a Special Resolution to that effect is passed by the Company in General Meeting, or

		(b)	Where no such Special Resolution is passed, if the votes cast (whether on a show of hands or on a poll as the case may be), in favour of the proposal contained in the Resolution moved in that General Meeting (including the casting vote, if any, of the Chairman) by members who, being entitled so to do, vote in person, or where proxies are allowed, by proxy, exceed the votes, if any, cast against the proposal by members so entitled and voting and the Central Government is satisfied on an application made by the Board of Directors in that behalf, that the proposal is most beneficial to the Company.

Same as original capital	65.	Except so far as otherwise provided by the conditions of issue or by these presents any capital raised by the creation of new shares shall be considered part of the original ordinary capital and shall be subject to the provisions herein contained with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, surrender, voting and otherwise.

Restrictions on purchase by Company of its own shares	66. (1)	The Company shall not have the power to buy its own shares unless the consequent reduction of capital is effected and sanctioned in pursuance of Article 68 or in pursuance of Sections 100 to 104 or Section 402 or other applicable provisions (if any) of the Act.

	(2)	Except to the extent permitted by Section 77 or other applicable provisions (if any) of the Act the Company shall not give whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise any financial assistance for the purpose, of or in connection with the purchase or subscription made or to be made by any person of or for any shares in the Company.

	(3)	Nothing in this Article shall affect the right of the Company to redeem any redeemable Preference shares issued under Article 63 or under Section 80 or other relevant provisions (if any) of the Act or of any previous Companies Law.

Buy-Back of Shares	66A.	Notwithstanding anything contained in these Articles, in the event it is permitted by law for a company to purchase its own shares or securities, the Board of Directors may, when and if thought fit, buy back such of the Company’s own shares or securities as it may think necessary, subject to such limits, upon such terms and conditions, and subject to such approvals, as may be permitted by law.

Provisions in case of redeemable Preference shares	67.	On the issue of redeemable Preferences shares under the provisions of Article 63 the following provisions shall take effect :-

		(a)	No such shares shall be redeemed except out of the profits of the Company which would otherwise be available for dividend or out of the proceeds of a fresh issue of shares made for the purposes of the redemption;

		(b)	No such shares shall be redeemed unless they are fully paid;

		(c)	The premium, if any, payable on redemption shall be provided for out of the profits of the Company or out of the Company’s share premium account, before the shares are redeemed;

		(d)	Where any such shares are redeemed otherwise than out of the proceeds of a fresh issue, there shall, out of profits which would otherwise have been available for dividend be transferred to a Reserve Account to be called “The Capital Redemption Reserve Account”, a sum equal to the nominal amount of the shares redeemed and the provisions of the Act relating to the reduction of the share capital of a Company shall except as provided under Section 80 of the Act or herein apply as if the Capital Redemption Reserve Account were paid up share Capital of the Company;

		(e)	Subject to the provisions of Section 80 of the Act and this Article the redemption of Preferences shares hereunder may be effected in accordance with the terms and conditions of their issue and failing that in such manner as the Directors may think fit.

Reduction of Capital	68.	The Company may from time to time by Special Resolution reduce its share capital in any way authorised by law and in particular may pay off any paid up share capital upon the footing that it may be called up again or otherwise and may if and so far as is necessary alter its Memorandum by reducing the amount of its share capital and of its shares accordingly.

Consolidations divisions and sub division	69.	The Company may in General Meeting alter the conditions of its Memorandum as follows :-

		(a)	Consolidate and divide all or any of its share capital into shares of larger amounts than its existing shares.

		(b)	Sub-divide its shares or any of them into shares of smaller amounts than originally fixed by the Memorandum subject nevertheless to be provisions of the Act and of these Articles.

		(c)	Cancel shares which at the date of such General Meeting have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Issue of further pari passu shares not to affect the right of shares already issued	70.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not unless otherwise expressly provided by the terms of the issue of the shares of that class be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

No issue with disproportionate right after 1st April, 1956	71.	The Company shall not after 1st April, 1956, issue any shares (not being Preference shares) which carry voting right or rights in the Company as to dividend, capital or otherwise which are disproportionate to the rights attached to the holders of other shares (not being Preference shares).

		MODIFICATION OF CLASS RIGHTS

Power to modify class rights	72.	If at any time the share capital by reason of the issue of Preference shares or otherwise, is divided into different classes of shares, all or any of the rights and privileges attached to each class may, subject to the provisions of Sections 106 and 107 of the Act, and whether or not the Company is being wound up, be varied modified abrogated or dealt with, with the consent in writing of the holders of not less than three-fourths of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the issued shares of that class and all the provisions contained in these Articles as to General Meetings (including the provisions relating to quorum at such meetings) shall mutatis mutandis apply to every such meeting. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly prohibited by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu herewith.

		JOINT – HOLDERS

Joint-holders	73.	Where two or more persons are registered as the holders of any share they shall be deemed to hold the same as joint-tenants with benefits of survivorship subject to the following and other provisions contained in these Articles :-

Company may refuse to register more than six persons		(a)	The Company shall be entitled to decline to register more than six persons as the joint-holders of any share.

Joint and several Liability for all payments in respect of shares		(b)	The joint-holders of any share shall be liable severally as well as jointly for and in respect of all calls and other payments which ought to be made in respect of such share.

Title of survivors		(c)	On the death of any such joint-holder the survivor or survivors shall be the only person or persons recognised by the Company as having any title to the share but the Directors may require such evidence of death as they may deem fit and nothing herein contained shall be taken to release the estate of a deceased joint-holder from any liability on shares held by him jointly with any other person.

Receipts of one sufficient		(d)	Any one of such joint-holders may give effectual receipts of any dividends or other moneys payable in respect of such share.

Delivery of certificate and giving of notice to first named holders		(e)	Only the person whose name stands first in the Register of Members as one of the joint-holders of any share shall be entitled to delivery of the certificate relating to such share or to receive documents (which expression shall be deemed to include all documents served on or sent to such person) shall be deemed service on all the joint-holders.

Votes of Joint-holders		(f)	Any one of two or more joint-holders may vote at any meeting either personally or by attorney duly authorised under a power of attorney or by proxy in respect of such share as if he were solely entitled thereto and if more than one of such joint-holders then that one of such persons so present whose name stands first or higher (as the case may be) on the register in respect of such share shall alone be entitled to vote in respect thereof but the other or others of the joint-holders shall be entitled to be present at the meeting; Provided always that a joint-holder present at any meeting personally shall be entitled to vote in preference to a joint-holder present by an attorney duly authorised under power of attorney or by proxy although the name of such joint-holder present in respect of such shares. Several executors or administrators of a deceased member in whose (deceased member’s) sole name any share stands shall for the purposes of this sub-clause be deemed joint-holders.

		DEMATERIALISATION OF SECURITIES

Definitions	73A. 1.	For the purpose of this Article :-
			‘Beneficial Owner’ means a person or persons whose name is recorded as such with a depository; ‘SEBI’ means the Securities and Exchange Board of India; ‘Depository’ means a company formed and registered under the Companies Act, 1956, and which has been granted a certificate of registration to act as a depository under the Securities and Exchange Board of India Act, 1992; and ‘Security’ means such security as may be specified by SEBI from time to time.

Dematerialisation of Securities	2.	Notwithstanding anything contained in these Articles, the Company shall be entitled to dematerialise its securities and to offer securities in a dematerialised form pursuant to the Depositories Act, 1996.

Options for investors	3.	Every person subscribing to securities offered by the Company shall have the option to receive security certificates or to hold the securities with a depository. Such a person who is the beneficial owner of the securities can at any time opt out of a depository, if permitted by the law, in respect of any security in the manner provided by the Depositories Act, and the Company shall, in the manner and within the time prescribed, issue to the beneficial owner the required Certificate of Securities.

		If a person opts to hold his security with a depository, the Company shall intimate such depository the details of allotment of the security, and on receipt of the information, the depository shall enter in its record the name of the allottee as the beneficial owner of the security.

Securities in depositories to be in fungible form	4.	All securities held by a depository shall be dematerialised and be in fungible form. Nothing contained in Sections 153, 153A, 153B, 187B, 187C and 372 of the Act shall apply to a depository in respect of the securities held by it on behalf of the beneficial owners.

Rights of depositories and beneficial owners	5.	A	Notwithstanding anything to the contrary contained in the Act or these Articles, a depository shall be deemed to be the registered owner for the purposes of effecting transfer of ownership of security on behalf of the beneficial owner.

		B	Save as otherwise provided in (a) above, the depository as the registered owner of the securities shall not have any voting rights or any other rights in respect of the securities held by it.

		C	Every person holding securities of the Company and whose name is entered as the beneficial owner in the records of the depository shall be deemed to be a member of the Company. The beneficial owner of securities shall be entitled to all the rights and benefits and be subject to all the liabilities in respect of his securities which are held by a depository.

Service of documents	6.	Notwithstanding anything in the Act or these Articles to the contrary, where securities are held in a depository, the records of the beneficial ownership may be served by such depository on the Company by means of electronic mode or by delivery of floppies or discs.

Transfer of Securities	7.	Nothing contained in Section 108 of the Act or these Articles shall apply to a transfer of securities effected by a transferor and transferee both of whom are entered as beneficial owners in the records of a depository.

Allotment of Securities dealt with in a depository	8.	Notwithstanding anything in the Act or these Articles, where securities are dealt with by a depository, the Company shall intimate the details thereof to the depository immediately on allotment of such securities.

Distinctive numbers of Securities held in a depository	9.	Nothing contained in the Act or these Articles regarding the necessity of having distinctive numbers for securities issued by the Company shall apply to securities held with a depository.

Register and Index of beneficial owners	10	The Register and Index of beneficial owners maintained by a depository under the Depositories Act, 1996, shall be deemed to be the Register and Index of Members and Security holders for the purposes of these Articles.

		BORROWING POWERS

Power to Borrow	74.	Subject to the provisions of the Act and these Articles and without prejudice to the other powers conferred by these Articles the Directors shall have the power from time to time at their discretion to borrow any sum or sums of money for the purposes of the Company provided that the total amount borrowed at any time together with the money already borrowed by the Company (apart from temporary loans obtained from the Company’s Bankers in the ordinary course of business) shall not without the consent of the Company in General Meeting exceed the aggregate of the paid-up capital of the Company and its free reserves that is to say reserves not set apart for any specific purpose.

Conditions on which money may be borrowed	75.	Subject to the provisions of the Act and these Articles the Directors may raise and secure the payment of such sum or sums in such manner and upon such terms and conditions in all respects as they think fit and in particular by the issue of bonds, perpetual or redeemable debentures or debenture-stock, or any mortgage or charge or other security on the undertaking of the whole or any part of the property of the Company (both present and future) including its uncalled capital for the time being.

Bonds, debentures etc. to be subject to control of Directors	76.	Any bonds, debentures, debenture-stock or other securities issued or to be issued by the Company shall be under the control of the Directors who may issue them upon such terms and conditions and in such manner and for such consideration as they shall consider to be for the benefit of the Company.

Securities may be assignable free from equities	77.	Debentures, debenture-stock, bonds or other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

Issue at discount etc. or with special privileges	78.	Subject to the provisions of the Act and these Articles, any bonds, debentures, debenture-stock or other securities may be issued at a discount, premium or otherwise and with any special privileges and conditions as to redemption, surrender, drawings, allotment of shares, attending and voting at General Meetings, appointment of Directors and otherwise; Provided that an option to call for or be allotted shares of the Company or a privilege of voting at General Meetings of the Company otherwise than when any interest is in arrears shall not be attached to any such bonds, debentures, debenture-stock or other securities except with the sanction of the Company in General Meeting.

Mortgage of uncalled capital	79.	If any uncalled capital of the Company is included in or charged by any mortgage or other security the Directors shall subject to the provisions of the Act and these Articles make calls on the members in respect of such uncalled capital in trust for the person in whose favour such mortgage or security is executed or if permitted by the Act may by instrument under the Seal authorise the person in whose favour such mortgage or security is executed or any other person in trust for him to make calls on the members in respect of such uncalled capital and the provisions hereinbefore contained in regard to calls shall mutatis mutandis apply to calls made under such authority and such authority may be made exercisable either conditionally or unconditionally and either presently or contingently and either to the exclusion of the Directors’ power or otherwise and shall be assignable if expressed so to be.

Indemnity may be given	80.	Subject to the provisions of the Act and these Articles if the Directors or any of them or any other person shall incur or be about to incur any liability whether as principal or surety for the payment of any sum primarily due from the Company the Directors may execute or cause to be executed any mortgage charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Directors or person so becoming liable as aforesaid from any loss in respect of such liability.

GENERAL MEETINGS CONVENING MEETINGS

Annual General Meetings	81. (1)	The Company shall, in addition to any other meetings, hold a general meeting (herein called an “Annual General Meeting”) at the intervals and in accordance with the provisions herein specified. The Annual General Meeting of the Company shall be held within six months after the expiry of each financial year; Provided however, that if the Registrar of Companies shall have for any special reason extended the time within which any Annual General Meeting shall be held by a further period not exceeding three months, the Annual General Meeting may be held within the additional time fixed by the Registrar. Except in the cases where the Registrar has given an extension of time as aforesaid for holding any Annual General Meeting not more than fifteen months shall elapse between the date of one Annual General Meeting and that of the next.

	(2)	Every Annual General Meeting shall be called for a time during business hours and on such day (not being a public holiday) as the Directors may from time to time determine and it shall be held either at the registered office of the Company or at some other place within the City of Bombay. The notice calling the meeting shall specify it as the Annual General Meeting.

Extraordinary General Meeting	82.	All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

Directors may call Extraordinary General Meeting	83.	The Board of Directors may call an Extraordinary General Meeting whenever they think fit.

Calling of Extraordinary General Meeting on requisition	84. (1)	The Board of Directors shall, on the requisition of such number of members of the Company as hold in regard to any matter at the date of deposit of the requisition, not less than one-tenth of such of the paid up capital of the Company as at that date carries the right of voting in regard to that matter, forthwith proceed duly to call an Extraordinary General Meeting of the Company and the provisions of Section 169 of the Act (including the provisions below) shall be applicable.

	(2)	The requisition shall set out the matters for the consideration of which the meeting is to be called, shall be signed by the requisitionists, and shall be deposited at the registered office of the Company.

	(3)	The requisition may consist of several documents in like form, each signed by one or more requisitionists.

	(4)	Where two or more distinct matters are specified in the requisition, the provisions of Clause (1) above shall apply separately in regard to each such matter; and the requisition shall accordingly be valid only in respect of those matters in regard to which the condition specified in that Clause is fulfilled.

	(5)	If the Board of Directors does not, within twenty-one days from the date of the deposit of a valid requisition in regard to any matters, proceed duly to call a meeting for the consideration of those matters on a day not later than forty-five days from the date of the deposit of the requisition, the meeting may be called by the requisitionists themselves or by such of the requisitionists as represent either a majority in value of the paid up share capital held by all of them or not less than one-tenth of such of the paid up share capital of the Company as is referred to in Clause (1) above whichever is less.

	(6)	A meeting called under Clause (5) above by the requisitionists or any of them shall be called in the same manner, as nearly as possible, as that in which meetings are to be called by the Board, but shall not be held after the expiration of three months from the date of the deposit of the requisition.

	(7)	Any reasonable expense incurred by the requisitionists by reason of the failure of the Board duly to call a meeting shall be repaid to the requisitionists by the Company; and any sum repaid shall be retained by the Company out of any sums due or to become due from the Company by way of fees or other remuneration for their services to such of the Directors as were in default.

Notice of Meeting	85 (1)	A General Meeting of the Company may be called by giving not less than 21 days’ notice in writing.

	(2)	However, a General Meeting may be called after giving shorter notice than 21 days, if the consent is accorded thereto:

(i) In the case of an Annual General Meeting, by all the members entitled to vote thereat; and

(ii) In the case of any other meeting, by members of the Company holding not less than 95% of such part of the paid up share capital of the Company as gives a right to vote at that meeting.

PROVIDED that where any members of the Company are entitled to vote only on some Resolution or Resolutions to be moved at the meeting and not on the others, those members shall be taken into account for the purpose of this Clause in respect of the former Resolution or Resolutions but not in respect of the latter.

Contents of Notice	86. (1)	Every notice of a meeting of the Company shall specify the place, date and hour of the meeting, and shall contain a statement of the business to be transacted thereat.

(2)

In every notice there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of himself, and that a proxy need not be a member of the Company.

Special Business	87. (1)		In the case of an Annual General Meeting all business to be transacted at the meeting shall be deemed special with the exception of business relating to :–

		(i)	the consideration of the Accounts, Balance Sheet and Profit and Loss Account and the Report of the Board of Directors and of the Auditors;

		(ii)	the declaration of dividend;

		(iii)	the appointment of Directors in the place of those retiring;

		(iv)	the appointment of and the fixing of the remuneration of the Auditors.

	(2)		In the case of any other meeting all business shall be deemed special.

	(3)		Where any item of business to be transacted at the meeting is deemed to be special as aforesaid, there shall be annexed to the notice of the meeting a statement setting out all material facts concerning each such item of business including in particular, the nature of the concern or interest, if any, therein of every Director and of the Managing Agents.

			Provided, however, that where any item of special business as aforesaid to be transacted at a Meeting of the Company relates to, or any other company, the extent of shareholding interest in that company of every Director and the Managing Agent of the Company shall also be set out in the explanatory statement, if the extent of such shareholding interest is not less than 20 percent of the paid-up share capital of that other company.

	(4)		Where any item of business to be transacted at the meeting of the Company consists of according the approval of the meeting to any document, the time and place where the document can be inspected shall be specified in the explanatory statement.

Service of Notice	88.		Notice of every meeting shall be given to every member of the Company in any manner authorised by sub-sections (1) to (4) of Section 53 of the Act and by these Articles. It shall be given to the persons entitled to a share in consequence of the death or insolvency of a member, by sending it through the post in a pre-paid letter addressed to them by name, or by the title of the representatives of the deceased, or assignees of the insolvent, or by any like description, at the address, if any, in India supplied for the purpose by the persons claiming to be so entitled, or until such an address has been so supplied, by giving the notice in any manner in which it might have been given if the death or insolvency had not occurred; Provided that where the notice of a meeting is given by advertising the same in a newspaper circulating in the neighbourhood of the registered office of the Company under sub-section (3) of Section 53 of the Act, the explanatory statement need not be annexed to the notice as required by Section 173 of the said Act, but it shall be mentioned in the advertisement that the statement has been forwarded to the members of the Company.

Notice to be given to the Auditors	89.		Notice of every meeting of the Company shall be given to the Auditor or Auditors for the time being of the Company, in any manner authorised by Section 53 in the case of any member or members of the Company.

As to omission to give Notice	90.		The accidental omission to give notice of any meeting to or the non-receipt of any notice by, any member or other person to whom it should be given shall not invalidate the proceedings at the meeting.

Resolution requiring Special Notice	91. (1)		Where, by any provision contained in the Act or in these Articles special notice is required of any resolution, notice of the intention to move the resolution shall be given to the Company not less than fourteen days before the meeting at which it is to be moved, exclusive of the day on which the notice is served or deemed to be served and the day of the meeting.

	(2)		The Company shall, immediately after the notice of the intention to move any such resolution has been received by it, give its members notice of the resolution in the same manner as it gives notice of the meeting, or if that is not practicable, shall give them notice thereof either by advertisement in a newspaper having an appropriate circulation or in any other mode allowed by the Articles not less than seven days before the meeting.

			PROCEEDINGS AT GENERAL MEETING

Quorum at General Meeting	92.		Five members entitled to vote and present in person shall be a quorum for a General Meeting and no business shall be transacted at any General Meeting unless the quorum requisite be present at the commencement of the business.

Proceedings when quorum not present	93.		If within half an hour after the time appointed for the holding of a General Meeting a quorum be not present the meeting if convened on the requisition of shareholders shall be dissolved and in every other case shall stand adjourned to the same day in the next week at the same time and place or to such other day, time and place as the Directors may by notice to the shareholders appoint. If at such adjourned meeting a quorum be not present those members present shall be a quorum and may transact the business for which the meeting was called.

Business at Adjourned meetings	94.		No business shall be transacted at any adjourned meeting other than business which might have been transacted at the meeting from which the adjournment took place.

Chairman of Directors or Deputy Chairman, or Vice- Chairman or a Director to be Chairman of General Meeting	95. (1)	The Chairman of the Board of Directors shall if willing, preside as Chairman at every General Meeting, whether Ordinary or Extraordinary, but if there be no such Chairman, or in case of his absence or refusal, the Deputy Chairman or Vice-Chairman of the Board of Directors shall, if willing, preside as Chairman at such meeting and if there be no such Deputy Chairman or Vice-Chairman, or in case of his absence or refusal, some one of the Directors present shall be chosen to be the Chairman of the meeting.
In case of their absence or refusal a member may act	(2)	If at any meeting a quorum of members shall be present, and the Chair shall not be taken by the Chairman of the Board or by the Deputy Chairman or the Vice-Chairman or by a Director at the expiration of half an hour from the time appointed for holding the meeting or if before the expiration of that time all the Directors shall decline to take the chair, the members present shall choose one of their own number to be Chairman of the meeting.
Business confined to election of Chairman whilst chair vacant	96. (1)	No business shall be discussed at any General Meeting whilst the chair is vacant except the election of a Chairman.
	(2)

If a poll is demanded on the election of the Chairman, it shall be taken forthwith in accordance with the provisions of the Act and these Articles, the Chairman so elected on a show of hands exercising all the powers of the Chairman under the Act and these Articles.

	(3)	If some other person is elected Chairman as a result of the poll he shall be Chairman for the rest of the meeting.
Chairman with consent may adjourn meeting	97.	The Chairman with the consent of any meeting at which a quorum is present, may adjourn any meeting from time to time and from place to place in Bombay.
Notice to be given where a meeting adjourned for 30 days or more	98.	When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
What would be the evidence of the passing of resolution where poll not demanded	99.	At any General Meeting, a resolution put to the vote of the meeting shall unless a poll is demanded, be decided on a show of hands. A declaration by the Chairman that on a show of hands a resolution has or has not been carried, or has or has not been carried either unanimously or by a particular majority, and an entry to that effect in the books containing the minutes of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes cast in favour of or against such resolution.
Demand for poll	100.

Before or on the declaration of the result of the voting on any resolution on a show of hands, a poll may be ordered to be taken by the Chairman of the Meeting of his own motion and shall be ordered to be taken by him on a demand made in that behalf by any member or members present in person or by proxy and holding shares in the Company which confer a power to vote on the resolution not being less than one-tenth of the total voting power in respect of the resolution, or on which an aggregate sum of not less than fifty thousand rupees has been paid up. The demand for a poll may be withdrawn at anytime by the person or persons who make the demand.

Time and manner of taking poll	101.

A poll demanded on any question (other than the election of the Chairman or on a question of adjournment which shall be taken forthwith) shall be taken at such place in Bombay and at such time not being later than forty-eight hours from the time when the demand was made, as the Chairman may direct. Subject to the provisions of the Act the Chairman of the Meeting shall have power to regulate the manner in which a poll shall be taken and the result of the poll shall be deemed to be the decision of the meeting on the resolution on which the poll was taken.

Scrutineers at poll	102.

Where a poll is to be taken, the Chairman of the meeting shall appoint two scrutineers to scrutinise the votes given on the poll and to report thereon to him. The Chairman shall have power, at any time before the result of the poll is declared, to remove a scrutineer from office and to fill vacancies in the office of scrutineers arising from such removal or from any other cause. Of the two scrutineers appointed under this Article, one shall always be a member (not being an officer or employee of the Company) present at the meeting, provided such a member is available and willing to be appointed.

Demand for poll not to prevent transaction of other business	103.	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question of on which the poll has been demanded.

Motion how decided in case of equality of votes	104.

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall be entitled to a casting vote in addition to his own vote or votes to which he may be entitled as a member.

Reports, Statements and Registers to be laid on the table	105.

At every Annual General Meeting of the Company there shall be laid on the table the Directors’ Report and audited Statement of Accounts, Auditors’ Report (if not already incorporated in the audited Statement of Accounts), the Proxy Register with proxies and the Register of Directors’ and Managing Agents’ holdings maintained under Section 307 of the Act. The Auditors’ Report shall be read before the Company in General Meeting and shall be open to inspection by any member of the Company.

Registration of certain Resolutions and Agreements	106.

A copy of each of the following resolution (together with a copy of the Statement of material facts annexed under Section 173 to the notice of the meeting in which such resolution has been passed) or agreements shall, within thirty days after the passing or making thereof be printed or typewritten and duly certified under the signature of an officer of the Company and filed with the Registrar:–

	(a)	special resolutions;
	(b)

resolutions which have been agreed to by all the members of the Company but which, if not so agreed to, would not have been effective for their purposes unless they had been passed as special resolutions;

	(c)	resolutions of the Board or agreements relating to the appointment, re-appointment or the renewal of the appointment or variations of the terms of appointment of a Managing Director;
	(d)

any agreement relating to the appointment, re-appointment or renewal of the appointment of a managing agent or secretaries and treasurers for the Company, or varying the terms of any such agreement, executed by the Company;

	(e)

resolutions or agreements which have been agreed to by all the members of any class of shareholders but which, if not so agreed to, would not have been effective for their purpose unless they had been passed by some particular majority or otherwise in some particular manner; and all resolutions or agreements which effectively bind all the members of any class of shareholders though not agreed to by all those members;

	(f)	resolutions requiring the Company to be wound up voluntarily passed in pursuance of sub-section (1) of Section 484 of the Act;
	(g)

resolutions passed by the Company according consent to the exercise by its Board of Directors of any of the powers under clause (a), clause (d) and clause (e) of sub-section (1) of Section 293 of the Act; and

	(h)	resolutions passed by the Company approving the appointment of sole selling agents under Section 294 of the Act.

A copy of every resolution which has the effect of altering the Articles of Association of the Company and a copy of every Agreement referred to in the above sub-clauses (c), (d) and (e) shall be embodied in and annexed to every copy of the Articles issued after the passing of the resolution or the making of the Agreement.

Minutes of General Meetings	107.

The Company shall cause minutes of all proceedings of every General Meeting to be kept in accordance with the provisions of Section 193 of the Act, by making within thirty days of the conclusion of each such meeting entries thereof in books kept for that purpose with their pages consecutively numbered. Each page of every such book shall be initialled or signed and the last page of the record of proceedings of each meeting in such books shall be dated and signed by the Chairman of the same meeting within the aforesaid period of thirty days or in the event of the death or inability of that Chairman within that period, by a Director duly authorised by the Board for that purpose. In no case the minutes of the proceedings of a meeting shall be attached to any such book as aforesaid by pasting or otherwise. Any such minutes kept as aforesaid shall be evidence of the proceedings recorded therein.

Inspection of minute books of General Meetings	108.

The book containing the aforesaid minutes shall be kept at the registered office and be open during business hours to the inspection of any member without charge subject to such reasonable restriction as the Company may by these Articles or in General Meeting impose in accordance with Section 196 of the Act. Any member shall be entitled to be furnished within seven days after he has made a request in that behalf to the Company with a copy of the minutes on payment of such amount for such number of words required to be copied as may be prescribed by the Government from time to time.

Publication of reports of proceedings of General Meetings	109.	No report of the proceedings of any General Meeting of the Company shall be circulated or advertised at the expense of the Company unless it includes the matters required by these Articles of Section 193 of the Act to be contained in the minutes of the proceedings of such meeting.

		VOTES OF MEMBERS
Votes may be given by proxy or attorney	110.	Subject to the provisions of the Act and these Articles, votes may be given either personally or by an attorney or by proxy or in the case of a body corporate also by a representative duly authorised under Section 187 of the Act and Article 112.

Number of votes to which Members entitled	111. (1)	Subject to the provisions of the Act and these Articles upon show of hands every member entitled to vote and present in person (including a body corporate present by a representative duly authorised in accordance with the provisions of Section 187 of the Act and Article 112) or by attorney or in the case of a body corporate by proxy shall have one vote.

	(2)	Subject to the provisions of the Act and these Articles, upon a poll every member entitled to vote and present in person (including a body corporate present as aforesaid) or by attorney or by proxy shall be entitled to vote and shall have the following voting rights:–

		(a) In respect of every Ordinary Share (whether fully paid or partly paid) his voting right shall be in the same proportion as the capital paid up on such Ordinary Share bears to the total paid-up ordinary capital of the Company;

		(b) In respect of every fully paid Preference Share his voting right share be equal to the voting right for a fully paid Ordinary Share.

		(c) In respect of every fully paid ‘A’ Preference Shares, his voting right shall be as provided in clause (b) of Article 6A(1).

No voting by proxy on show of hands	112.	No member not personally present shall be entitled to vote on a show of hands unless such member is present by attorney or unless such member is a body corporate present by a representative duly authorised under Section 187 of the Act or by a proxy in which case such attorney or representative or proxy may vote on a show of hands as if he were a member of the Company.

Votes in respect of shares of deceased or insolvent members	113.	Any person entitled under the Transmission Clause (Article 54 hereof) to transfer any shares may vote at any General Meeting in respect thereof as if he was the registered holder of such shares provided that at least forty-eight hours before the time of holding the meeting or adjourned meeting as the case may be at which he proposes to vote he shall satisfy the Directors of his right to transfer such shares unless the Directors shall have previously admitted his right to vote at such meeting in respect thereof.

No member to vote unless calls are paid up	114.	Subject to the provisions of the Act no member shall be entitled to be present or to vote at any General Meeting either personally or by proxy or attorney or as a proxy or attorney for any other member or be reckoned in whilst any call or other sum shall be due and payable to the Company in respect of any of the shares of such member.

Rights of member to use his votes differently	115.	On a poll taken at a meeting of the Company, a member entitled to more than one vote, or his proxy, or other person entitled to vote for him, as the case may be, need not, if he votes, use all his votes or cast in the same way all the votes he uses.

Proxies	116.	Any member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person (whether a member or not) as his proxy to attend and vote instead of himself; but a proxy so appointed shall not have any right to speak at the meeting.

Appointment of proxy	117.	Every proxy shall be appointed by an instrument in writing signed by the appointor or his attorney duly authorised in writing, or, if the appointor is a body corporate, be under its seal or be signed by an officer or an attorney duly authorised by it.

Deposit of instrument of appointment	118. (1)	The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof shall be deposited at the office of the Company not less than forty-eight hours before the time of holding the meeting at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution except in the case of adjournment of any meeting first held previously to the expiration of such time. An attorney shall not be entitled to vote unless the power of attorney or other instrument appointing him or notarially certified copy thereof has either been registered in the records of the Company at any time not less than forty-eight hours before the time for holding the meeting at which the attorney proposes to vote or is deposited at the office of the Company not less than forty-eight hours before the time fixed for such meeting as aforesaid. Notwithstanding that a power of attorney or other authority has been registered in the records of the Company, the Company may by notice in writing addressed to the member or the attorney given at least fourteen days before the meeting require him to produce the original power of attorney or authority and unless the same is thereon deposited with the Company not less than forty-eight hours before the time fixed for the meeting the attorney shall not be entitled to vote at such meeting unless the Directors in their absolute discretion excuse such non-production and deposit.

Inspection of proxies	(2)	Every member entitled to vote at a meeting of the Company according to the provisions of these Articles on any resolution to be moved thereat shall be entitled during the period beginning twenty-four hours before the time fixed for the commencement of the meeting and ending with the conclusion of the meeting, to inspect the proxies lodged, at any time during the business hours of the Company provided not less than three days’ notice in writing of the intention so to inspect is given to the Company.

Form of proxy	119.	An instrument appointing a proxy shall be in the following form, or shall contain words to the following effect :–

		TATA MOTORS LIMITED

		I/We,
		of in the district of
		being a member/members of the abovenamed Company hereby appoint
		of in the district of
		or failing him, of
		in the district of
		as my/our proxy to vote for me/us on my/our behalf at the Annual General Meeting /Extraordinary General Meeting of the Company to be held on the day of and at any adjournment thereof.

		Signed this day of 19

Custody of the instrument	120.	If any such instrument of appointment be confined to the object of appointing an attorney or proxy for voting at meetings of the Company it shall remain permanently or for such time as the Directors may determine in the custody of the Company; if embracing other objects a copy thereof, examined with the original, shall be delivered to the Company to remain in the custody of the Company.

Validity of votes given by proxy notwithstan- ding death of member	121.	A vote given in accordance with the terms of an instrument of proxy or a power of attorney shall be valid notwithstanding the previous death of the principal or revocation of the proxy or the power of attorney as the case may be or of the power of attorney under which such proxy was signed or the transfer of the share in respect of which the vote is given, provided that no intimation in writing of the death revocation or transfer shall have been received at the office of the Company before the meeting.

Time for objection to votes	122.	Subject to the provisions of the Act and these Articles, no objection shall be made to the validity of any vote except at the meeting or poll at which such vote shall be tendered and every vote whether given personally or by proxy or by any means hereby authorised and not disallowed at such meeting or poll shall be deemed valid for all purposes of such meeting or poll whatsoever.

Chairman of any meeting to be the judge of validity of any vote	123.	Subject to the provisions of the Act and these Articles, the Chairman of any meeting shall be the sole judge of the validity of every vote tendered at such meeting, and subject as aforesaid the Chairman present at the taking of a poll shall be the sole judge of the validity of every vote tendered at such poll.

		DIRECTORS

Number of Directors	124.	Until otherwise determined by a General Meeting, the number of Directors shall not be less than 3 or more than 15.

First Directors	125.	The First Directors of the Company were :–

	(1)	MR. JEHANGIR RATANJI DADABHOY TATA, (Chairman and Special Director).

	(2)	SIR PURSHOTAMDAS THAKURDAS, K.B.E., C.I.E. (Steel Director)

	(3)	SIR CHUNILAL V. MEHTA, K.C.S.I.

	(4)	SIR COWASJEE JEHANGIR, BART., C.B.E., K.C.I.E.

	(5)	SIR HOMI MODY, K.B.E.

	(6)	DR. JOHN MATTHAI, C.I.E.

Special Director	126.	During such time as Tata Industries Private Ltd., or their successors in business or assigns shall be the Managing Agents of the Company, that Company or their successors in business or assigns shall have the right to appoint one person as a Director of the Company and to remove such person from office and on a vacancy being caused in such office from any cause whether by resignation, death, removal or otherwise of any such person so appointed, to appoint another Director in the vacant place. The Director appointed under this Article is herein referred to as “Special Director” and the term “Special Director” means the Director for the time being in office under this Article. The Special Director shall not be liable to retire by rotation or subject to the provisions of the Act be removed from office except by Tata Industries Private Ltd., or its successors in business or assigns as aforesaid. The Special Director shall not be bound to hold any qualification shares.

Steel Director	127.	The Tata Iron and Steel Co. Ltd., or their successors in business or assigns shall have the right to appoint one person as a Director of the Company and to remove such person from office and on a vacancy being caused in such office from any cause whether by resignation, death, removal or otherwise of any such person so appointed, to appoint another Director in the vacant place. The Director appointed under this Article is herein referred to as “Steel Director” and the term “Steel Director” means the Director for the time being in office under this Article. The Steel Director shall not be liable to retire by rotation or subject to the provisions of the Act be removed from office except by the Tata Iron and Steel Co. Ltd., or their successors in business or assigns. The Steel Director shall not be bound to hold any qualification shares.

ICICI Director	127A.	Notwithstanding anything to the contrary contained in these Articles, so long as any moneys remain owing by the Company to the Industrial Credit and Investment Corporation of India Limited out of any loan granted by the said Corporation to the Company, the said Corporation shall have a right from time to time to appoint nominee acceptable to the Board of Directors of the Company as a Director on the Board of the Company (hereinafter described as ‘ICICI Director’) and to remove from such office any person so appointed and to appoint any other person in his place;

		The Board of Directors of the Company shall have no power to remove from office the ICICI Director;

		The ICICI Director shall not be required to hold any share qualification in the Company nor shall be liable to retirement by rotation. Subject as aforesaid, the ICICI Director shall be entitled to the same rights and privileges and be subject to the same obligations as any other Director of the Company.

Financial Institutions’ Directors	127B.	Notwithstanding anything to the contrary contained in these Articles, so long as any moneys by way of loans/privately placed debentures remain owing by the Company to the Industrial Development Bank of India, Industrial Finance Corporation of India, Life Insurance Corporation of India, Unit Trust of India and General Insurance Corporation of India and its subsidiaries (hereinafter cumulatively referred to as the financial institutions), the financial institutions shall jointly have a right to appoint two nominees as directors on the Board of the Company (hereinafter described as Financial Institutions’ Directors).

		The Directors so appointed will not be required to hold qualification shares and they will not be liable to retire by rotation. The financial institutions may at any time and from time to time remove the nominee or nominees appointed by them and on a vacancy being caused in such office from any cause, whether by resignation, removal or otherwise, appoint another or others in his/their place. Such appointment or removal shall be by notice in writing to the Company. The Board of Directors of the Company shall have no power to remove such nominee or nominees from office. Each such nominee shall be entitled to the same rights, privileges and obligations as any other director of the Company, and shall also be entitled to attend any general meeting of the Company. The Company shall pay to such directors normal fees and expenses to which the other directors are entitled. The Company shall also pay or reimburse any expenses that may be incurred by financial institutions or such directors in connection with their appointment. Such directors as well as financial institutions shall be entitled to receive all notices and other communications (including agenda) relating to meetings of the Board and its Committees and general meetings of the Company and the minutes of all such meetings.

Debenture Director	128.	Notwithstanding anything to the contrary contained in the Articles, so long as any Debentures issued by the Company remain outstanding the holders of such debentures shall in accordance with the provisions of the Trust Deed securing such Debentures have a right to appoint and nominate from time to time any person or persons as a Director or Directors on the Board of the Company and to remove and re-appoint any person or persons in his or their place or places. A Director so appointed under this Article is herein referred to as “the Debenture Director” and the term “Debenture Director” means a Director for the time being in office under this Article. The Board of Directors of the Company shall have no power to remove from office the Debenture Director. The Debenture Director shall have all the rights and privileges as any other Director of the Company other than a Managing or Wholetime Director.

Debenture Director not bound to hold qualification shares	129.	The Debenture Director shall not be bound to hold any qualification shares nor shall he be liable to retirement by rotation subject however to the provisions of the Trust Deed securing such Debentures.

Appointment of Alternate Director	130.	The Board of Directors of the Company may appoint an Alternate Director to act for a Director (hereinafter called “the original Director”) during his absence for a period of not less than three months from the State of Maharashtra and such appointment shall have effect and such appointee, whilst he holds office as an Alternate Director shall be entitled to notice of meetings of the Directors and to attend and vote thereat accordingly. An Alternate Director appointed under this Article shall not hold office as such for a period longer than that permissible to the original Director in whose place he has been appointed and shall vacate office if and when the original Director returns to the State of Maharashtra. If the term of office of the original Director is determined before he so returns to the State of Maharashtra, any provision in the Act or in these Articles for the automatic re-appointment of retiring Directors in default of another appointment shall apply to the original Director and not to the Alternate Director.

Casual Vacancy	131.	Subject to the provisions of Article 133 and Sections 261, 262(2) and 284(6) and other applicable provisions (if any) of the Act, any casual vacancy occurring in the office of a Director whose period of office is liable to determination by retirement by rotation may be filled up by the Directors at a meeting of the Board. Any person so appointed shall hold office only upto the date up to which the Director in whose place he is appointed would have held office, if the vacancy had not occurred.

Appointment of Additional Directors	132.	Subject to the provisions of Article 133 and Sections 260, 261 and 284(6) and other applicable provisions (if any) of the Act, the Directors shall have powers at any time and from time to time to appoint a person as an Additional Director. The Additional Director shall retire from office at the next following Annual General Meeting, but shall be eligible for re-election.

Certain persons not to be appointed Directors except by Special Resolution	133. (1)	So long as the Company has a Managing Agent and such Managing Agent is authorised by the Articles or by an Agreement to appoint a Director to the Board, none of the following persons shall be appointed as a Director of the Company whose period of office is liable to determination by retirement of Directors by rotation or to fill a casual vacancy in the office of a Director under Section 262, or as an Additional Director under Section 260, or as an Alternate Director under Section 313, except by a Special Resolution passed by the Company:–

		(a)	any person who is an officer or employee of, or who holds any office or place of profit under the Company or any subsidiary thereof; Provided that nothing in this sub-clause shall apply to a Director of the Company or its subsidiary or to the holder of any office or place of profit under the Company or its subsidiary which may be held by a Director of the Company by virtue of Article 143 or Section 314 of the Act;

		(b)	where any office or place of profit which would disqualify a person under sub-clause (a) above read with the proviso thereto is held by any firm, any partner in, or employee of the firm;

		(c)	where any such office or place of profit is held by a private company; any member, officer or employee of such company;

		(d)	where any such office or place of profit is held by a body corporate any officer or employee of such body corporate;

		(e)	any person who is entitled by virtue of any agreement to any share of, or any amount out of, the remuneration received by the Managing Agents;

		(f)	any associate or officer or employee of the Managing Agents; or

		(g)	any person who is an officer or employee of, or who holds any office or place of profit under, any body corporate under the management of the Managing Agents or any subsidiary of such body corporate; Provided that nothing in this sub-clause shall apply to the Director of such body corporate or subsidiary or to the holder of any office or place of profit under such body corporate or subsidiary which may be held by a Director of such body corporate by virtue of Article 143 and Section 314 of the Act.

	(2)	Special notice shall be given of any resolution appointing or approving the appointment of any person referred to in clause 1(a) to (g) of this Article as a Director or an Additional or Alternate Director of the Company or fill a casual vacancy in the office of a Director. The notice given to the Company of any such resolution and the notice thereof given by the Company to its members shall set out the reasons which make the resolution necessary.

Share Qualification of Directors	134.	A Director of the Company shall not be required to hold qualification shares.

Remuneration of Directors	135 (1)	The maximum remuneration of a Director for his services shall be such sum as may be prescribed by the Act or the Central Government from time to time for each meeting of the Board of Directors attended by him. Subject to the limitation provided by the Act, such additional remuneration as may be fixed by the Directors, may be paid to any one or more of the Directors for services rendered by him or them; and the Directors shall be paid further remuneration (if any) as the Company in General Meeting shall from time to time determine, and such further remuneration shall be divided among the Directors in such proportion and manner as the Directors may from time to time determine and in default of such determination within the year equally. Such remuneration and/or additional remuneration may be by way of salary or commission on dividends, profits or turnover or by participation in profits or by any or all of those modes:

Provided that any commission on dividends, profits or turnover or any participation in profits of the Company shall not exceed in the aggregate the equivalent of 3 per cent of the net profits of the Company as defined in Section 349 of the Act. Nothing in this Article shall restrict the right of the Directors as regards the distribution of general bonus to all members of the staff.

Directors not bona fide residents of the place where meetings held may receive extra compensation and remuneration of committee	(2)	The Directors may subject as aforesaid allow and pay to any Director who is not a bona fide resident of the place where a meeting is to be held who shall come to such place for the purpose of attending a meeting such sum as the Directors may consider fair compensation for travelling expenses, in addition to his fee for attending such meeting as above specified, and the Directors may from time to time fix the remuneration to be paid to any member or members of their body constituting a committee appointed by the Directors in terms of these Articles, and may pay the same.

Special remuneration to Director on Company’s business or otherwise performing extra services	(3)	If any Director, being willing, shall be called upon to perform extra services, or to make any special exertions in going or residing out or otherwise for any of the purposes of the Company, the Company shall subject as aforesaid remunerate such Director either by a fixed sum or by a percentage of profits not exceeding 3 per cent of the net profits of the Company as defined in Section 349 of the Act or otherwise as may be determined by the Directors and such remuneration may be either in addition to or in substitution for his remuneration above provided.

Directors may act notwithstan- ding vacancy	136.	The continuing Directors may act notwithstanding any vacancy in their body; but so that subject to the provisions of the Act if the number falls below the minimum number above fixed and notwithstanding the absence of a quorum, the Directors may act for the purpose of filling up vacancies or for summoning a General Meeting of the Company or in emergencies.

When office of Director to become vacant	137. (1)	Subject to the provisions of Section 283(2) of the Act the office of a Director shall become vacant if:–

		(a)	he fails to obtain within the time specified in Article 134 and sub-section (1) of Section 270 of the Act, or at any time thereafter ceases to hold, the share qualification if any, required of him by these Articles; or

		(b)	he is found to be of unsound mind by a Court of competent jurisdiction; or

		(c)	he applies to be adjudicated an insolvent, or

		(d)	he is adjudged an insolvent; or

		(e)	he fails to pay any call made on him in respect of shares of the Company held by him, whether alone or jointly with others, within six months from the last date fixed for the payment of the call unless the Central Government has, by notification in the Official Gazette; removed the disqualification incurred by such failure; or

		(f)	any office or place of profit under the Company or any subsidiary thereof is held by him in contravention of Section 314(1) of the Act; or

		(g)	he absents himself from three consecutive meetings of the Board of Directors or from all meetings of the Board of Directors for a continuous period of three months, whichever is longer, without obtaining leave of absence from the Board of Directors; or

		(h)	he becomes disqualified by an Order of the Court under Section 203 of the Act; or

		(i)	he is removed in pursuance of Article 157 or Section 284 of the Act; or

		(j)	he (whether by himself or by any person for his benefit or on his account) or any firm in which he is a partner or any private company of which he is a director, accepts a loan, or any guarantee or security for a loan, from the Company in contravention of Article 144 or Section 295 of the Act; or

		(k)	he acts in contravention of Section 299 of the Act and by virtue of such contravention shall have been deemed to have vacated office; or

		(l)	he is convicted by a Court of any offence involving moral turpitude and sentenced in respect thereto imprisonment for not less than six months; or

		(m)	he having been appointed a Director by virtue of his holding any office or other employment in the Company, or as a nominee of the Managing Agents of the Company, ceases to hold such office or other employment in the Company or, as the case may be, the Managing Agency comes to an end.

Resignation	(2)	Subject to the provisions of the Act a Director may resign his office at any time by notice in writing addressed to the Company or to the Board of Directors.

Directors may contract with Company	138(1).	Subject to the provisions of Clauses (2), (3), (4) and (5) of this Article and the restrictions imposed by Article 145 and the other Articles hereof and the Act and the observance and fulfilment thereof, no Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser, agent, broker or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested, be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason only of such Director holding that office, or of the fiduciary relation thereby established, but it is declared that the nature of his interest must be disclosed by him as provided by Clauses (2), (3) and (4) hereof.

Disclosure of interest	(2)	Every Director who is in any way whether directly or indirectly concerned or interested in a contract or arrangement or proposed contract or arrangement entered into or to be entered into by or on behalf of the Company shall disclose the nature of his concern or interest at a meeting of the Board of Directors or as provided by Clause (4) hereof.

	(3)	(a)	In the case of a proposed contract or arrangement, the disclosure required to be made by Director under Clause (2) above, shall be made at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of the meeting concerned or interested in the proposed contract or arrangement, at the first meeting of the Board held after he becomes so concerned or interested.

		(b)	In the case of any other contract or arrangement, the required disclosure shall be made at the first meeting of the Board held after the Director becomes concerned or interested in the contract or arrangement.

General Notice of interest	(4)	For the purpose of this Article, a general notice given to the Board of Directors by a Director to the effect that he is a Director or member of a specified body corporate or is a member of a specified firm and is to be regarded as concerned or interested in any contract or arrangement which may after the date of the notice be entered into which that body corporate or firm shall be deemed to be sufficient disclosure of concern or interest in relation to any contract or arrangement so made. Any such general notice shall expire at the end of the financial year in which it is given but may be renewed for further periods of one financial year at a time by a fresh notice given in the last month of the financial year in which it would have otherwise expired. The general notice aforesaid and any renewal thereof shall be given at a meeting of the Board of Directors or the Director concerned shall take reasonable steps to secure that it is brought up and read at the first meeting, of the Board after it is given.

	(5)	Nothing in clauses (2), (3) and (4) hereof shall apply to any contract or arrangement entered into or to be entered into between the Company and any other Company where any one of the Directors of the Company or two or more of them together holds or hold not more than 2 per cent of the paid-up share capital in the other company.

Interested Director not to participate or vote in Board’s proceedings	(6)	An interested Director shall not take any part in the discussions of, or vote on, any contract or arrangement entered into, or to be entered into, by or on behalf of the Company, if he is in any way, directly or indirectly, concerned or interested in the contract or arrangement; nor shall his presence count for the purpose of forming a quorum at the time of any such discussions or vote; and if he does vote, his vote shall be void;
Provided that this prohibition shall not apply

		(i)	to any contract of indemnity against any loss which the Director or any one or more of them may suffer by reason of becoming or being sureties or a surety for the Company;

		(ii)	to any contract or arrangement entered into with a public company or a private company which is a subsidiary of a public company in which the interest of the Director consists solely in his being a director of such company and the holder of not more than shares of such number or value therein as is requisite to qualify him for appointment as a director thereof he having been nominated as such director by the Company or in his being a member holding not more than two percent of the paid-up capital of such company.

		(iii)	in case a notification is issued under sub-section (3) of Section 300 of the Act to the extent specified in the notification.

Register of contracts in which Directors are interested	139(1)	The Company shall keep one or more Registers in which shall be entered separately particulars of all contracts or arrangements to which Section 297 or Section 299 of the Act applies, including the following particulars to the extent they are applicable in each case, namely :–

		(a)	the date of the contract or arrangement;

		(b)	the names of the parties thereto;

		(c)	the principal terms and conditions thereof;

		(d)	in the case of a contract to which Section 297 of the Act applies or in the case of a contract or arrangement to which sub-section (2) of Section 299 of the Act applies, the date on which it was placed before the Board;

		(e)	the names of the Directors voting for and against the contract or arrangement and the names of those remaining neutral.

	(2)	Particulars of every such contract or arrangement to which Section 297 of the Act or, as the case may be, sub-section (2) of Section 299 of the Act applies, shall be entered in the relevant Register aforesaid:–

		(a)	In the case of a contract or arrangement requiring the Board’s approval, within seven days (exclusive of public holidays) of the meeting of the Board at which the contract or arrangement is approved;

		(b) In the case of any contract or arrangement, within seven days of the receipt at the registered office of the Company of the particulars of such other contract or arrangement or within thirty days of the date of such other contract or arrangement, whichever is later;

		and the Register shall be placed before the next meeting of the Board and shall then be signed by all the Directors present at the meeting.

	(3)	The Register aforesaid shall also specify, in relation to each Director of the Company, the names of the firms and bodies corporate of which notice has been given by him under sub-section (3) of Section 299 of the Act.

	(4)	Nothing in the foregoing Clauses (1), (2) and (3) shall apply to any contract or arrangement for the sale, purchase or supply of any goods, materials and services, if the value of such goods and materials or the cost of such services does not exceed one thousand rupees in the aggregate in any year.

Directors may be directors of companies promoted by the Company	140.	A Director of the Company may be, or become a director of any company promoted by the Company, or in which it may be interested as a vendor, member or otherwise, and subject to the provisions of the Act and these Articles, no such Director shall be accountable for any benefit received as director or member of such company.

Disclosure by Director of appointments	141.	A Director shall within twenty days of his appointment to or relinquishment of his office as Director, Managing Agent, Managing Director, Manager or Secretary, in any other body corporate disclose to the Company the particulars relating to his office in the other body corporate which are required to be specified under Section 303(1) of the Act. The Company shall enter the aforesaid particulars in a Register kept for that purpose in conformity with Section 303 of the Act.

Disclosure of holdings	142.	A Director shall give notice in writing to the Company of his holding of shares and debentures of the Company or its subsidiary, together with such particulars as may be necessary to enable the Company to comply with the provisions of Section 307. If such notice be not given at a meeting of the Board, the Director shall take all reasonable steps to secure that it is brought up and read at the meeting of the Board next after it is given. The Company shall enter particulars of a Director’s holding of shares and debentures as aforesaid in a Register kept for that purpose in conformity with Section 307 of the Act.

Directors not to hold office or place of profit	143.	DELETED

Loans to Directors	144.	The Company shall observe the restrictions imposed on the Company in regard to grant of loans to Directors and other persons as provided in Section 295 and other applicable provisions (if any) of the Act.

Board Resolutions at a meeting necessary for certain contracts	145.(1)	Except with the consent of the Board of Directors of the Company, a Director of the Company or his relative, a firm in which such a Director or relative is a partner, any other partner in such a firm, or a private company of which the Director is a member or director, shall not enter into any contract with the Company (a) for the sale, purchase or supply of any goods, materials or services, or (b) for underwriting the subscription of any shares in, or debentures of, the Company.

	(2)	Nothing contained in the foregoing Clause (1) shall affect :–

		(a) The purchase of goods and materials from the Company or the sale of goods and materials to the Company, by any Director, relative, firm, partner or private company as aforesaid for cash at prevailing market prices; or

		(b) any contract or contracts between the Company on one side and any such Director, relative, firm, partner or private company on the other for sale, purchase or supply of any goods, materials and services in which either the Company or the Director, relative, firm, partner or private company as the case may be, regularly trades or does business;

		Provided that such contract or contracts do not relate to goods and materials the value of which, or services the cost of which, exceeds five thousand rupees in the aggregate in any year comprised in the period of the contract or contracts.

	(3)	Notwithstanding anything contained in the foregoing Clauses (1) and (2), a Director, relative, firm, partner or private company as aforesaid may, in circumstances of urgent necessity, enter, without obtaining the consent of the Board, into any contract with the Company for the sale, purchase or supply of any goods materials or services even if the value of such goods or cost of such services exceeds five thousand rupees in the aggregate in any year comprised in the period of the contract; but in such a case, the consent of the Board shall be obtained at a meeting within three months of the date on which the contract was entered into.

	(4)	Every consent of the Board required under this Article shall be accorded by a resolution passed at a meeting of the Board and not otherwise; and the consent of the Board required under Clause (1) above shall not be deemed to have been given within the meaning of that Clause unless the consent is accorded before the contract is entered into or within three months of the date on which it was entered into.

	(5)	If consent is not accorded to any contract under this Article anything done in pursuance of the contract shall be voidable at the option of the Board.

	(6)	The Directors, so contracting or being so interested shall not be liable to the Company for any profit realised by any such contract or the fiduciary relation thereby established.

RETIREMENT AND ROTATION OF DIRECTORS

Retirement by rotation	146.(1)	Not less than two-thirds of the total number of Directors of the Company shall be persons whose period of office is liable to determination by retirement of Directors by rotation and save and otherwise expressly provided in the Act and these Articles, be appointed by the Company in General Meeting.

	(2)	The remaining directors shall be appointed in accordance with the provisions of these Articles and the Act.

Directors to retire annually how determined	147.	At the Annual General Meeting in each year one-third of the Directors for the time being as are liable to retire by rotation or, if their number is not three or a multiple of three, then the number nearest to one-third shall retire from office.

Ascertainment of Directors retiring by rotation	148.	Subject to the provisions of the Act and these Articles, the Directors to retire by rotation under the foregoing Article at every Annual General Meeting shall be those who have been longest in office since their last appointment, but as between persons who became Directors on the same day, those who are to retire shall, in default of and subject to any agreement among themselves, be determined by lot. Subject to the provisions of the Act, a retiring Director shall retain office until the dissolution of the meeting at which his re-appointment is decided or his successor is appointed.

Eligibility for re-appointment	149.	Subject to the provisions of the Act and these Articles, a retiring Director shall be eligible for re-appointment.

Company to fill up vacancy	150.	Subject to the provisions of Section 261 and other applicable provisions (if any) of the Act and these Articles, the Company at the Annual General Meeting at which a Director retires in manner aforesaid may fill up the vacated office by electing the retiring Director or one other person thereto.

Provisions in default of appointment	151.(1)	If the place of the retiring Director is not so filled up and the meeting has not expressly resolved not to fill the vacancy, the meeting shall stand adjourned till the same day in the next week, at the same time and place; or if that day is a public holiday till the next succeeding day which is not a public holiday, at the same time and place.

	(2)	If at the adjourned meeting also, the place of the retiring Director is not filled up and that meeting also has not expressly resolved not to fill the vacancy the retiring Director shall be deemed to have been re-appointed at the adjourned meeting, unless –

(a) at that meeting or at the previous meeting a resolution for the re-appointment of such Director has been put to the meeting and lost;

(b) the retiring director has, by a notice in writing addressed to the Company or its Board of Directors, expressed his unwillingness to be so re-appointed;

(c) he is not qualified or is disqualified for appointment;

(d) a resolution, whether special or ordinary, is required for the appointment or re-appointment in virtue of any provisions of the Act;

(e) Article 153 or sub-section (2) of Section 263 of the Act is applicable to the case.

Notice of candidature for office of Director	152.(1)	Subject to the provisions of the Act and these Articles any person who is not a retiring Director shall be eligible for appointment to the office of Director at any General Meeting if he or some member intending to propose him has at least fourteen clear days before the meeting left at the office of the Company a notice in writing under his hand signifying his candidature for the office of Director or the intention of such member to propose him as a candidature for that office as the case may be, alongwith a deposit of five hundred rupees which shall be refunded to such person or, as the case may be, to such member, if the person succeeds in getting elected as a Director.

	(2)	Every person (other than a Director retiring by rotation or otherwise or a person who has left at the office of the Company a notice under Section 257 signifying his candidature for the office of a Director) proposed as a candidate for the office of a Director shall sign and file with the Company, his consent in writing to act as a Director, if appointed.

	(3)	A person other than –

(a) a Director re-appointed after retirement by rotation or immediately on the expiry of his term of office, or

(b) an additional or alternate Director, or a person filling a casual vacancy in the office of a Director under Section 262 of the Act appointed as a Director or re-appointed as an additional or alternate Director, immediately on the expiry of his term of office or

(c) a person named as a Director of the Company under its Articles as first registered shall not act as a Director of the Company unless he has within thirty days of his appointment, signed and filed with the Registrar his consent in writing to act as such Director.

Individual resolution for Directors’ appointments	153.	At a General meeting of the Company, a motion shall not be made for the appointment of two or more persons as Directors of the Company by a single resolution unless a resolution that it shall be so made has first been agreed to by the meeting without any vote being given against it. A resolution moved in contravention of this Article shall be void whether or not objection was taken at the time to its being so moved; Provided that where a resolution so moved is passed no provision for the automatic re-appointment of retiring Directors by virtue of these Articles or the Act in default of another appointment shall apply.

Age Limit for Directors	154	DELETED

	155	DELETED

	156	DELETED

REMOVAL OF DIRECTORS

Removal of Directors	157 (1)	The Company may (subject to the provisions of Section 284 and other applicable provisions of the Act and these Articles) remove any director before the expiry of his period of office.

	(2)	Special notice as provided by Article 91 or Section 190 of the Act shall be given of any resolution to remove a Director under this Article or to appoint some other person in place of a Director so removed at the meeting at which he is removed.

	(3)	On receipt of notice of a resolution to remove a Director under this Article, the Company shall forthwith send a copy thereof to the Director concerned and the Director (whether or not he is a member of the Company) shall be entitled to be heard on the resolution at the meeting.

	(4)	Where notice is given of a resolution to remove a Director under this Article and the Director concerned makes with respect thereto representations in writing to the Company (not exceeding a reasonable length) and requests their notification to members of the Company, the Company shall, unless the representations are received by it too late for it to do so (a) in the notice of the resolution given to members of the Company state the fact of the representations having been made, and (b) send a copy of the representations to every member of the Company, and if a copy of the representations is not sent as aforesaid because they were received too late or because of the Company’s default, the Director may (without prejudice to his right to be heard orally) require that the representations shall be read out at the meeting; Provided that copies of the representations need not be sent or read out at the meeting if, on the application either of the Company or of any other person who claims to be aggrieved, the Court is satisfied that the rights conferred by this Clause are being abused to secure needless publicity for defamatory matter.

	(5)	A vacancy created by the removal of a Director under this Article may, if he had been appointed by the Company in General Meeting or by the Board in pursuance of Article 131 or Section 262 of the Act be filled by the appointment of another Director in his stead by the meeting at which he is removed; Provided special notice of the intended appointment has been given under Clause (2) hereof. A Director so appointed shall hold office until the date upto which his predecessor would have held office if he had not been removed as aforesaid.

	(6)	If the vacancy is not filled under Clause (5) hereof it may be filled as a casual vacancy in accordance with the provisions, in so far as they are applicable, of Article 131 or Section 262 of the Act, and all the provisions of that Section shall apply accordingly.

	(7)	A Director who was removed from office under this Article shall not be re-appointed as a Director by the Board of Directors.

	(8)	Nothing contained in this Article shall be taken :-

(a) as depriving a person removed thereunder of any compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that as a Director; or

(b) as derogating from any power to remove a Director which may exist apart from this Article.

INCREASE OR REDUCTION IN THE NUMBER OF DIRECTORS AND ALTERATION IN THEIR QUALIFICATIONS

The Company may increase or reduce number of Directors and alter their qualifications	158.	Subject to the provisions of the Act and these Articles, the Company may by Ordinary Resolution from time to time increase or reduce the number of Directors and alter their qualification; Provided that any increase in the number of Directors except an increase which is within the permissible maximum of 16 (excluding the Special Director, Steel Director and Debenture Director, if any) under the Articles in force as on the 21st day of July, 1951 shall not have any effect unless approved by the Central Government and shall become void if and so far as it is disapproved by that Government.

PROCEEDINGS OF BOARD OF DIRECTORS

Meetings of Directors	159.	The Directors may meet together as a Board for the despatch of business from time to time and shall so meet at least once in every three months and at least four such meetings shall be held every year and they may adjourn and otherwise regulate their meetings and proceedings as they deem fit. The provisions of this Article shall not be deemed to be contravened merely by reason of the fact that a meeting of the Board which had been called in compliance with the terms herein mentioned could not be held for want of a quorum.

When meetings to be convened	160.	A Director or the Managing Agents may at any time and the Managing Agents upon the request of a Director, shall convene a meeting of the Directors. Notice of every meeting of the Directors of the Company shall be given in writing to every Director for the time being in India and at his usual address in India to every other Director.

Quorum	161.	Subject to the provisions of Section 287 and other applicable provisions (if any) of the Act the quorum for a meeting of the Board of Directors shall be one-third of the total strength of the Board of Directors (excluding Directors, if any, whose places may be vacant at the time and any fraction contained in that one-third being rounded off as one) or two Directors, whichever is higher; Provided that where at any time the number of interested Directors exceeds or is equal to two-thirds of the total strength, the number of the remaining Directors, that is to say, the number of Directors who are not interested and are present at the meeting, not being less than two shall be the quorum during such time. A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretion by or under the Act or the Articles of the Company, for the time being vested in or exercisable by the Board of Directors generally.

Adjournment of meeting for want of quorum	162.	If a meeting of the Board cannot be held for want of a quorum, then the meeting shall stand adjourned to such day, time and place as the Director or Directors present at the meeting may fix.

Appointment of Chairman, Deputy Chairman and Vice-Chairman	163.(1)	The Directors may elect a Chairman of their meetings and determine the period for which he is to hold office.

	(2)	The Directors may appoint a Deputy Chairman or a Vice Chairman of the Board of Directors to preside at meetings of the Directors at which the Chairman shall not be present.

Who to preside at meetings of the Board	164.	All meetings of the Directors shall be presided over by the Chairman if present, but if at any meeting of Directors the Chairman be not present at the time appointed for holding the same the Deputy Chairman or the Vice-Chairman, if present shall preside and if he be not present at such time then and in that case the Directors shall choose one of the Directors then present to preside at the meeting.

Question at Board Meeting how decided (casting vote)	165.	Questions arising at any meeting shall be decided by a majority of votes, and in case of an equality of votes the Chairman of the meeting (whether the Chairman, Deputy Chairman or Vice-Chairman appointed by virtue of these Articles or the Director presiding at such meeting) shall have a second or casting vote.

Directors may appoint Committees	166.	Subject to the provisions of Section 292 of the Act and Article 174, the Directors may delegate any of their powers to Committees consisting of such member or members of their body as they think fit and they may from time to time revoke and discharge any such Committee either wholly or in part, and either as to persons or purposes; but every Committee so formed shall, in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed on it by the Directors. All acts done by any such Committee in conformity with such regulations, and in fulfillment of the purposes of their appointment but not otherwise shall have the like force and effect as if done by the Board. Subject to the provisions of the Act the Board may from time to time fix the remuneration to be paid to any member or members of their body constituting a Committee appointed by the Board in terms of these Articles, and may pay the same.

Meetings of Committees how to be governed	167.	The meetings and proceedings of any such Committee constituting of two or more members shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Directors, so far as the same are applicable thereto and are not superseded by any regulations made by the Directors under the last preceding Article.

Resolution by Circular	168.(1)	A resolution passed by circular, without a meeting of the Board or a Committee of the Board appointed under Article 166 shall subject to the provisions of Clause (2) hereof and the Act be as valid and effectual as a resolution duly passed at a meeting of the Directors or of a Committee duly called and held.

	(2)	A resolution shall be deemed to have been duly passed by the Board or by a Committee thereof by circulation, if the resolution has been circulated in draft together with the necessary papers, if any, to all the Directors or to all the members of the Committee then in India (not being less in number than the quorum for a meeting of the Board of Committee as the case may be), and to all other Directors or members of the Committee at their usual address in India and has been approved by such of the Directors or members of the Committee as are then in India or by a majority of such of them as are entitled to vote on the resolution.

	(3)	Subject to the provisions of the Act a statement signed by the Managing Agents as the Managing Director or other person authorised in that behalf by the Directors certifying the absence from India of any Director shall for the purpose of this Article be conclusive.

Acts of Board or Committees valid notwithstanding defect in appointment	169.	Subject to the provisions of the Act and these Articles, all acts done by any meeting of the Directors or by a Committee of Directors or by any person acting as a Director shall, notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of such Directors or person acting as aforesaid, or that they or any of them were or was disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

Minutes of proceedings of Board of Directors and Committees to be kept	170.	The Company shall cause minutes of the meetings of the Board of Directors and of Committees of the Board to be duly entered in a book or books provided for the purpose in accordance with the relevant provisions of Section 193 of the Act. The minutes shall contain a fair and correct summary of the proceedings at the meeting including the following -

		(i)	the names of the Directors present at the meetings of the Board of Directors or of any Committee of the Board;

		(ii)	all orders made by the Board of Directors or Committee of the Board and all appointments of officers and Committees of Directors;

		(iii)	all resolutions and proceedings of meetings of the Board of Directors and the Committees of the Board;

		(iv)	in the case of each resolution passed at a meeting of the Board of Directors or Committees of the Board, the names of Directors, if any, dissenting from or not concurring in the resolutions.

By whom minutes to be signed and the effect of minutes recorded	171.	All such minutes shall be signed by the Chairman of the meeting as recorded, or by the person who shall preside as Chairman at the next succeeding meeting and all minutes purported to be so signed shall for all purposes whatsoever be prima facie evidence of the actual passing of the resolutions recorded and the actual and regular transaction or occurrence of the proceedings so recorded and of the regularity of the meeting at which the same shall appear to have taken place.

POWERS OF DIRECTORS

General powers of the Directors	172(1)	Subject to the provisions of the Act and these Articles, the Board of Directors of the Company shall be entitled to exercise all such powers, and to do all such acts and things, as the Company is authorised to exercise and do; Provided that the Board shall not exercise any power or do any act or things which is directed or required, whether by the Act or any other Act or by the Memorandum or these Articles or otherwise, to be exercised or done by the Company in General Meeting; Provided further that in exercising any such power or doing any such act or thing the Board shall be subject to the provisions contained in that behalf in the Act or in the Memorandum or in these Articles or in any regulations not inconsistent therewith and duly made thereunder including regulations made by the Company in General Meeting.

	(2)	No regulations made by the Company in General Meeting shall invalidate any prior act of the Board which would have been valid if that regulation had not been made.

Consent of Company necessary for the exercise of certain powers	173.	The Board of Directors shall not except with the consent of the Company in General Meetings :-

		(a)	sell, lease or otherwise dispose of the whole, or substantially the whole, of the undertaking of the Company, or where the Company owns more than one undertaking of the whole, or substantially the whole, of any such undertaking;

		(b)	remit, or give time for the repayment of, any debt due by a Director;

		(c)	invest otherwise than in trust securities, the amount of compensation received by the Company in respect of the compulsory acquisition after 1st April, 1956 of any such undertaking as is referred to in sub-clauses (a) above, or of any premises or properties used for any such undertaking and without which it cannot be carried on or can be carried on only with difficulty or only after a considerable time;

		(d)	borrow moneys in excess of the limits provided in Article 74;

		(e)	contribute to charitable and other funds not directly relating to the business of the Company or the welfare of its employees, any amounts the aggregate of which will, in any financial year, exceed twenty-five thousand rupees or five per cent of its average net profits as determined in accordance with the Act during the three financial years immediately preceding, whichever is greater.

Certain powers to be exercised by the Board only at meeting	174.(1)	Without derogating from the powers vested in the Board of Directors under these Articles the Board shall exercise the following powers on behalf of the Company and they shall do so only by means of resolutions passed at meetings of the Board:-

		(a)	the power to make calls on shareholders in respect of money unpaid on their shares;

		(b)	the power to issue debentures;

		(c)	the power to borrow moneys otherwise than on debentures;

		(d)	the power to invest the funds of the Company;

		(e)	the power to make loans;

provided that the Board may by resolution passed at a meeting delegate to any Committee of Directors or the Managing Director or the Managing Agents or any other principal officers of the Company or to a principal officer of any of its branch offices, the powers specified in (c), (d) and (e) of this clause to the extent specified below on such conditions as the Board may prescribe.

(2)

Every resolution delegating the power referred to in Clause (1)(c) shall specify the total amount outstanding at any one time upto which moneys may be borrowed by the delegates; Provided, however, that where the Company has an arrangement with its bankers for the borrowing of moneys by way of overdraft, cash credit or otherwise the actual day to day operation of the overdraft, cash credit or other accounts by means of which the arrangements is made is availed of shall not require the sanction of the Board.

(3)

Every resolution delegating the power referred to in Clause (1)(d) shall specify the total amount upto which the funds may be invested and the nature of the investments which may be made by the delegates.

(4)

Every resolution delegating the power referred to in Clause (1)(e) shall specify the total amount upto which loans may be made by the delegates, the purposes for which the loans may be made, and the maximum amount of loans which may be made for each such purpose in individual cases.

(5)

Nothing in this Article contained shall be deemed to affect the right of the Company in General Meeting to impose restrictions and conditions on the exercise by the Board of any of the powers referred to in (a), (b), (c), (d) and (e) of Clause (1) above.

Certain powers of the Board	175.

Without prejudice to the powers conferred by Articles 74 and 172 and so as not in any way to limit or restrict those powers and without prejudice to the other powers conferred by these Articles, but subject to the restrictions contained in the last preceding two Articles, it is hereby declared that the Directors shall have the following powers, that is to say power :-

	(1)	to pay and charge to the capital account of the Company any commission or interest lawfully payable thereout under the provisions of Sections 76 and 208 of the Act and Articles 16 and 186;
(2)

subject to the provisions of the Act and these Articles to purchase or otherwise acquire for the Company any property rights or privileges which the Company is authorised to acquire at or for such price or consideration and generally on such terms and conditions as they think fit; and in any such purchase or other acquisition to accept such title as the Directors may believe or may be advised to be reasonably satisfied;

(3)

at their discretion and subject to the provisions of the Act, to pay for any property or rights acquired by or services rendered to the Company either wholly or partially in cash or in shares, bonds, debentures, debenture-stock or other securities of the Company, and any such shares may be issued either as fully paid up or with such amount credited as paid up thereon as may be agreed upon; and any such bonds, debentures, debenture-stock or other securities may be either specifically charged upon all or any part of the property of the Company and its uncalled capital or not so charged;

(4)

To insure and keep insured against loss or damages by fire or otherwise for such period and to such extent as they may think proper all or any part of the buildings, machinery, goods, stores produce and other movable property of the Company either separately or conjointly; also to insure all or any portion of the goods, produce, machinery and other articles imported or exported by the Company and to sell, assign, surrender or discontinue any policies of assurance effected in pursuance of this power;

	(5)	to open accounts with any bank or bankers or with any company firm or individual and to pay money into and draw money from any such account from time to time as the Directors may think fit;
(6)

to secure the fulfilment of any contracts or engagements entered into by the Company by mortgage or charge of all or any of the property of the Company and its unpaid capital for the time being or in such other manner as they think fit;

(7)

to attach to any shares to be issued as the consideration or part of the consideration for any contract with or property acquired by the Company, or in payment of services rendered to the Company, such conditions as to the transfer thereof as they think fit;

	(8)	to accept from any member on such terms and conditions as shall be agreed a surrender of his shares or stock or any part thereof, so far as may be permissible by law;
(9)

to appoint any person or persons (whether incorporated or not) to accept and hold in trust for the Company any property belonging to the Company or in which it is interested, or for any other purposes and to execute and do all such acts and things as may be requisite in relation to any such trust and to provide for the remuneration of such trustee or trustees;

(10)

to institute, conduct, defend, compound or abandon any legal proceedings by or against the Company or its officers or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due, or of any claims or demands by or against the Company;

	(11)	to refer any claim or demand by or against the Company or any differences to arbitration and observe and perform any awards made thereon;
	(12)	to act on behalf of the Company in all matters relating to bankrupts and insolvents;
	(13)	to make and give receipts, releases and other discharges for moneys payable to the Company and for the claims and demands of the Company;
	(14)	to determine from time to time who shall be entitled to sign on the Company’s behalf bills, notes, receipts, acceptances, endorsements, cheques, dividend warrants, releases, contracts and documents and to give the necessary authority for such purposes;

(15)

subject to the provisions of the Act and these Articles to invest and deal with any of the moneys of the Company not immediately required for the purposes thereof upon such security and other investments (not being shares of this Company), or without security and in such manner as they may think fit, and from time to time to vary or realise such investments, provided that save as permitted by Section 49 of the Act, all investments shall be made and held in Company’s own name;

(16)

to execute in the name and on behalf of the Company in favour of any Director or other person who may incur or be about to incur any personal liability whether as principal or as surety for the benefit of the Company such mortgages of the Company’s property (present and future) as they think fit, and any such mortgage may contain a power of sale and such other powers, covenants, provisions and agreements as shall be agreed on;

(17)

subject to the provisions of the Act to give to any Director, officer or other person employed by the Company an interest in any particular business or transaction either by way of commission on the gross expenditure thereon or otherwise or a share in the general profits of the Company, and such interest, commission or share of profits shall be treated as a part of the working expenses of the Company except that a share of profits shall not, unless specifically provided by the terms of the Agreement appointing the Managing Agents be treated as a working expense or a deduction from revenue in arriving at the profits or net profits for calculation of the commission to be payable to the Managing Agents; Provided the aggregate commission or share of profits payable to the Directors or to the officers of the Company otherwise than to the Managing Agents shall not exceed in the aggregate a sum equivalent to 3 per cent of the net profits of the Company as defined in Section 349 of the Act; Provided however that this limitation or restriction on the percentage of net profits shall not be applicable to any distribution of a general bonus to employees of the Company.

(18)

to provide for the welfare of employees or ex-employees of the Company and the wives, widows and families or the dependants or connections of such persons, by building or contributing to the building of houses, dwellings or quarters or by grants of money, pensions, allowances, bonus or other payments, or by creating and from time to time subscribing or contributing to provident and other associations, institutions, funds or trusts and by providing or subscribing or contributing toward places of instruction and recreation, hospitals and dispensaries, medical and other attendance as the Directors shall think fit; and to subscribe or contribute or otherwise to assist, support, endow or to guarantee money to charitable, benevolent, religious, scientific, national or any other institutions, societies, clubs, funds or objects which shall have any moral or other claim to support or aid by the Company either by reason of locality of operation, or of public and general utility or otherwise; Provided that when contributing (a) to any political party or (b) for any political purpose to any individual or body, the provisions of Section 293A of the Act shall be complied with;

(19)

before recommending any dividend to set aside out of the profits of the Company such sums as they may think proper for depreciation, to a Depreciation Fund, General Reserve, Reserve, Reserve Fund, Sinking Fund or any special or other fund or funds or account or accounts to meet contingencies to repay redeemable Preference shares, debentures or debenture-stock and for special dividends, and for equalising dividends, and for repairing, improving, extending and maintaining any part of the property of the Company, and/or for such other purposes (including the purposes referred to in the preceding Clause) as the Directors may, in their absolute discretion think conducive to the interests of the Company, and to invest the several sums so set aside or so much thereof as require to be invested upon such investments (subject to the restrictions imposed by the Act) as the Directors may think fit, and from time to time to deal with and vary such investments and dispose of and apply and expend all or any part thereof for the benefit of the Company, in such manner and for such purposes as the Directors (subject to such restrictions as aforesaid) in their absolute discretion think conducive to the interests of the Company notwithstanding that the matters to which the Directors apply or upon which they expend the same or any part thereof may be matters to or upon which the capital moneys of the Company might rightly be applied or expended and to divide the Reserve, General Reserve or the Reserve Fund into such special funds as the Directors may think fit, and to employ the assets constituting all or any of the above fund or accounts, including the Depreciation Fund, in the business of the Company or in the purchase or repayments of redeemable Preference shares, debentures or debenture-stock and that without being bound to keep the same separate from the other assets, and without being bound to pay or allow interest on the same, with power however to the Directors at their discretion to pay or allow to the credit of such fund interests at such rates as the Directors may think proper, not exceeding 9 per cent per annum;

(20)

without thereby prejudicing the appointment of the Managing Agents and the position, rights and powers of such Managing Agents by virtue of Articles 180 to 185 (inclusive) and by virtue of any agreement entered into between them and the Company, to appoint and at their discretion remove or suspend such managers, secretaries, officers, clerks, agents and employees for permanent, temporary or special services as they may from time to time think fit, and to determine their powers and duties, and fix their salaries or emoluments and require security in such instances and to such amounts as they may think fit. And also without prejudice as aforesaid, from time to time to provide for the management and transaction of the affairs of the Company in any specified locality in India or elsewhere in such manner as they think fit and the provisions contained in Clauses (22), (23), (24) and (25) following shall be without prejudice to the general powers conferred by this Clause;

(21)	to comply with the requirements of any local law which in their opinion it shall in the interest of the Company be necessary or expedient to comply with;

(22)

from time to time and at any time to establish any Local Board for managing any of the affairs of the Company in any specified locality in India or elsewhere and to appoint any persons to be members of such Local Boards, or any managers or agents, and to fix their remuneration;

(23)

subject to the provisions of Section 292 of the Act and Article 174 from time to time, and at any time to delegate to any such Local Board, or any member or members thereof or any managers or agents so appointed any of the powers, authorities and discretions for the time being vested in the Board of Directors, and to authorise the members for the time being of any such Local Board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies; and any such appointment or delegation under Clause (22) of this Article may be made on such terms and subject to such conditions as the Board of Directors may think fit, and the Board of Directors may at any time remove any person so appointed, and may annul or vary any such delegation;

(24)

at any time and from time to time by power of attorney to appoint any person or persons to be the attorney or attorneys of the Company, for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board of Directors under these presents and excluding the powers which may be exercised only by the Board of Directors under the Act or these Articles) and for such period and subject to such conditions as the Board of Directors may from time to time think fit; and any such appointment may (if the Board of Directors think fit) be made in favour of the members or any of the members of any Local Board, established as aforesaid or in favour of any company, or the members, directors, nominees or managers of any company or firm or otherwise in favour of any fluctuating body of persons whether nominated directly or indirectly by the Board of Directors and any such power of attorney may contain such powers for the protection or convenience of persons dealing with such attorneys as the Board of Directors may think fit and may contain powers enabling any such delegates or attorneys as aforesaid to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them;

(25)

generally subject to the provisions of the Act and these Articles to delegate the powers, authorities and discretions vested in the Directors to any person, firm, company or fluctuating body of persons as aforesaid;

(26)

subject to the provisions of the Act and these Articles for or in relation to any of the matters aforesaid or otherwise for the purposes of the Company, enter into all such negotiation, and contracts and rescind and vary all such contracts and execute and do all such acts, deeds and things in the name and on behalf of the Company as they may consider expedient for or in relation to any of the maters aforesaid or otherwise for the purposes of the Company.

REGISTERS, BOOKS AND DOCUMENTS
Registers, Books and Documents	176. (1)	The Company shall maintain registers, books and documents as required by the Act or these Articles including the following namely :-
		(a)	Register of Investments not held in Company’s name according to Section 49 of the Act.
		(b)	Register of Mortgages, Debentures and Charges according to Section 143 of the Act.
		(c)	Register of Members and an Index of Members according to Sections 150 and 151 of the Act.
		(d)	Register and Index of Debentureholders according to Section 152 of the Act.
		(e)	Register of Contracts, Companies and Firms in which Directors are interested according to Section 301 of the Act.
		(f)	Register of Directors, Managing Directors and Managing Agents according to Section 303 of the Act.
		(g)	Register of Directors’ Shareholdings and Debentureholdings according to Section 307 of the Act.
		(h)	Register of Appointment of Managing Agents or associate as selling agent of the Company, according to Section 356 of the Act.
		(i)	Register of particulars of every Contract under Section 359(1) of the Act.
		(j)	Register of particulars of all contracts between a Managing Agent or associate for the sale or purchase of goods or supply of services according to Section 360 of the Act.
		(k)	Register of Investments in shares or debentures of bodies corporate according to Section 372 of the Act.
		(l)	Books of Account in accordance with the provisions of Section 209 of the Act.
		(m)	Copies of Instruments creating any charge requiring registration according to Section 136 of the Act.
		(n)	Copies of Annual Returns prepared under Section 159 of the Act together with the copies of Certificates required under Section 161.
		(o)	Register of Renewed and Duplicate Certificates according to Rule 7(2) of the Companies (Issue of Share Certificates) Rules, 1960.
	(2)	The said registers, books and accounts shall be maintained in conformity with the applicable provisions of the Act and shall be kept open for inspection by such persons as may be entitled thereto respectively, under the Act, on such days and during such business hours as may, in that behalf, be determined in accordance with the provisions of the Act or these Articles and extracts shall be supplied to the persons entitled thereto in accordance with the provisions of the Act or these Articles.

	(3)

The Company may keep a Foreign Register of Members in accordance with Sections 157 and 158 of the Act. Subject to the provisions of Sections 157 and 158 the Directors may from time to time make such provisions as they may think fit in respect of the keeping of such Branch Registers of Members and/or Debentureholders.

		THE SEAL
Seal	177.

The Directors shall provide a Seal for the purposes of the Company, and shall have power from time to time to destroy the same and substitute a new seal in lieu thereof, and the Directors shall provide for the safe custody of the Seal for the time being, and the Seal shall never be used except by or under the authority of the Directors or a Committee of Directors previously given.

Deeds how executed	178.

Every Deed or other instrument to which the Seal of the Company is required to be affixed, shall unless the same is executed by a duly constituted attorney of the Company, be signed by two Directors and countersigned by the Managing Agents or by two Directors alone in case the same is an instrument in favour of the Managing Agents or in case the Managing Agents are a party to it; Provided nevertheless that certificates of debentures may be signed by one Director only or by an attorney of the Company duly authorised in this behalf and countersigned by the Managing Agents and certificates of shares shall be signed as provided in Article 17(a).

Seals abroad	179.	The Company may exercise the powers conferred by Section 50 of the Act and such powers shall accordingly be vested in the Directors.
		MANAGING AGENTS
Appointment of Managing Agents	180.

Subject to the provisions of the Act, Tata Industries Private Limited, their successors in business and assigns shall be the Managing Agents of the Company from the 16th day of August 1960 for the period and upon the terms, provisions and conditions set out in the Agreement dated the twelfth day of August one thousand nine hundred and sixty approved at the Annual General Meeting of the Company held on 19th August, 1959. The said Agreement may (subject to the provisions of the Act) be modified from time to time in such manner as may be mutually agreed upon between the Managing Agents and the Company.

Disclosure to members in case of contract appointing a Managing Agent	181.

Whenever the Company proposes to enter into a contract for the appointment of a Managing Agent in which contract any Director of the Company is concerned or interested or proposes to vary any such contract already in existence in which a Director is concerned or interested, the Company shall send an abstract of the terms of such contract or variation, as the case may be, together with a memorandum clearly specifying the nature of the concern or interest of the Director in such contract or variation, to every member of the Company in sufficient time before the general meeting of the Company at which the proposal is to be considered and the Company shall comply with the provisions of Section 302 and other applicable provisions (if any) of the Act relating to the appointment of such Managing Agent.

General Management in hands of Managing Agents	182. (1)

The Managing Agents, subject to the provisions of the Act and these Articles, shall be entitled to the management of the whole of the affairs of the Company, and they shall exercise their powers as such Managing Agents including the powers conferred on them by the Managing Agency Agreement dated 12th August, 1960 subject to the superintendence, control and direction of the Board of Directors of the Company and subject also to the restrictions contained in Schedule VII of the Act and Article 184.

	(2)

The Managing Agents shall have the power from time to time to provide for the management and transaction of the affairs of the Company in any specified locality in India or elsewhere in such manner as they think fit.

Managing Agents to have power to sub-delegate	183.

Subject to the provisions of the Act and these Articles, the Managing Agents shall be authorised to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them, and in particular from time to time to provide, by the appointment of an attorney or attorneys, for the management and transaction of the affairs of the Company in any specified locality, in such manner as they may think fit.

Board’s previous approval	184.	The Managing Agents shall not exercise any of the following powers except after obtaining the previous approval of the Board of Directors of the Company in regard to each such exercise :-
	(a)

Power to appoint as an officer or member of the staff of the Company, payable from its funds (as distinguished from the funds of the Managing Agents or from out of any remuneration payable to the Managing Agents by the Company), any person -

		(i) on a remuneration or scale of remuneration exceeding the limits laid down by the Board in this behalf; or
		(ii) who is a relative of any director or member of the Managing Agents Company;
	(b)	Power to purchase capital assets for the Company except where the purchase price is within the limits prescribed by the Board in this behalf;

	(c)	Power to sell the capital assets of the Company except, where the sale price is within the limits prescribed by the Board in this behalf;
(d)

Power to compound or sanction the extension of time for the satisfaction or payment of any claim or demand of the Company against (including any debt claimed to be due to it from) the Managing Agents or any associate of the Managing Agents, the term ‘associate’ to mean an associate as defined in Section 2(3) of the Companies Act, 1956; or

	(e)	Power to compound any claim or demand made against the Company (including any debt claimed to be due from it) by the Managing Agents or any such associate of the Managing Agents as aforesaid.
Contracts between Managing Agent or associate and Company for the sale or purchase of goods or the supply of services, etc.	185(1)	Any contract between the Company and its Managing Agent or as associate of the Managing Agent :-
(a) for the sale, purchase or supply of any property movable or immovable, or for the supply or rendering of any service other than that of Managing Agent; or
(b) for the underwriting of any shares or debentures to be issued or sold by the Company; shall not be valid against the Company -
(i) Unless the contract has been approved by the Company by a special resolution passed by it; and
(ii)

where the contract is for the supply or rendering of any service other than that of Managing Agent, unless further the contract has been approved by the Central Government, either before the date of the contract or at any time within three months next after that date.

	(2)	The special resolution aforesaid shall -
(a) set out the material terms of the contract proposed to be entered into, or entered into; and
(b)

provide specifically that for any property supplied or sold, or any services supplied or rendered, by the Company, the Managing Agent or associate shall make payment to the Company within one month from the date of the supply or sale of the property, or the supply or rendering of the service, as the case may be.

	(3)	Every such contract and all particulars relating thereto shall be entered in a separate register maintained by the Company for the purpose.
(4)

Nothing in sub-clause (a) of Clause (1) above shall affect any contract or contracts for the sale, purchase or supply of any property or the supply or rendering of any services, in which either the Company or the Managing Agent or associate, as the case may be, regularly trades or does business, provided that the value of such property or the cost of such services does not exceed five thousand rupees in the aggregate in any year comprised in the period of the contract or contracts.

MANAGING OR WHOLE-TIME DIRECTOR(S)
Power to appoint Managing or Whole-time Director(s)	185A.

Subject to the provisions of the Act, the Directors may from time to time appoint one or more of their body to be a Managing Director or Managing Directors (in which expression shall be included a joint Managing Director) or Whole-time Director or Whole-time Directors of the Company for such term not exceeding five years at a time as they may think fit, to manage the affairs and business of the Company as and when Tata Industries Private Limited cease to be the Managing Agents of the Company and may from time to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their place or places.

What provisions they shall be subject to	185B.

Subject to the provisions of the Act and of these Articles, a Managing Director or a Whole-time Director shall not, while he continues to hold that office, be subject to retirement by rotation under Article 146 but he shall subject to the provisions of any contract between him and the Company be subject to the same provisions as to resignation and removal as the other Directors of the Company and he shall ipso facto and immediately cease to be a Managing Director or Whole-time Director if he ceases to hold the office of Director for any cause, provided that if at any time the number of Directors (including the Managing Director or Whole-time Director) as are not subject to retirement by rotation shall exceed one-third of the total number of the Directors for the time being, then such Managing Director or Managing Directors or Whole-time Director or Whole-time Directors, as the Directors shall from time to time select, shall be liable to retirement by rotation in accordance with Article 146 to the intent that the Directors not liable to retirement by rotation shall not exceed one-third of the total number of Directors for the time being.

Remuneration of Managing or Whole-time Director(s)	185C.	The remuneration of a Managing Director or Whole-time Director (subject to Section 309 and other applicable provisions of the Act and of these Articles and of any contract between him and the Company) shall from time to time be fixed by the Directors and may be by way of fixed salary, or commission on profits of the Company or by participation in any such profits or by any or all of those modes. A Managing Director or Whole-time Director shall not receive or be paid any commission on sales or purchases made by or on behalf of the Company.

Powers and duties of Managing or Whole-time Director(s)	185D.	Subject to the superintendence, control and direction of the Board of Directors, the day to day management of the Company shall be in the hands of the Director or Directors appointed under Article 185A, with power to the Directors to distribute such day to day management functions among such Directors, if more than one, in any manner as directed by the Board or to delegate such power of distribution to any one of them. The Directors may from time to time entrust to and confer upon a Managing Director or Whole-time Director for the time being save as prohibited in the Act, such of the powers exercisable under these presents by the Directors as they may think fit and may confer such powers for such time and to be exercised for such objects and purposes, and upon such terms and conditions and with such restrictions as they think expedient and they may subject to the provisions of the Act and these Articles confer such powers either collaterally with or to the exclusion of or in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke, withdraw, alter or vary all or any of such powers.

		INTEREST OUT OF CAPITAL

Payment of interest out of capital	186.	Where any shares are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings, or the provision of any plant, which cannot be made profitable for a lengthy period, the Company may pay interest on so much of that share capital, as is for the time being paid up, for the period, at the rate, and subject to the conditions and restrictions provided by Section 208 of the Act, and may charge the same to capital as part of the cost of construction of the work or building or the provision of plant.

		DIVIDENDS

Dividend	187.	The profits of the Company subject to any special rights relating thereto created or authorised to be created by the Memorandum or these Articles and subject to the provisions of these Articles shall be divisible among the members in proportion to the amount of capital paid up on the shares held by them respectively;

		Provided always that (subject as aforesaid) any capital paid up on a share during the period in respect of which a dividend is declared shall, unless the Directors otherwise determine, only entitle and shall be deemed always to have only entitled, the holder of such share to an apportioned amount of such dividend as from the date of payment.

Capital paid up in advance at interest not to earn Dividend	188.	Where capital is paid up in advance of calls upon the footing that the same shall carry interest, such capital shall not, whilst carrying interest, confer a right to participate in profits.

Dividends in proportion to amount paid up	189.	The Company may pay dividends in proportion to the amount paid up or credited as paid up on each share, where a larger amount is paid up or credited as paid up on some shares than on others.

The Company in General Meeting may declare a Dividend	190.	The Company in General Meeting may subject to Section 205 of the Act declare a dividend to be paid to the members according to their respective rights and interests in the profits and subject to the provisions of the Act, may fix the time for payment. When a dividend has been so declared, the warrant in respect thereof shall be posted within forty-two days from the date of the declaration to the shareholders entitled to the payment of the same.

Power of Directors to limit Dividend	191.	No larger dividend shall be declared than is recommended by the Directors but the Company in General Meeting may declare a smaller dividend. No dividend shall be payable except out of the profits of the year or any other undistributed profits or otherwise than in accordance with the provisions of Sections 205, 206 and 207 of the Act and no dividend shall carry interest as against the Company. The declarations of the Directors as to the amount of the net profits of the Company shall be conclusive.

Interim Dividend	192.	Subject to the provisions of the Act, the Directors may, from time to time, pay to the members such interim dividends as in their judgement the position of the Company justifies.

Retention of Dividends until completion of transfer under Article 54	193.	Subject to the provisions of the Act, the Directors may retain the dividends payable upon shares in respect of which any person is, under Article 54 hereof, entitled to become a member or which any person under that Article is entitled to transfer until such person shall become a member in respect of such shares or shall duly transfer the same.

No member to receive Dividend whilst indebted to the Company and Company’s right of reimbursement thereout	194.	Subject to the provisions of the Act no member shall be entitled to receive payment of any interest or dividend in respect of his share or shares, whilst any money may be due or owing from him to the Company in respect of such share or shares or otherwise howsoever either alone or jointly with any other person or persons; and the Directors may deduct from the interest or dividend payable to any member all sums of money so due from him to the Company.

Transfer of shares must be registered	195.	A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

Dividends how remitted	196.	Unless otherwise directed any dividend may be paid by cheque or warrant sent through post to the registered address of the member or person entitled, or in case of joint-holders to that one of them first named in the register in respect of the joint-holding. Every such cheque shall be made payable to the order of the person to whom it is sent. The Company shall not be liable or responsible for any cheque or warrant lost in transmission or for any dividend lost to the member or person entitled thereto by the forged endorsement of any cheque or warrant or the fraudulent or improper recovery thereof by any other means.

Unclaimed Dividend	197.	Unclaimed dividends may be invested or otherwise used by the Directors for the benefit of the Company until claimed and all dividends unclaimed for 6 years after having been declared may be forfeited by the Directors for the benefit of the Company; Provided however the Directors may at any time annul such forfeiture and pay any such dividend.

Dividend and Call together Set-off allowed	198.	Any General meeting declaring a dividend may make a call on the members for such amount as the meeting fixes, but so that the call on each member shall not exceed the dividend payable to him and so that the call be made payable at the same time as the dividend, and the dividend may, if so arranged between the Company and the members be set off against the calls.

		CAPITALIZATION

Capitalization	199. (1)	Any General Meeting may resolve that any amounts standing to the credit of the share premium account or the Capital Redemption Reserve Account or any moneys, investments or other assets forming part of the undivided profits (including profits or surplus moneys arising from the realization and, where permitted by law, from the appreciation in value of any capital assets of the Company) standing to the credit of the General Reserve, Reserve or any Reserve Fund or any other Fund of the Company or in the hands of the Company and available for dividend be capitalized :-

		(a) by the issue and distribution as fully paid up, of shares and if and to the extent permitted by the Act, of debentures, debenture-stock, bonds or other obligations of the Company, or

		(b) by crediting shares of the Company which may have been issued and are not fully paid up, with the whole or any part of the sum remaining unpaid thereon.

		Provided that any amounts standing to the credit of the share premium account or the Capital Redemption Reserve Account shall be applied only in crediting the payment of capital on shares of the Company to be issued to members (as herein provided) as fully paid bonus shares.

		Provided further that notwithstanding anything contained hereinabove, any amounts standing to the credit of the Securities Premium Account may also be utilised (other than for Capitalisation), in accordance with the provisions of law.

	(2)	Such issue and distribution under (1)(a) above and such payment to credit to unpaid share capital under (1)(b) above shall be made to, among and in favour of the members or any class of them or any of them entitled thereto and in accordance with their respective rights and interests and in proportion to the amount of capital paid up on the shares held by them respectively in respect of which such distribution under (1)(a) or payment under (1)(b) above shall be made on the footing that such members become entitled thereto as capital.

	(3)

The Directors shall give effect to any such resolution and apply such portion of the profits, General Reserve, Reserve or Reserve Fund or any other Fund or account as aforesaid as may be required for the purpose of making payment in full for the shares, debentures or debenture-stock, bonds or other obligations of the Company so distributed under (1)(a) above or (as the case may be) for the purpose of paying, in whole or in part, the amount remaining unpaid on the shares which may have been issued and are not fully paid up under (1)(b) above provided that no such distribution or payment shall be made unless recommended by the Directors and if so recommended such distribution and payment shall be accepted by such members as aforesaid in full satisfaction of their interest in the said capitalized sum.

	(4)	For the purpose of giving effect to any such resolution the Directors may settle any difficulty which may arise in regard to the distribution or payment as aforesaid as they think expedient and in particular they may issue fractional certificates and may fix the value for distribution of any specific assets and may determine that cash payments be made to any members on the footing of the value so fixed and may vest any such cash, shares, debentures, debenture-stock, bonds or other obligations in trustees upon such trusts for the persons entitled thereto as may seem expedient to the Directors and generally may make such arrangement, for the acceptance, allotment and sale of such shares, debentures, debenture-stock, bonds or other obligations and fractional certificates or otherwise as they may think fit.

	(5)	When deemed requisite a proper contract shall be filed in accordance with the Act and the Board may appoint any person to sign such contract on behalf of the members entitled as aforesaid and such appointment shall be effective.

Capitalization in respect of partly paid up shares	200.	Subject to the provisions of the Act and these Articles in cases where some of the shares of the Company are fully paid and others are partly paid, only such capitalization may be effected by the distribution of further shares in respect of the fully paid shares, and by crediting the partly paid shares with the whole or part of the unpaid liability thereon but so that as between the holders of the fully paid up shares, and the partly paid shares the sums so applied in the payment of such further shares and in the extinguishment or diminution of the liability on the partly paid shares shall be so applied pro rata in proportion to the amount then already paid or credited as paid on the existing fully paid and partly paid shares respectively.

ACCOUNTS

Books of Accounts to be kept	201 (1)	The Company shall keep at its registered office proper books of account with respect to :

(a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure take place;

(b) all sales and purchases of goods by the Company; and

(c) the assets and liabilities of the Company.

Provided that all or any of the books of account aforesaid may be kept at such other place in India as the Board of Directors may decide and when the Board of Directors so decides, the Company shall, within seven days of the decision, file with the Registrar a notice in writing giving the full address of that other place.

	(2)	If the Company shall have a branch office, whether in or outside India, proper books of account relating to the transactions effected at that office shall be kept at that office, and proper summarized returns, made upto date at intervals of not more than three months, shall be sent by the branch office to the Company at its registered office or other place in India, as the Board thinks fit, where the main books of the Company are kept.

	(3)	All the aforesaid books shall give a fair and true view of the affairs of the Company or of its branch office, as the case may be, with respect to the matters aforesaid, and explain its transactions.

	(4)	The Books of Account and other books and papers shall be open to inspection by any Director during business hours.

Books of Account to be preserved	202.	The Books of Account, together with the vouchers relevant to any entry in such Books of Account of the Company relating to a period of not less than eight years immediately preceding the current year shall be preserved in good order.

Inspection by members of accounts and books of the Company	203.	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by the Company in General Meeting.

Statements of Accounts to be furnished to General Meeting	204.	The Board of Directors shall lay before each Annual General Meeting a Profit and Loss Account for the financial year of the Company and a Balance Sheet made up as at the end of the financial year which shall be a date which shall not precede the day of the meeting by more than six months or where an extension of time has been granted by the Registrar under the provisions of the Act by more than six months and the extension so granted.

Balance Sheet and Profit and Loss Account	205. (1)	Subject to the provisions of’ Section 211 of the Act every Balance Sheet and Profit and Loss Account of the Company shall be in the Forms set out in Parts I and II respectively of Schedule VI of the Act, or as near thereto as circumstances admit.

	(2)	There shall be annexed to every Balance Sheet a statement showing the bodies corporate (indicating separately the bodies corporate in the same group within the meaning of Section 372(11) of the Act) in the shares of which investments have been made by it (including all investments, whether existing ‘or not, made subsequent to the date as at which the previous Balance Sheet was made out) and the nature and extent of the investments so made in each body corporate.

	(3)	So long as the Company is a holding Company having a subsidiary, the Company shall conform to Section 212 and other applicable provisions of the Act.

	(4)	If in the opinion of the Board, any of the current assets of the Company have not a value on realization in the ordinary course of business at least equal to the amount at which they are stated, the fact that the Board is of that opinion shall be stated.

Authentication of Balance Sheet and Profit and Loss Account	206. (1)	Every Balance Sheet and every Profit and Loss Account of the Company shall be signed on behalf of the Board of Directors by the Managing Agents, if any, or Secretary, if any, and by not less than two Directors of the Company, one of whom shall be a Managing Director where there is one.

	(2)	Provided that when only one Director is for the time being in India, the Balance Sheet and Profit and Loss Account shall be signed by such Director and in such a case there shall be attached to the Balance Sheet and the Profit and Loss Account a statement signed by him explaining the reason for non-compliance with the provisions of Clause (1) above.

	(3)	The Balance Sheet and the Profit and Loss Account shall be approved by the Board of Directors before they arc signed on behalf of the Board in accordance with the provisions of this Article and before they are submitted to the Auditors for their report thereon.

Profit and Loss Account to be annexed and Auditor’s Report to be attached to the Balance Sheet	207.	The Profit and Loss Account shall be annexed to the Balance Sheet and the Auditor’s Report (including the Auditor’s separate, special or supplementary Reports, if any) shall be attached thereto.

Boards Report to be attached to Balance Sheet	208. (1)	Every Balance Sheet laid before the Company in General Meeting shall have attached to it a Report by the Board of Directors with respect to the state of the Company’s affairs; the amounts, if any, which it proposes to carry to any Reserve in such Balance Sheet; and the amount, if any, which it recommends to be paid by way of dividend and material changes, and commitments, if any, affecting the financial position of the Company which have occurred between the end of the financial year of the Company to which the Balance Sheet relates and the date of the Report.

	(2)	The Report shall, so far as it is material for the appreciation of the state of the Company’s affairs by its members, and will not in the Board’s opinion be harmful to the business of the Company or of any of its subsidiaries, deal with any changes which have occurred during the financial year in the nature of the Company’s business, in the Company’s subsidiaries or in the nature of the business carried on by them and generally in the classes of business in which the Company has an interest.

	(3)	The Board shall also give the fullest information and explanations in its report or in cases falling under the proviso to Section 222 of the Act in an addendum to that report, on every reservation, qualification or adverse remark contained in the Auditor’s Report.

	(4)	The Board’s Report and addendum (if any) thereto shall be signed by its Chairman if he is authorised in that behalf by the Board; and where he is not so authorised shall be signed by such number of Directors as are required to sign the Balance Sheet and the Profit and Loss Account of the Company by virtue of Clauses (1) and (2) of Article 206.

	(5)	The Board shall have the right to charge any person not being a Director with the duty of seeing that the provisions of Clauses (1) to (3) of this Article are complied with.

Rights of members to copies of Balance Sheet and Auditor’s Report	209.	The Company shall comply with the requirements of Section 219 of the Act.

ANNUAL RETURNS

Annual Returns	210.	The Company shall make the requisite annual returns in accordance with Sections 159 and 161 of the Act and shall file with the Registrar three copies of the Balance Sheet and Profit and Loss Account in accordance with Section 220 of the Act.

AUDIT

Accounts to be Audited	211.	Every Balance Sheet and Profit and Loss Account of the Company shall be audited by one or more Auditors to be appointed as hereinafter mentioned.

Appointment of Auditors	212. (1)	The Company at the Annual General Meeting in each year shall appoint an Auditor or Auditors to hold office from the conclusion of that meeting until the conclusion of the next Annual General Meeting, and shall within seven days of the appointment, give intimation thereof to every Auditor so appointed unless he is a retiring Auditor.

	(2)	At any Annual General Meeting, a retiring Auditor, by whatsoever authority appointed, shall be re-appointed, unless:-

(a) he is not qualified for re-appointment;

(b) he has given the Company notice in writing of his unwillingness to be re-appointed;

(c) a resolution has been passed at that Meeting appointing somebody instead of him or providing expressly that he shall not be re-appointed; or

(d)

where notice has been given of an intended resolution to appoint some person or persons in the place of a retiring Auditor, and by reason of the death, incapacity or disqualification of that person or of all those persons, as the case may be, the resolution cannot be preceded with.

	(3)	Where at an Annual General Meeting no Auditors are appointed or re-appointed, the Central Government may appoint a person to fill the vacancy.

	(4)	The Company shall, within seven days of the Central Government’s power under Clause (3) becoming exercisable, give notice of that fact to that Government.

(5)

The Directors may fill any casual vacancy in the office of Auditor, but while any such vacancy continues, the surviving or continuing Auditor or Auditors (if any) may act, but where such vacancy is caused by the resignation of an Auditor, the vacancy shall only be filled by the Company in General Meeting.

(6)

A person, other than a retiring Auditor, shall not be capable of being appointed at an Annual General Meeting unless special notice of a resolution for appointment of that person to the office of Auditor has been given by a member to the Company not less than fourteen days before the meeting in accordance with Section 190 of the Act, and the Company shall send a copy of any such notice to the retiring Auditor and shall give notice thereof to the members in accordance with Section 190 of the Act, and all the other provisions of Section 225 of the Act shall apply in the matter. The provisions of this Clause shall also apply to a resolution that a retiring Auditor shall not be re-appointed.

Qualification and disqualification of Auditors	(7)	The persons qualified for appointment as Auditors shall be only those referred to in Section 226 of the Act.

	(8)	None of the persons mentioned in Section 226 of the Act as not qualified for appointment as Auditors shall be appointed as Auditors of the Company.

Audit of Branch Offices	213.

The Company shall comply with the provisions of Section 228 of the Act in relation to the audit of the accounts of branch offices of the Company except to the extent to which any exemption may be granted by the Central Government in that behalf.

Remuneration of Auditors	214.

The remuneration of the Auditors of the Company shall be fixed by the Company in General Meeting except that the remuneration of any Auditors appointed to fill any casual vacancy may be fixed by the Directors.

Rights and Duties of Auditors	215. (1)

Every Auditor of the Company shall have the right of access at all times to the books and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

(2)

All notices of and other communications relating to any General Meeting of a Company which any member of the Company is entitled to have sent to him shall also be forwarded to the Auditor of the Company; and the Auditor shall be entitled to attend any General Meeting and to be heard at any General Meeting which he attends on any part of the business which concerns him as Auditor.

(3)

The Auditor shall make a Report to the members of the Company on the accounts examined by him and on every Balance Sheet and Profit and Loss Account, and on every other document declared by the Act to be part of or annexed to the Balance Sheet or Profit and Loss Account, which are laid before the Company in General Meeting during his tenure of office, and the Report shall state, whether, in his opinion and to the best of his information and according to the explanation given to him, the said accounts give the information required by the Act in the manner so required and give a true and fair view:-

(i) in the case of the Balance Sheet, of the state of the Company’s affairs as at the end of its financial year, and

(ii) in the case of the Profit and Loss Account, of the profit and loss for its financial year.

	(4)	The Auditor’s Report shall also state -

(a) whether he has obtained all the information and explanations which to the best of his knowledge and belief were necessary for the purpose of his audit;

(b)

whether, in his opinion, proper books of accounts as required by law have been kept by the Company so far as appears from his examination of those books, and proper returns adequate for the purposes of his audit have been received from branches not visited by him;

(c)

whether the report on the accounts of any branch office audited under Section 228 by a person other than the Company’s Auditors has been forwarded to him as required by clause (e) of sub-section (3) of that Section and how he has dealt with the same in preparing the Auditor’s Report;

(d) whether the Company’s Balance Sheet and Profit and Loss Account dealt with by the Report are in agreement with the books of account and returns.

	(5)	Where any of the matters referred to in Clauses (i) and (ii) of sub-section (2) of Section 227 of the Act, or in Clauses (a), (b), (bb) and (c) of sub-section (3) of Section 227 of the Act, or sub-clauses 4(a), (b), (c) and (d) hereof is answered in the negative or with a qualification, the Auditor’s Report shall state the reason for the answer.

(6)	The accounts of the Company shall not be deemed as not having been, and the Auditor’s
Report shall not state those accounts have not been, properly drawn up on ground merely that the Company has not disclosed certain matters if:-

		(a	)	those matters are such as the Company is not required to disclose by virtue of any provisions contained in the Act or any other Act, and

		(b	)	those provisions are specified in the Balance Sheet and Profit and Loss Account of the Company.

Accounts when audited and approved to be conclusive except as to errors discovered within three months	216.	Every account when audited and approved. by a General Meeting shall be conclusive except as regards to any error discovered therein within three months next after the approval thereof. Whenever any such error is discovered within that period, the account shall forthwith be corrected, and thenceforth shall be conclusive.

DOCUMENTS AND SERVICE OF DOCUMENTS

How document to be served on members	217. (1)	A document (which expression for this purpose shall be deemed to include and shall include any summons, notice, requisition, process, order, judgement, or any other document in relation to or in the winding up of the Company) may be served or sent by the Company on or to any member either personally or by sending it by post to him to his registered address or (if he has no registered address in India) to the address if any within India supplied by him to the Company for the giving of notices to him.

	(2)	Where document is sent by post -

		(a	)	Service thereof shall be deemed to be effected by properly addressing pre-paying and posting a letter containing the notice provided that where a member has intimated to the Company in advance that documents should be sent to him under a certificate of posting or by registered post with or without acknowledgement due and has deposited with the Company a sum sufficient to defray the expenses of doing so, service of the document shall not be deemed to be effected unless it is sent in the manner intimated by the member; and

		(b	)

such service shall be deemed to have been effected -

(i)     in the case of a notice of a meeting, at the expiration of forty-eight hours after the letter containing the notice is posted, and

(ii)    in any other case, at the time at which the letter would be delivered in the ordinary course of post.

Service on members having no registered address	218.	If a member has no registered address in India and has not supplied to the Company an address within India for the giving of notices to him, a document advertised in a newspaper circulating in the neighbourhood of the Registered Office of the Company shall be deemed to be duly served on him on the day on which the advertisement appears.

Service on persons acquiring shares on death or insolvency of	219.	A document may be served by the Company on the persons entitled to a share in consequence of the death or insolvency of a member by sending it through the post in a pre-paid letter addressed to them by name or by the title of representatives of the deceased or assignee of the insolvent or by the like description at the address (if any) in
India supplied for the purpose by the persons claiming to be so entitled or (until such an address has been so supplied) by serving the document in any manner in which the same might have been served if the death or insolvency had not occurred.

Persons entitled to notice of General Meetings	220.	Subject to the provisions of the Act and these Articles notice of General Meetings shall be given:-

		(i	)	to members of the Company as provided by Article 88 in any manner authorised by Articles 217 and 218 as the case may be or as authorised by the Act;

		(ii	)	to the persons entitled to a share in consequence of the death or insolvency of a member as provided by Article 219 or as authorised by the Act;

		(iii	)	to the Auditor or Auditors for the time being of the Company, in any manner authorised by Article 217 or the Act in the case of any member or members of the Company.

Advertisement	221.	Subject to the provisions of the Act any document required to be served or sent by the
Company on or to the members, or any of them, and not expressly provided for by these presents, shall be deemed to be duly served or sent if advertised once in one daily
English and one daily vernacular newspaper circulating in Bombay.

Members bound by document given to previous holders	222.	Every person, who by operation of law, transfer, or other means whatsoever, shall become entitled to any share shall be bound by every document in respect of such share which, previously to his name and address being entered on the Register, shall be duly served on or sent to the person from whom he derives his title to such share.

Notices by Company and signature thereto	223.	Any notice to be given by the Company shall be signed by the Managing Agents or by such Director or Officer as the Directors may appoint, and such signature may be written or printed or lithographed.

Service of notices by shareholders	224.	All notices to be given on the part of shareholders shall be left at or sent by registered post to the Registered Office of the Company.

		AUTHENTICATION OF DOCUMENTS

Authentication of documents and proceedings	225.	Save as otherwise expressly provided in the Act or these Articles, a document or proceeding requiring authentication by the Company may be signed by a Director, the Managing Agent,
		or an authorised officer of the Company and need not be under its Seal.

		WINDING UP

Distribution of assets	226.	If the Company shall be wound up, and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that as nearly as may be the losses shall be borne by the members in proportion to the capital paid-up, or which ought to have been paid-up, at the commencement of the winding up, on the shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the capital paid-up at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital at the commencement of the winding up paid-up or which ought to have been paid-up on the shares held by them respectively. But this Article is to be without prejudice to the rights of
		the holders of shares issued upon special terms and conditions.

Distribution in specie or kind	227. (1)	If the Company shall be wound up, whether voluntarily or otherwise, the liquidators may with the sanction of a special resolution, divide amongst the contributories, in specie or kind, any part of the assets of the Company and may, with the like sanction, vest any part of the assets of the Company in Trustees upon such trusts for the benefit of the contributories, or
		any of them, as the liquidators, with the like sanction shall think fit.

(2)	If thought expedient any such division may subject to the provisions of the Act be otherwise than in accordance with the legal rights of the contributories (except where unalterably fixed by the Memorandum of Association) and in particular any class may be given preferential or special rights or may be excluded altogether or in part but in case any division otherwise than in accordance with the legal rights of the contributories shall be determined on, any contributory who would be prejudiced thereby shall have a right to dissent and ancillary rights as if such determination were a special resolution passed pursuant to Section 494 of
		the Act.

(3)	In case any shares to be divided as aforesaid involve a liability to calls or otherwise any person entitled under such division to any of the said shares may within ten days after the passing of the special resolution by notice in writing direct the liquidators to sell his proportion and pay him the net proceeds and the liquidators shall if practicable act
		accordingly.

Rights of shareholders in case of sale	228.	A special resolution sanctioning a sale to any other Company duly passed pursuant to
Section 494 of the Act may subject to the provisions of the Act in like manner as aforesaid determine that any shares or other consideration receivable by the liquidators be distributed amongst the members otherwise than in accordance with their existing rights and any such determination shall be binding upon all the members subject to the rights of dissent and
		consequential rights conferred by the said section.

		SECRECY CLAUSE

Secrecy Clause	229.	No members shall be entitled to visit or inspect the Company’s Works without the permission of the Directors or the Managing Agents or to require discovery of or any information respecting any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors or the
Managing Agents it will be inexpedient in the interest of the members of the Company to
		communicate to the public.

		INDEMNITY AND RESPONSIBILITY

Directors’ and others’ right to indemnity	230. (a)	Subject to the provisions of Section 201 of the Act, every Director of the Company or of the
Managing Agents, Manager, Secretary and other officer or employee of the Company shall be indemnified by the Company against and it shall be the duty of the Directors out of the funds of the Company to pay all costs, losses and expenses (including travelling expenses)
which any such Director, Director of the Managing Agents, officer or employee may incur or become liable to by reason of any contract entered into or act or deed done by him as such
		Director, officer or servant or in any way in the discharge of his duties.

	(b)	Subject as aforesaid every Director, Managing Director, member of the Managing Agents Company, Manager, Secretary or other officer or employee of the Company shall be indemnified against any liability incurred by him in defending any proceedings whether civil or criminal in which judgement is given in his favour or in which he is acquitted or in connection with any application under Section 633 of the Act in which relief is given to him by the Court.
Not responsible for acts of others		Subject to the provisions of Section 201 of the Act no Director or Directors of the Managing Agents or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, company or corporation with whom any moneys, securities or effects shall be entrusted or deposited, or for any loss occasioned by any error of judgement or oversight on his part, or for any other loss or damage or misfortune whatever, which shall happen in the execution of the duties of his office or in relation thereto, unless the same happen through his own dishonesty.

Dated this first day of September 1945.

Names of Subscribers.	Address and Description of Subscribers.	Number of Shares taken by each Subscriber.	Witnesses.
J. R. D. TATA	Director, Tata Sons Ltd., Bombay House, Bruce Street, Fort, Bombay.	One	Witness to all signatures A. B. PARAKH Assistant to Director-in-Charge Tata Iron and Steel Company Ltd., Bombay House, Bruce Street Fort, Bombay.
S. D. SAKLATVALA	Director, Tata Sons Ltd., Bombay House, Fort, Bombay.	One
H. P. MODY	Do	One
A. D. SHROFF	Do	One
JOHN MATTHAI	Do	One
J. D. CHOKSI	Do	One
R. D. LAM	Secretary, Tata Sons Ltd., Bombay House, Fort, Bombay.	One
K. M. MADAN	Secretary and Chief Accountant, Tata Iron & Steel Co. Ltd., Bombay House, Fort, Bombay.	One

TATA MOTORS LIMITED

Special Resolution passed on the 10th August, 1961

At the Sixteenth Annual General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Registered Office of the Company on Thursday the tenth day of August, 1961, the subjoined Resolution was duly passed as a Special Resolution:-

“RESOLVED that the Regulations contained in the document submitted to this Meeting and for the purpose of identification subscribed by the Chairman thereof, be and are hereby approved and adopted as the Articles of Association of the Company, in substitution for and to the exclusion of the existing Articles thereof.”

Special Resolution passed on the 28th August, 1962

At the Seventeenth Annual General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Registered Office of the Company on Tuesday the 28th day of August, 1962, the subjoined Resolution was duly passed as a Special Resolution:-

“RESOLVED that the Articles of Association of the Company be altered by substituting the figure of ‘250’ for the figure of ‘100’ in clause (1) of Article 135.”

Special Resolution passed on the 29th January, 1963

At the Extraordinary General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Registered Office of the Company on Tuesday the 29th day of January, 1963, the subjoined Resolution was duty passed as a Special Resolution:-

“RESOLVED that the Articles of Association of the Company be altered in the manner following:

The following Article shall be substituted for Article 5 of the Articles of Association of the Company:

“5. The present Capital of the Company is Rs.15 crores divided into 1,300,000 Ordinary Shares of Rs. 100/. each and 200,000 5% Cumulative Preference Shares of Rs.100/. each”.”

Special Resolution passed on the 9th August, 1963

At the Eighteenth Annual General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Registered Office of the Company on Friday the 9th day of August, 1963, the subjoined Resolution was duly passed as a Special Resolution:-

“RESOLVED that the Articles of Association of the Company be and are hereby altered in the manner following:

In Article 146(2), insert the words “and the Act” after the word “Article” at the end”

Special Resolution passed on the 19th August, 1965

At the Twentieth Annual General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Registered Office of the Company on Thursday the 19th day of August, 1965, the subjoined Resolution was duly passed as a Special Resolution:-

“RESOLVED that the Articles of Association of the Company be altered in the manner following:

A.	Substitute the following Article for Article 5:

5.	The present capital of the Company is Rs. 20,00,00,000/. divided into 13,00,000 Ordinary Shares of Rs.100/. each, 2,00,000 5% Cumulative Preference Shares of Rs. 100/- each, 2,00,000 9% Cumulative Redeemable ‘A’ Preference Shares of Rs. 100/- each and 3,00,000 Unclassified Shares of Rs. l00/- each.

B.	Add the following Article after Article 6, as Article 6A:

6A(1)(a)	The Cumulative Redeemable ‘A’ Preference Shares (hereinafter referred to as “‘A’ Preference Shares”) shall confer on the holders thereof the right to a fixed cumulative preferential dividend at the rate of 9% per annum on the capital for the time being and from time to time paid up thereon, such dividend to be calculated from such date or dates (being not later than the date or dates of allotment) as may be fixed by the Directors, without any deduction therefrom on account of income-tax payable by the Company, but subject to such deduction of tax at source in respect of the tax payable by the shareholders as may be prescribed by Section 194 of the Income-tax Act, 1961, or any statutory modification or replacement thereof or by any Finance Act or any other Act or Rule or Regulation for the time being in force and at such rates as may be prescribed thereby or by any competent authority, and the right in winding up, subject only to the right of the holders of the 5% Cumulative Preference Shares, to payment of capital and arrears of dividend whether earned, declared or not upto the commencement of the winding up in priority to the Ordinary Shares, but shall not confer any further right to participate in the profits or assets of the Company.

(b)	The ‘A’ Preference Shares shall not confer on the holders thereof the right to vote at any meetings of the Company save to the extent and in the manner provided by sub-section (2) of Section 87 of the Companies Act, 1956, that is to say:-

(i)	Subject to the provisions of the Companies Act, 1956 and save as provided in sub-clause (ii) of this clause, every such holder shall in respect of the ‘A’ Preference Shares held by him have a right to vote only on resolutions placed before the Company which directly affect the rights attached to his ‘A’ Preference Shares.

Explanation: Any resolution for winding up the Company or for the re-payment or reduction of its share capital shall be deemed directly to affect the rights attached to the ‘A’ Preference Shares within the meaning of this sub-clause.

(ii)	Subject as aforesaid, every such holder shall in respect of the ‘A’ Preference Shares held by him, be entitled to vote on every resolution placed before the Company at any meeting, if the dividend due on such capital or any part of such dividend has remained unpaid in respect of an aggregate period of not less than two years preceding the date of commencement of the meeting.

Explanation:- For the purpose of this clause dividend shall be deemed to be due on ‘A’ Preference Shares in respect of any period whether a dividend has been declared by the Company on such shares for such period or not, on the expiry of fifteen days after the date fixed for the Annual General Meeting of the Company, in respect of the year to which the dividend relates or on the expiry of nine months after the close of such year, whichever is earlier.

(iii)	Where the holder of any ‘A’ Preference Share has a right to vote on any resolution in accordance with the provisions hereof, his voting right on a poll as the holder of such ‘A’ Preference Shares shall, subject to the provisions of Section 89 and sub-section (2) of Section 92 of the Companies Act, 1956, be in the same proportion as the capital paid-up in respect of such ‘A’ Preference Share bears to the total paid-up ordinary share capital of the Company.

(c)	The following provisions shall apply with regard to the redemption of the said ‘A’ Preference Shares:

(i)	The Company may subject to the provisions of Section 80 and other applicable provisions (if any) of the Companies Act, 1956, at any time after the 1st day of October, 1972, on six months’ notice to the holders thereof, out of any profits or out of any proceeds of a fresh issue of shares made for the purpose of redemption or out of any moneys of the Company which may be lawfully applied for that purpose, redeem at par all or any of the said 2,00,000 ‘A’ Preference Shares and shall so redeem all the said Shares not later than the 1st day of October, 1977, provided that the Company shall not apply any of its profits for that purpose unless at the time when such redemption is effected the preferential dividend on any “A” Preference Shares not then redeemed shall have been paid down to the last date for payment thereof.

(ii)	If the Company should at any time determine to redeem a part only of the said 2,00,000 “A” Preference Shares for the time being outstanding, the shares to be redeemed shall be determined by a drawing to be made at the Registered Office or at such other place as the Directors may decide, in the presence of a representative of the Auditors for the time being of the Company and forthwith after every such drawing the company shall notify to the holders of the “A” Preference Shares in writing the numbers of the “A” Preference Shares which shall have been drawn for redemption and give to such holders six months’ notice of the Company’s intention to redeem such shares by payment at a specified time, date and place against surrender of the ‘A’ Preference Shares to be redeemed.

(iii)	At the time, date and place to specified each ‘A’ Preference Shareholder, whose share or shares is or are notified for redemption, shall be bound to surrender to the Company certificate or certificates in respect of the ‘A’ Preference Share or Shares which is or are to be redeemed and upon receiving evidence of such surrender the Company shall cause to be paid to such holder of the amount payable to him in respect of such redemption.

(iv)	The dividend on any share becoming liable to redemption under the foregoing provisions shall cease to accrue as from the due date for redemption thereof, unless payment of the redemption moneys shall be refused, upon the holders demanding on or after the date and at the place specified for redemption payment of the redemption moneys payable in respect thereof and tendering certificate for such shares and a receipt for the redemption moneys duly signed and authenticated in such manner as the Company may reasonably require: provided that in the event of the payment of the redemption moneys being refused on the due date dividend at the fixed cumulative preferential rate of 9% per annum shall continue to accrue upto the actual date of redemption.

(2)	The Company shall be at liberty to issue further ‘A’ Preference Shares which shall rank for dividend and in all other respects immediately after the 5% Cumulative Preference Shares and shall rank in regard to capital and dividend and in all other respects pari passu with the aforesaid 2,00,000 ‘A’ Preference Shares.

C.	Add the following sub-clause after sub-clause (b) of clause (2) of Article III, as sub-clause (c):

‘(c)	In respect of every fully paid ‘A’ Preference Share, his voting right shall be as provided in clause (b) of Article 6A(1)’ ”.

Special Resolutions passed on the 18th August, 1966

At the Twenty-first Annual General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at Birla Matushri Sabhagar, New Marine Lines, Bombay-1 on Thursday, the 18th day of August, 1966, the subjoined Resolutions were duly passed as Special Resolutions:-

1.	“RESOLVED that the Articles of Association of the Company be altered in the manner following:-

(i)	In Article 106, for the words “fifteen days”, substitute the words “thirty days”,

(ii)	In Article 107, for the words “fourteen days” wherever they occur, substitute the words “thirty days”,

(iii)	In Article 134, delete the words “and shall also file with the Registrar within the said period of two months a declaration specifying the qualification shares held by him.”

(iv)	In Article 143 -

(a)	delete the word “previous” in the opening sentence of Clause (1),

(b)	delete the existing proviso to Clause (1) and insert the following provisos in its place:

“Provided that it shall be sufficient if the Special Resolution according the consent of the Company is passed at the general meeting of the Company held for the first time after the holding of such office or place of profit;

Provided further that where a relative of a director, or a firm in which such relative is a partner, is appointed to an office or place of profit under the Company or a subsidiary thereof without the knowledge of the director, the consent of the Company may be obtained either in the general meeting aforesaid or within three months from the date of the appointment whichever is later”,

(c)	substitute the following for Clause (3):

“(3) If any office or place of profit is held in contravention of the provisions of Clause (1) above or except as provided by Clause (2) above, the director, partner, relative, firm, private company, managing agent, secretaries and treasurers or the manager, concerned, shall he deemed to have vacated his or its office as such as on from the date next following the date of the general meeting of the Company referred to in the first proviso to Clause (1) above, or, as the case may be, the date of the expiry of the period of three months referred to in the second proviso to Clause (1) above, and shall also be liable to refund to the Company any remuneration received or the monetary equivalent of any perquisite or advantage enjoyed by him or it for the period immediately preceding the date aforesaid in respect of such office or place of profit.”

(v)	From Article 151(2)(e), delete the words and figures “or Clause (3) of Article 154 or sub-Section (3) of Section 280”.

(vi)	In Article 152, substitute the following for Clauses (2) and (3):

“(2) Every person (other than a director retiring by rotation or otherwise or a person who has left at the office of the Company a notice under Section 257 signifying his candidature for the office of a director) proposed as a candidate for the office of a director shall sign and file with the Company, his consent in writing to act as a director, if appointed,

(3)	A person other than -

(a)	a director re-appointed after retirement by rotation or immediately on the expiry of his term of office, or

(b)	an additional or alternate director, or a person filling a casual vacancy in the office of a director under Section 262 of the Act, appointed as a director or re-appointed as an additional or alternate director, immediately on the expiry of his term of office, or

(c)	a person named as a director of the Company under its Articles as first registered.

shall not act as a director of the Company unless he has within thirty days of his appointment, signed and filed with the Registrar his consent in writing to act as such director.”

(vii)	Delete the heading “AGE LIMIT FOR DIRECTORS” and delete Articles 154, 155 and 156.

(viii)	In Article 159, for the words “three calendar months and not more than two months shall intervene between the last day of the calendar month in which such meeting is held and the date of the next meeting”, substitute the words “three months and at least four such meetings shall be held in every year”.

(ix)	In Article 201, Clause (4), add the words “and other books and papers” after the words “the books of account”.

(x)	In Article 202, add the words “together with the vouchers relevant to any entry in such books of account” after the words “the current year”.

2.	“RESOLVED that

(A) Out of the 3,00,000 unclassified shares of Rs.100/- each created by Resolution No. 6 passed at the Twentieth Annual General Meeting of the Company held on the 19th August, 1965, 10,000 shares be and are hereby classified as 9% Cumulative Redeemable “A” Preference Shares of Rs.100/- each (hereinafter referred to as “A” Preference Shares) and that the Memorandum of Association of the Company be and is hereby altered accordingly.

(B) The said 10,000 “A” Preference Shares shall rank in regard to capital and dividend (including the dividend declared for the financial year ended 31st March, 1966) and in all other respects pari passu with the existing 2,00,000 9% Cumulative Redeemable “A” Preference Shares of Rs.100/- each.”

3.	“RESOLVED that the Articles of Association of the Company be altered in the manner following:

(a)	For Article 5, substitute the following Article:

‘5. The present capital of the Company is Rs.20,00,00,000 divided into 13,00,000 Ordinary Shares of Rs.100/- each, 2,00,000 5% Cumulative Preference Shares of Rs.100/- each, 2,10,000 9% Cumulative Redeemable ‘ A’ Preference Shares of Rs.100/- each and 2,90,000 Unclassified Shares of Rs.100/- each.’

(b)	In Article 6A, for the words “2,00,000 ‘A’ Preference Shares”, substitute the words “2,10,000 ‘A’ Preference Shares” wherever they occur”.

Special Resolution passed on the 14th February, 1967

At the Extraordinary General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Registered Office of the Company on Tuesday, the 14th February, 1967, the subjoined Resolution was duly passed as a Special Resolution:-

“RESOLVED that the Articles of Association of the Company be altered in the manner following:-

The following Article shall be substituted for the existing Article 5:

‘5.	The present Capital of the Company is Rs.20,00,00,000 divided into 15,05,000 Ordinary Shares of Rs.100/- each, 2,00,000 5% Cumulative Preference Shares of Rs.100/- each, 2,10,000 9% Cumulative Redeemable ‘A’ Preference Shares of Rs.100/- each and 85,000 Unclassified Shares of Rs.100/- each’.”

Special Resolution passed on the 22nd August, 1967

At the Twenty-second Annual General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Birla Matushri Sabhagar, New Marine Lines, Bombay 1 on Tuesday, the 22nd day of August, 1967, the subjoined Resolution was duly passed as a Special Resolution:-

“RESOLVED that the Articles of Association of the Company be altered in the manner following:-

For Article 44, substitute the following Article:

“44. Shares in the Company may be transferred by an instrument in writing in such form and by such procedure as may from time to time be prescribed by law. Subject thereto the Directors may prescribe a common form for instruments of transfer, which may from time to time be altered by the Directors.”

Special Resolution passed on the 12th August, 1969

At the Twenty-fourth Annual General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Birla Matushri Sabhagar on Tuesday, the 12th August, 1969, the subjoined Resolution was duly passed as a Special Resolution.

SUBSTANTIVE SPECIAL RESOLUTION NO.7

INCORPORATING THE AMENDMENT

“RESOLVED that the Articles of Association of the Company be altered in the manner following:-

(i)	After Article 2, insert the heading “TENURE OF OFFICE OF MANAGING AGENTS” and the following Article and Marginal Note as Article 2A:-

Tenure of office of Managing Agents			2A. All references whatsoever to Managing Agents, their powers functions and duties under these Articles and under any agreement entered into by them with the Company, shall be applicable only if and so long as there are Managing Agents in accordance with the provisions of the law.”

(ii)

In Article 17(a), delete the words and figures “Provided that at least one of the aforesaid two directors shall be a person other than the Director appointed by the Managing Agents under Article 126 or a Director to whom Article 133 applies” and in place thereof substitute the following:-

“PROVIDED that, if the composition of the Board permits of it, at least one of the aforesaid two directors shall be a person other than a Managing Director or Whole-time Director or, so long as the Company has Managing Agents, a person other than a Director appointed by the Managing Agents under Article 126 or a Director to whom Article 133 applies.”

		(iii)	(deleted)

		(iv)	After Article 127, insert the following Article as Article 127A:-

ICICI Director			“127A. Notwithstanding anything to the contrary contained in these Articles, so long as any moneys remain owing by the Company to the Industrial Credit and Investment Corporation of India Limited out of any loan granted by the said Corporation to the Company, the said Corporation shall have a right from time to time to appoint their nominee acceptable to the Board of Directors of the Company as a Director on the Board of the Company (hereinafter described as ‘ICICI Director’) and to remove from such office any person so appointed and to appoint any other person in his place;

The Board of Directors of the Company shall have no power to remove from office the ICICI Director;

The ICICI Director shall not be required to hold any share qualification in the Company nor shall he be liable to retirement by rotation. Subject as aforesaid, the ICICI Director shall be entitled to the same rights and privileges and be subject to the same obligations as any other Director of the Company.”

		(v)	In Clause (3) of Article 168, after the words “the Managing Agents”, insert the words “or the Managing Director”.

		(vi)	In the proviso to Clause (1) of Article 174, after the words “any Committee of Directors”, insert the words “or the Managing Director”.

		(vii)	In Sub-Clause (f) of Clause (1) of Article 176, for the words “Register of Directors and Managing Agents”, substitute the words “Register of Directors, Managing Directors and Managing Agents”.

		(viii)	After Article 185, insert the heading “MANAGING OR WHOLE-TIME DIRECTOR(S)” and the following Articles and Marginal Notes as Articles 185A, 185B, 185C and 185D:-

Power to appoint Managing or Whole-time Director(s)	185A	Subject to the provisions of the Act, the Directors may from time to time appoint one or more of their body to be a Managing Director or Managing Directors (in which expression shall be included a Joint Managing Director) or Whole-time Director or Whole-time Directors of the Company for such term not exceeding five years at a time as they may think fit, to manage the affairs and business of the Company as and when Tata Industries Private Limited cease to be the Managing Agents of the Company and may from time to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their place or places.

What provisions they shall be subject to	185B		Subject to the provisions of the Act and of these Articles, a Managing Director or a Whole-time Director shall not, while he continues to hold that office, be subject to retirement by rotation under Article 146 but he shall subject to the provisions of any contract between him and the Company be subject to the same provisions as to resignation and removal as the other Directors of the Company and he shall ipso facto and immediately cease to be a Managing Director or Whole-time Director if he ceases to hold the office of Director for any cause, provided that if at any time the number of Directors (including the Managing Director or Whole-time Director) as are not subject to retirement by rotation shall exceed one-third of the total number of the Directors for the time being, then such Managing Director or Managing Directors or Whole-time Director or Whole-time Directors, as the Directors shall from time to time select, shall be liable to retirement by rotation in accordance with Article 146 to the intent that the Directors not liable to retirement by rotation shall not exceed one-third of the total number of Directors for the time being.

Remuneration of Managing or Whole-time Director(s)	185C		The remuneration of a Managing Director or Whole-time Director (subject to Section 309 and other applicable provisions of the Act and of these Articles and of any contract between him and the Company), shall from time to time be fixed by the Directors, subject to the approval of the Company in General Meeting, and may be by way of fixed salary, or commission on profits of the Company or by participation in any such profits or by any or all of those modes. A Managing Director or Whole-time Director shall not receive or be paid any commission on sales or purchases made by or on behalf of the Company.

Powers and duties of Managing or Whole-time Director(s)	185D		Subject to the superintendence, control and direction of the Board of Directors, the day to day management of the Company shall be in the hands of the Director or Directors appointed under Article 185A, with power to the Directors to distribute such day to day management functions among such Directors, if more than one, in any manner as directed by the Board or to delegate such power of distribution to anyone of them. The Directors may from time to time entrust to and confer upon a Managing Director or Whole-time Director for the time being save as prohibited in the Act, such of the powers exercisable under these presents by the Directors as they may think fit and may confer such powers for such time and to be exercised for such objects and purposes, and upon such terms and conditions and with such restrictions as they think expedient and they may subject to the provisions of the Act and these Articles confer such powers either collaterally with or to the exclusion of or in substitution for all or any of the powers of the Directors, in that behalf and may from time to time revoke, withdraw, alter or vary all or any of such powers.”

		(ix)	Substitute the following for sub-clause (a) of Clause (1) of Article 199:-

“(a) by the issue and distribution as fully paid up, of shares and if and to the extent permitted by the Act, of debentures, debenture stock, bonds or other obligations of the Company, or”

		(x)	Substitute the following for Clause (1) of Article 206:-

“(1)  Every Balance Sheet and every Profit and Loss Account of the Company shall be signed on behalf of the Board of Directors by the Managing Agents, if any, or Secretary, if any, and by not less than two Directors of the Company, one of whom shall be a Managing Director where there is one.”

Special Resolution passed on the 27th January, 1970

At the Extraordinary General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Registered Office of the Company, Bombay House, 24, Bruce Street, Fort, Bombay 1 on Tuesday, the 27th January, 1970, the subjoined Resolution was duly passed as a Special Resolution:-

“RESOLVED that the Articles of Association of the Company be altered in the manner following:-

After Article 4, insert the following heading and Article as Article 4A:-

‘SOCIAL RESPONSIBILITIES OF THE COMPANY

Social Respon-sibilities of the Company	4A	The Company shall have among its objectives the promotion and growth of the national economy through increased productivity, effective utilisation of material and manpower resources and continued application of modern scientific and managerial techniques in keeping with the national aspirations; and the Company shall be mindful of its social and moral responsibilities to the consumers, employees, shareholders, society and the local community’.”

Special Resolution passed on the 18th August, 1970

At the Twenty-fifth Annual General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Birla Matushri Sabhagar, New Marine Lines, Bombay 20 on Tuesday, the 18th August, 1970, the subjoined Resolution was duly passed as a Special Resolution:-

“RESOLVED that the Articles of Association of the Company be altered in the manner following:-

For the existing Article 134, substitute the following:

Share Qualifi-cation of Directors	134	The qualification of a Director whose period of office is liable to determination by retirement by rotation shall be the holding of shares in the Company of the aggregate nominal value of rupees five thousand. A Director may act before acquiring his qualification but shall, in any case, acquire the same within two months from his appointment as Director. Notwithstanding anything contained in this Article, the Managing Director, Joint Managing Director (if any) and Whole-time Director shall not be required to hold any such qualification shares.”

Special Resolutions passed on the 27th October, 1970

At the Extraordinary General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY, LIMITED, duly convened and held at the Registered Office of the Company, Bombay House, 24, Bruce Street, Fort, Bombay 1 on Tuesday, the 27th October, 1970 the subjoined Resolutions were duly passed as Special Resolutions:-

“RESOLVED that the Articles of Association of the Company be and the same are hereby altered by substituting for the existing Article 5, the following Article:

“5. The Capital of the Company is Rs.24,00,00,000/- divided into 17,50,000 Ordinary Shares of Rs.100/- each, 2,00,000 5% Cumulative Preference Shares of Rs.100/- each, 2,10,000 9% Cumulative Redeemable “A” Preference Shares of Rs.100/- each and 2,40,000 New 9% Cumulative Redeemable “A” Preference Shares of Rs.100/- each”.”

“RESOLVED that the object clause No. 46 of the Memorandum of Association of the Company be and is hereby amended by substituting for it the following object clause:

“To amalgamate with any Company or Companies”.”

“RESOLVED that the Articles of Association of the Company be and the same are hereby altered by adding new Article 6B after the existing Article 6A of the Articles of Association:

“6B. The 2,25,000 New 9% Cumulative Redeemable “A” Preference Shares to be issued and allotted under the Scheme of Amalgamation of The Central Bank of India Limited with the Company shall rank pari passu with and confer on the holders thereof the same right as the rights conferred on the existing 2,10,000 9% Cumulative Redeemable “A” Preference Shares of Rs.100/- each as set out in Article 6A hereof save and except that:

(i)	the New 9% Cumulative Redeemable “A” Preference Shares shall not rank for dividends declared for the accounting year of the Company ended the 31st March, 1970 but shall rank pari passu with the existing Cumulative Redeemable “A” Preference Shares for all dividends declared on or payable in respect of the Cumulative Redeemable “A” Preference Shares of the Company after the Effective Date mentioned in the Scheme notwithstanding that such dividends shall relate to an accounting year of the Company commencing prior to the Effective Date but further so that the holders of such New

Cumulative Redeemable “A” Preference Shares shall only be entitled to a portion of the dividends declared in respect of the accounting year ending the 31st March, 1971 proportionate to the period for which holders of such New Cumulative Redeemable “A” Preference Shares shall hold the same during the accounting year from the Appointed Day and

(ii)	the 2,25,000 New 9% Cumulative Redeemable “A” Preference Shares shall be redeemable by the Company on or before the 1st day of October, 1982, by giving six months’ previous notice in writing to the holders thereof”.”

Special Resolution passed on the 17th August, 1971

At the Annual General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Birla Matushri Sabhagar, New Marine Lines, Bombay 20 on Tuesday, the 17th August, 1971, the subjoined Resolution was duly passed as a Special Resolution:-

“RESOLVED that Resolutions 4, 5 and 6 passed as Special Resolutions at the Extraordinary General Meeting of the Company held on the 27th October, 1970 be altered in the manner following:

(i)	for the figures and words “75,000 Ordinary Shares” wherever they occur in the said Resolution 4, the figures and words “upto 77,000 Ordinary Shares” shall be substituted and always be deemed to have been substituted;

(ii)	for the figures and words “2,25,000 New 9% Cumulative Redeemable “A” Preference Shares” wherever they occur in the said Resolutions 4 and 6 the figures and words “upto 2,31,000 New 9% Cumulative Redeemable “A” Preference Shares” shall be substituted and always be deemed to have been substituted; and

(iii)	for the figures and words, “2,25,000 Ordinary Shares” wherever they occur in the said Resolution 5, the figures and words “upto 2,31,000 Ordinary Shares” shall be substituted and always be deemed to have been substituted.”

“RESOLVED that subject to confirmation by the Court, the Capital of the Company be reduced from Rs.24,00,00,000/- to Rs.22,00,00,000/- (divided into 17,50,000 Ordinary Shares of Rs.100/- each, 2,10,000 9% Cumulative Redeemable “A” Preference Shares of Rs.100/- each and 2,40,000 New 9% Cumulative Redeemable “A” Preference Shares of Rs.100/- each) and the remainder of the Capital namely 2,00,000 5% Cumulative Preference Shares of Rs.100/- each numbered 1 to 2,00,000 and held by the Government of India be paid off and that such last-mentioned Preference Shares and all liability thereon be wholly extinguished.”

“RESOLVED further that consequential amendments be made in the Capital Clauses of the Memorandum and Articles of Association of the Company after the said reduction becomes operative and effective.”

Special Resolution passed on the 31st July, 1973

At the Annual General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Birla Matushri Sabhagar, New Marine Lines, Bombay-400 020, on Tuesday, the 31st July, 1973, the subjoined Resolution was duly passed as a Special Resolution:

“RESOLVED that the Articles of Association of the Company be altered in the manner following:

For the existing Articles 128 and 129, substitute the following:

Debenture Director	128	Notwithstanding anything to the contrary contained in the Articles, so long as any Debentures issued by the Company remain outstanding the holders of such Debentures shall in accordance with the provisions of the Trust Deed securing such Debentures have a right to appoint and nominate from time to time any person or persons as a Director or Directors on the Board of the Company and to remove and re-appoint any person or persons in his or their place or places. A Director so appointed under this Article is herein referred to as “the Debenture Director” and the term “Debenture Director” means a Director for the time being in office under this Article. The Board of Directors of the Company shall have no power to remove from office the Debenture Director. The Debenture Director shall have all the rights and privileges as any other Director of the Company other than a Managing or Whole-time Director.

Debenture Director not bound to hold qualification shares	129	The Debenture Director shall not be bound to hold any qualification shares nor shall he be liable to retirement by rotation subject however to the provisions of the Trust Deed securing such Debentures.”

Special Resolution passed on the 30th July, 1975

At the Annual General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Birla Matushri Sabhagar, New Marine Lines, Bombay-400 020, on Wednesday, the 30th July, 1975, the subjoined Resolution was duly passed as a Special Resolution:

“RESOLVED that the Articles of Association of the Company be and the same are hereby altered by inserting the following Article as Article 127B after Article 127A:

Financial Institutions’ Directors	127B	Notwithstanding anything to the contrary contained in these Articles, so long as any moneys by way of loans/privately placed debentures remain owing by the Company to the Industrial Development Bank of India, Industrial Finance Corporation of India, Life Insurance Corporation of India and Unit Trust of India (hereinafter cumulatively referred to as the financial institutions), the financial institutions shall jointly have a right to appoint two nominees as directors on the Board of the Company (hereinafter described as Financial Institutions’ Directors).

The directors so appointed will not be required to hold qualification shares and they will not be liable to retire by rotation. The financial institutions may at any time and from time to time remove the nominee or nominees appointed by them and on a vacancy being caused in such office from any cause, whether by resignation, removal or otherwise, appoint another or others in his/their place. Such appointment or removal shall be by notice in writing to the Company. The Board of Directors of the Company shall have no power to remove such nominee or nominees from office. Each such nominee shall be entitled to the same rights, privileges and obligations as any other director of the Company, and shall also be entitled to attend any general meeting of the Company. The Company shall pay to such directors normal fees and expenses to which the other directors are entitled. The Company shall also pay or reimburse any expenses that may be incurred by financial institutions or such directors in connection with their appointment. Such directors as well as financial institutions shall be entitled to receive all notices and other communications (including agenda) relating to meetings of the Board and its committees and general meetings of the Company and the minutes of all such meetings’.”

Special Resolution passed on 17th August, 1976

At the Annual General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Birla Matushri Sabhagar, New Marine Lines, Bombay-400 020, on Tuesday, the 17th August, 1976, the subjoined Resolution was duly passed as a Special Resolution:

“RESOLVED that the Articles of Association of the Company be altered in the following manner:-

For Article 5 the following Article shall be substituted:

5.	The Capital of the Company is Rs.30,00,00,000 divided into 25,50,000 Ordinary Shares of Rs.100/- each, 2,10,000 9% Cumulative Redeemable “A” Preference Shares of Rs.100/- each, and 2,40,000 New 9% Cumulative Redeemable “A” Preference Shares of Rs.100/- each.’”

Special Resolution passed on 11th August, 1977

At the Annual General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Birla Matushri Sabhagar, Sir Vithaldas Thackersey Marg, Bombay 400 020, on Thursday, the 11th August, 1977, the subjoined Resolution was duly passed as a Special Resolution:

“RESOLVED that the Articles of Association of the Company be altered in the following manner:-

Substitute the following Article for the existing Article 134:-

‘134. A Director of the Company shall not be required to hold qualification shares.’”

Special Resolution passed on 8th August, 1978

At the Annual General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Birla Matushri Sabhagar, New Marine Lines, Bombay 400 020, on Tuesday, the 8th August, 1978, the subjoined Resolution was duly passed as a Special Resolution:

“RESOLVED that the Articles of Association of the Company be altered in the following manner:

For Article 5, the following Article shall be substituted:

‘5. The capital of the Company is Rs.40,00,00,000 divided into 35,50,000 Ordinary Shares of Rs,100/- each, 2,10,000 9% Cumulative Redeemable ‘A’ Preference Shares of Rs.100/- each and 2,40,000 New 9% Cumulative Redeemable ‘A’ Preference Shares of Rs,100/- each.’”

Special Resolution passed on 26th July, 1979

At the Annual General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at Birla Matushri Sabhagar, New Marine Lines, Bombay-400 020, on Thursday, the 26th July, 1979, the subjoined Resolution was duly passed as a Special Resolution:

“RESOLVED that the Articles of Association of the Company be altered in the manner following:-

For Article 5 the following Article shall be substituted:

‘5. The Capital of the Company is Rs.60,00,00,000 divided into 55,50,000 Ordinary Shares of Rs.100/- each, 2,10,000 9% Cumulative Redeemable ‘A’ Preference Shares of Rs.100/- each and 2,40,000 New 9% Cumulative Redeemable ‘A’ Preference Shares of Rs.100/- each.’”

Special Resolution passed on the 24th August, 1982

At the Annual General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at Birla Matushri Sabhagar, New Marine Lines, Bombay 400 020, on Tuesday, the 24th August, 1982, the subjoined Resolution was passed as a Special Resolution:

“RESOLVED that, Article 124 of the Articles of Association of the Company be substituted by the following Article:

‘Number of Directors	124	Until otherwise determined by a General Meeting, the number of Directors shall not be less than 3 or more than 16 excluding the Steel Director, the Debenture Director and the Financial Institutions’ Director or Directors’.”

Special Resolution passed on the 24th August, 1983

At the Annual General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at Birla Matushri Sabhagar, New Marine Lines, Bombay 400020, on Wednesday, the 24th August, 1983, the subjoined Resolution was passed as a Special Resolution:

“RESOLVED that, the Articles of Association of the Company be altered pursuant to Section 31 of the Companies Act, 1956, in the following manner:

(A)		Substitute the following Article for Article 5:

Capital	5.	The Capital of the Company is Rs.60,00,00,000 divided into 55,50,000 Ordinary Shares of Rs.100/– each, 2,10,000 9% Cumulative Redeemable “A” Preference Shares of Rs.l00/– each, 12,147 New 9% Cumulative Redeemable “A” Preference Shares of Rs.100/– each and 2,27,853 New 13.5% Cumulative Redeemable “A” Preference Shares of Rs.100/– each.’

(B)		After Article 6B, add the following Article:

	‘6C.	The 2,27,853 New 9% Cumulative Redeemable “A” Preference Shares of Rs.100/– each issued and allotted out of the 2,40,000 New 9% Cumulative Redeemable “A” Preference Shares issued, pursuant to the Scheme of Amalgamation of the Central Bank of India Limited with the Company, which Shares being redeemable on the 1st October, 1982 have been further extended upto the 30th September 1992 shall rank pari passu with and confer on the holders thereof the same rights as conferred on the earlier 9% Cumulative Redeemable “A” Preference Shares save and except that–

(i) commencing from the 1st October, 1982, the said Shares shall carry the right to fixed cumulative preferential dividend @ 13.5% per annum (subject to deduction of tax), provided that if at any time during the currency of the said Shares the Central Government announces any increase in the rate of dividend payable on such Shares, the Company shall pay such higher rate of dividend on the outstanding number of Shares from a date to be specified, subject, however, to the Company obtaining the requisite approval from the appropriate authorities;

(ii) the said Shares shall be classified as New 13.5% Cumulative Redeemable “A” Preference Shares of Rs.100/– each; and

(iii) the said Shares shall be redeemable in four annual instalments, the first three instalments of the said shares being worth Rs.57,00,000 each and the last being worth Rs.56,85,300; the first such instalment being redeemable on the 1st day of October, 1989 followed by further instalments on the 1st October of each subsequent year till 1992; the Shares to be determined for redemption by a draw to be made at the Registered Office of the Company in the presence of a representative of the Company’s Auditors for the time being on or before the 31st August in each year of redemption; the Company being under an obligation to notify in writing forthwith after every such draw to the holders of the said Shares the numbers of shares which shall have been drawn for redemption, and to give to such Shareholders notice of the Company’s intention to redeem such Shares by payment at a specified time, date and place against surrender of the said Shares to be redeemed, it being understood that -

(a) at the time, date and place so specified, each Shareholder whose shares are notified for redemption shall be bound to surrender to the Company the Certificates in respect of such Shares which are to be redeemed and upon such surrender, the Company shall cause to be paid to such Shareholders the amount payable to them as a result of such redemption;

(b) the dividend on the said Shares becoming liable to redemption as above shall cease to accrue as from the due date for redemption thereof unless Company has either failed or refused to redeem the said Shares in which event dividend on the said Shares shall continue to accrue upto the actual date of redemption.’

(C)		Substitute the following Article and marginal notes for Article 95 and its marginal notes:

‘Chairman of Directors or Deputy Chairman, or Vice-Chairman or a Director to be Chairman of General Meeting	95	(1) The Chairman of the Board of Directors shall, if willing, preside as Chairman at every General Meeting, whether Ordinary or Extraordinary Director ordinary, but if there be no such Chairman, or in case of his absence or refusal, the Deputy Chairman or Vice-Chairman of the Board of Directors shall, if willing, preside as Chairman at such meeting and if there be no such Deputy Chairman or Vice-Chairman, or in case of his absence or refusal, some one of the Directors present shall be chosen to be the Chairman of the meeting.

In case of their absence or refusal a member may act		(2) If at any meeting a quorum of members shall be present, and the Chair shall not be taken by the Chairman of the Board or by the Deputy Chairman or the Vice-Chairman or by a Director at the expiration of half an hour from the time appointed for holding the meeting or if before the expiration of that time all the Directors shall decline to take the chair, the members present shall choose one of their own number to be Chairman of the meeting.’

(D)		Substitute the following Article and marginal note for Article 163 and its marginal note:

‘Appointment of Chairman, Deputy Chairman and Vice-Chairman	163	(1) The Directors may elect a Chairman of their meetings, and determine the period for which he is to hold office.

(2) The Directors may appoint a Deputy Chairman or a Vice-Chairman of the Board of Directors to preside at meetings of the Directors at which the Chairman shall not be present.’

(E)		In Article 164 for the word ‘the Vice-Chairman’, substitute the words ‘the Deputy Chairman or the Vice-Chairman’.

(F)		In Article 165 for the words ‘whether the Chairman or Vice-Chairman appointed by virtue of these Articles or the Director presiding at such meeting, substitute the words ‘whether the Chairman, Deputy Chairman or Vice-Chairman appointed by virtue of these Articles or the Director presiding at such meeting’.”

Special Resolution passed on the 23rd August, 1984

At the Annual General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at Birla Matushri Sabhagar, New Marine Lines, Bombay 400 020, on Thursday, the 23rd August, 1984, the subjoined Resolution was passed as a Special Resolution:

“RESOLVED that, the Articles of Association of the Company be altered in the manner following:

In Article 127B, delete the word ‘and’ appearing after ‘Life Insurance Corporation of India’ and add the words and ‘General Insurance Corporation of India and its subsidiaries’ after the words ‘Unit Trust of India’.”

Special Resolution passed on the 26th August, 1986

At the Annual General Meeting of the Members of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at Birla Matushri Sabhagar, New Marine Lines, Bombay 400 020, on Tuesday, the 26th August 1986, the subjoined Resolution was passed as a Special Resolution:

“RESOLVED that the Articles of Association of the Company be altered pursuant to Section 31 of the Companies Act, 1956, in the following manner:

(A)	Substitute the following Article for Article 5:

‘Capital 5. The Capital of the Company is Rs.100,00,00,000/- divided into 95,50,000 Ordinary Shares of Rs.100/- each, 2,10,000 9% Cumulative Redeemable “A” Preference Shares of Rs.100/- each, 12,147, New 9% Cumulative Redeemable “A” Preference Shares of Rs.100/- each and 2,27,853, New 13.5% Cumulative Redeemable “A” Preference Shares of Rs.100/- each.”

(B)	Add the following Article as new Article 17 A:

Discretion to refuse Sub-division or Consolidation of Certificates	‘17A. Notwithstanding anything contained in Article 17, the Board may in its absolute discretion refuse applications for the sub-division or consolidation of share, debenture or bond certificates in denominations of less than the marketable lot except when such sub-division or consolidation is required to be made to comply with a statutory provision or an order of a competent court of law.’

(C)	In Article 135(1), subject to the approval of the Central Government, for the word and figure ‘Rs.250/-’ at both places substitute the word and figure ‘Rs.500/-’.”

Special Resolution passed on the 9th March, 1987

At the Extra-0rdinary General Meeting of the Tata Engineering & Locomotive Company Limited, duly convened and held at the Registered Office of the Company, at Bombay House, 24, Homi Mody Street, Hutatma Chowk, Bombay 400 001, on Monday, the 9th March, 1987, the subjoined Resolution was passed as a Special Resolution:

“RESOLVED that the Articles of Association of the Company be altered pursuant to Section 31 of the Companies Act, 1956, in the following manner:

Substitute the following Article for Article 5:

Capital 5.	The Capital of the Company is Rs.150,00,00,000/- divided into 145,50,000 Ordinary Shares of Rs.100/- each, 2,10,000 9% Cumulative Redeemable “A” Preference Shares of Rs.100/- each, 12,147 New 9% Cumulative Redeemable “A” Preference Shares of Rs.100/- each and 2,27,853 New 13.5% Cumulative Redeemable “A” Preference Shares of Rs.100/- each”.

Special Resolution passed on the 11th August, 1988

At the Annual General Meeting of the TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Birla Matushri Sabhagar, Sir Vithaldas Thackersey Marg, Bombay 400 020, on Thursday, the 11th August 1988, the sub-joined Resolution was passed as a Special Resolution:-

“RESOLVED that the Articles of Association of the Company be altered pursuant to Section 31 of the Companies Act, 1956, in the following manner:

(A)	For Article 100 substitute the following:

‘Demand for poll	100. Before or on the declaration of the result of the voting on any resolution on a show of hands, a poll may be ordered to be taken by the Chairman of the Meeting of his own motion and shall be ordered to be taken by him on a demand made in that behalf by any member or members present in person or by proxy and holding shares in the Company which confer a power of vote on the resolution not being less than one-tenth of the total voting power in respect of the resolution, or on which an aggregate sum of not less than fifty thousand rupees has been paid up. The demand for a poll may be withdrawn at any time by the person or persons who make the demand.’

(B)	In clause (1) of Article 135, for the first sentence thereof, substitute the following:

‘The maximum remuneration of a Director for his services shall be such sum as may be prescribed by the Act or the Central Government from time to time for each meeting of the Board of Directors attended by him.’

(C)	Delete Article 143

(D)	At the end of clause (I) of Article 152, add the following words:

‘along with a deposit of five hundred rupees which shall be refunded to such person or, as the case may be, to such member, if the person succeeds in getting elected as a Director’.”

Special Resolution passed on the 18th August, 1989

At the Annual General Meeting of the TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Birla Matushri Sabhagar, Sir Vithaldas Thackersey Marg, Bombay 400 020, on Friday, the 18th August 1989, the sub-joined Resolution was passed as a Special Resolution:-

“RESOLVED that the Articles of Association of the Company be altered in the following manner:

Substitute the following Article for Article 5:

‘5.	The capital of the Company is Rs.150,00,00,000/- divided into 14,55,00,000 Ordinary Shares of Rs.10/- each, 2,10,000 9% Cumulative Redeemable “A” Preference Shares of Rs.100/- each, 12,147 New 9% Cumulative Redeemable “A” Preference Shares of Rs.100/- each and 2,27,853 New 13.5% Cumulative Redeemable “A” Preference Shares of Rs.100/- each’.”

Special Resolution passed on the 16th August, 1991

At the Annual General Meeting of the TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Birla Matushri Sabhagar, Sir Vithaldas Thackersey Marg, Bombay 400 020, on Friday, the 16th August 1991, the sub-joined Resolution was passed as a Special Resolution :-

“RESOLVED that the Articles of Association of the Company be altered pursuant to Section 31 of the Companies Act, 1956, in the following manner:

(A) In Article 26 for the words ‘at such rate not exceeding 9 per cent per annum as the Directors shall fix’, substitute the words ‘at such rate of interest as may be determined by the Directors from time to time’.

(B) In Article 36, for the words ‘at such rate not exceeding 9 per cent per annum as the Directors may determine’, substitute the words’ at such rate of Interest as may be determined by the Directors from time to time’.

(C) In Article 108, for the words ‘on payment of six annas for every one hundred words or fractional part thereof required to be copied’ substitute the words ‘on payment of such amount for such number of words required to be copied as may be prescribed by the Government from time to time’.

Ordinary Resolution passed on the 30th March, 1994

At the Extra Ordinary General Meeting of the TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Birla Matushri Sabhagar, Sir Vithaldas Thackersey Marg, Bombay 400 020, on Wednesday, the 30th March, 1994, the subjoined Resolution was passed as a Ordinary Resolution:-

“RESOLVED that the Authorised Capital of the Company be increased from Rs.150,00,00,000 divided into 14,55,00,000 Ordinary Shares of Rs.10/- each, 2,10,000 9% Cumulative Redeemable “A” Preference Shares of Rs.100/- each, 12,147 New 9% Cumulative Redeemable “A” Preference Shares of Rs.100/- each and 2,27,853 New 13.5% Cumulative Redeemable “A” preference shares of Rs.100/- to Rs.200,00,00,000 divided into 20,00,00,000 Ordinary Shares of Rs.10/- each by the creation of 5,00,00,000 Ordinary Shares of Rs.10/- each and the reclassification and sub-division of the aforesaid Redeemed 4,50,000 Preference Shares of Rs.100/- each into 45,00,000 Ordinary Shares of Rs.10/- each and that Clause V of the Memorandum of Association of the Company be altered accordingly.”

Special Resolution passed on the 30th March, 1994

At the Extra Ordinary General Meeting of the TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED. duly convened and held at the Birla Matushri Sabhagar, Sir Vithaldas Thackersey Marg, Bombay 400 020, on Wednesday, the 30th March 1994, the subjoined Resolution was passed as a Special Resolution:-

“RESOLVED that the Articles of Association of the Company be altered as follows:

A.	For Article 5, Substitute the following Article:-

5. The capital of the Company is Rs.200,00,00,000 divided into 20,00,00,000 Ordinary Shares of Rs.10/- each.

B.	Delete Articles 6. 6A 6B and 6C.

C.	After Article 7 Insert the following article as Article 7 A:

Shares with non-voting rights	“7A In the event it is permitted by the Law to issue shares with non-voting rights attached to them, the Directors may issue such shares upon such terms and conditions and with such rights and privileges annexed thereto as thought fit and as may be permitted by the Law.”

Special Resolution passed on the 11th September, 1995

At the Annual General Meeting of the TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Birla Matushri Sabhagar, Sir Vithaldas Thackersey Marg, Bombay 400 020, on Monday, the 11th September 1995, the subjoined Resolution was passed as a Special Resolution :

“RESOLVED that pursuant to the provisions of Section 31 of the Companies Act, 1956, the Articles of Association of the Company be altered as follows :-

For Article 5, substitute the following Article :-

5. The Capital of the Company is Rs.400,00,00,000 divided into 30,00,00,000 Ordinary Shares of Rs.10/- each and 10,00,00,000 Unclassified Shares of Rs.10/-.”

Special Resolution passed on the 30th July, 1997

At the Annual General Meeting of the TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Birla Matushri Sabhagar, Sir Vithaldas Thackersey Marg, Mumbai 400 020, on Wednesday, the 30th July, 1997, the subjoined Resolution was passed as a Special Resolution :-

“RESOLVED that pursuant to the provisions of Section 31 of the Companies Act, 1956, the Articles of Association of the Company be altered as follows :-

In Article 124, for the number and words ‘16 excluding the Steel Directors, the Debenture Director and the Financial Institutions’ Director or Directors’ substitute the number ‘15’ .”

Special Resolution passed on the 28th July, 1998

At the Annual General Meeting of the TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Birla Matushri Sabhagar, Sir Vithaldas Thackersey Marg, Mumbai 400 020, on Tuesday, the 28th July, 1998, the subjoined Resolution was passed as a Special Resolution :-

“RESOLVED that the pursuant to Section 31 and all other applicable provisions, if any, of the Companies Act, 1956, the Articles of Association of the Company be altered as follows :-

i)	Insert the following Heading and Article as Article 66A after Article 66.

BUY-BACK OF SHARES

Buy back of Shares	66A		Notwithstanding anything contained in these Articles, in the event it is permitted by law for a company to purchase its own shares or securities, the Board of Directors may, when and if thought fit, buy back such of the Company’s own shares or securities as it may think necessary, subject to such limits, upon such terms and conditions, and subject to such approvals, as may be permitted by law.

		ii)	Insert the following Heading and Article as Article 73A after Article 73.

DEMATERIALISATION OF SECURITIES

Definitions	73A

		1	For the purpose of this Article :-

			‘Beneficial Owner’ means a person or persons whose name is recorded as such with a depository;

			‘SEBI’ means the Securities and Exchange Board of India;

			‘Depository” means a company formed and registered under the Companies Act, 1956, and which has been granted a certificate of registration to act as a depository under the Securities and Exchange Board of India Act, 1992; and

			‘Security’ means such security as may be specified by SEBI from time to time.

Dematerial-isation of Securities		2	Notwithstanding anything contained in these Articles, the Company shall be entitled to dematerialise its securities and to offer securities in a demeterialised form pursuant to the Depositories Act, 1996.

Options for investors		3	Every person subscribing to securities offered by the Company shall have the option to receive security certificates or to hold the securities with a depository. Such a person who is the beneficial owner of the securities can at any time opt out of a depository, if permitted by the law, in respect of any security in the manner provided by the Depositories Act, and the Company shall, in the manner and within the time prescribed, issue to the beneficial owner the required Certificate of Securities.

			If a person opts to hold his security with a depository, the Company shall intimate such depository the details of allotment of the security, and on receipt of the information, the depository shall enter in its record the name of the allottee as the beneficial owner of the security.

Securities in depositories to be in fungible form	4		All securities held by a depository shall be dematerialised and be in fungible form. Nothing contained in Sections 153, 153A, 153B, 187B, 187C and 372 of the Act shall apply to a depository in respect of the securities held by it on behalf of the beneficial owners.

Rights of depositories and beneficial owners	5	(a)	Notwithstanding anything to the contrary contained in the Act or these Articles, a depository shall be deemed to be the registered owner for the purposes of effecting transfer of ownership of security on behalf of the beneficial owner.

		(b)	Save as otherwise provided in (a) above, the depository as the registered owner of the securities shall not have any voting rights or any other rights in respect of the securities held by it.

		(c)	Every person holding securities of the company and whose name is entered as the beneficial owner in the records of the depository shall be deemed to be a member of the Company. The beneficial owner of securities shall be entitled to all the rights and benefits and be subject to all the liabilities in respect of his securities which are held by a depository.

Service of documents	6.		Nothwithstanding anything in the Act or these Articles to the contrary, where securities are held in a depository, the records of the beneficial ownership may be served by such depository on the Company by means of electronic mode or by delivery of floppies or discs.

Transfer of Securities	7		Nothing contained in Section 108 of the Act or these Articles shall apply to a transfer of securities effected by a transferor and transferee both of whom are entered as beneficial owners in the records of a depository.

Allotment of Securities dealt with in a depository	8		Notwithstanding anything in the Act or these Articles, where securities are dealt with by a depository, the Company shall intimate the details thereof to the depository immediately on allotment of such securities.

Distinctive numbers of Securities held in a depository	9		Nothing contained in the Act or these articles regarding the necessity of having distinctive numbers for securities issued by the Company shall apply to securities held with a depository.

Register and Index of beneficial owners	10		The Register and Index of beneficial owners maintained by a depository under the Depositories Act, 1996, shall be deemed to be the Register and Index of Members and Security holders for the purposes of these Articles.”

Special Resolution passed on August 14, 2001

At the Annual General Meeting of the TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Birla Matushri Sabhagar, Sir Vithaldas Thackersey Marg, Bombay 400 020, on Tuesday, August 14, 2001 the subjoined Resolution was passed as a Special Resolution :-

“RESOLVED that pursuant to the provisions of Section 31 and other applicable provisions, if any, of the Companies Act, 1956, the Articles of Association of the Company be altered as follows:-

For Article 5, substitute the following Article:-

‘5. The Capital of the Company is Rs. 400,00,00,000/- divided into 35,00,00,000 Ordinary Shares of Rs.10/- each and 5,00,00,000 Unclassified Shares of Rs.10/- each.”

Special Resolution passed on March 27, 2002

At the Extraordinary General Meeting of the TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Birla Matushri Sabhagar, Sir Vithaldas Thackersey Marg, Mumbai 400 020, on Wednesday, March 27, 2002, the subjoined Resolution was passed as a Special Resolution:-

“RESOLVED that pursuant to Section 31 and all other applicable provisions, if any, of the Companies Act, 1956, the Articles of Association of the Company be altered as follows:

In Article 199 (1) –

(a)	For the words “Share Premium Account” the words “Securities Premium Account” shall be substituted.

(b)	The following new proviso shall be added:

‘Provided further that notwithstanding anything contained hereinabove, any amounts standing to the credit of the Securities Premium Account may also be utilised (other than for Capitalisation), in accordance with the provisions of law.’ ”

Special Resolution passed on July 21, 2003

At the Annual General Meeting of TATA ENGINEERING AND LOCOMOTIVE COMPANY LIMITED, duly convened and held at the Birla Matushri Sabhagar, Sir Vithaldas Thakersey Marg, Mumbai 400 020, on Monday, July 21, 2003, the subjoined Resolution was passed as a Special Resolution:-

“RESOLVED that in accordance with Section 21 and other applicable provisions, if any, of the Companies Act, 1956 and subject to the approval of the Central Government, the name of the Company be changed from ‘Tata Engineering and Locomotive Company Limited’ to ‘Tata Motors Limited’.”

“RESOLVED FURTHER that the name ‘Tata Engineering and Locomotive Company Limited’, wherever it occurs in the Memorandum and Articles of Association of the Company, be replaced with the new name of the Company.”

Special Resolution passed on July 8, 2004

At the Annual General Meeting of the TATA MOTORS LIMITED, duly convened and held at the Birla Matushri Sabhagar, Sir Vithaldas Thackersey Marg, Mumbai 400 020, on Thursday, July 8, 2004 the subjoined Resolution was passed as a Special Resolution :-

“RESOLVED that pursuant to the provisions of Section 31 and other applicable provisions, if any, of the Companies Act, 1956, the Articles of Association of the Company be altered as follows:-

For Article 5, substitute the following Article:-

‘5. The Capital of the Company is Rs. 400,00,00,000/- divided into 40,00,00,000 Ordinary Shares of Rs.10/- each.”

IN THE HIGH COURT OF JUDICATURE AT BOMBAY

ORDINARY ORIGINAL CIVIL JURISDICTION

COMPANY PETITION NO. 258 OF 2005

CONNECTED WITH

COMPANY APPLICATION NO. 179 OF 2005

In the matter of:

The Companies Act, 1956

And

In the matter of:

Sections 391 to 394 read with Sections 100 – 103 of the Companies Act, 1956

And

In the matter of:

Tata Motors Limited, a company incorporated under the provisions of the Indian Companies Act, 1913 and having its Registered Office at Bombay House, 24, Homi Mody Street, Mumbai 400 001.

And

In the matter of:

The Scheme of Reorganization and Amalgamation of Tata Finance Limited, a company incorporated under the provisions of the Companies Act, 1956 and having its Registered Office at Bezzola Complex, V. N. Purav Marg, Chembur, Mumbai 400 071 (Transferor Company) with Tata Motors Limited, (a company incorporated under the provisions of the Indian Companies Act, 1913 and having its Registered Office at Bombay House, 24, Homi Mody Street, Mumbai 400 001 (Transferee Company) and their respective members and creditors.

Tata Motors Limited, a company incorporated under the provisions of the Indian Companies Act, 1913 and having its Registered Office at Bombay House, 24, Homi Mody Street, Mumbai 400 001.	) ) ) ) )	.... Petitioner Company

Coram	: A. M. Khanwilkar, J
Dated	: June 24, 2005

Upon the Petition of Tata Motors Limited, the Petitioner Company abovenamed solemnly declared on the 27th day of April, 2005 and presented to this Hon’ble Court on the 27th day of April, 2005 for sanctioning the arrangement embodied in the Scheme of Reorganisation and Amalgamation of Tata Finance Limited (hereinafter referred to as the “Transferor Company”) with Tata Motors Limited (hereinafter referred to as the “Transferee Company” or the “Petitioner Company”) and their respective members and creditors (the said Scheme of Amalgamation is hereinafter referred to as the “Scheme”) and for other consequential reliefs as mentioned in the said Petition AND the said Petition being this day called on for hearing and final disposal AND UPON READING the said Petition and the affidavit of Mr. Hoshang K. Sethna, Authorised Signatory of the Petitioner Company solemnly affirmed on the 27th day of April, 2005 verifying the said Petition AND UPON READING the affidavit of Mr. Hoshang K. Sethna, Authorised Signatory of the Petitioner Company dated 4th day of May, 2005 proving publication of the notice of hearing of the Petition in newspapers viz. the Free Press Journal on the 3rd day of May, 2005, and Nav Shakti (Mumbai Edition) on the 3rd day of May, 2005 AND UPON READING the affidavit of Dilip Mithbavkar, clerk in the office of the Advocates for the Petitioner Company dated the 4th day of May, 2005 proving service of the notice of hearing of the Petition upon Regional Director, Department of Company Affairs, Maharashtra, Mumbai AND UPON READING the order dated the 18th day of March, 2005 passed by this Hon’ble Court in Company Application No.179 of 2005 whereby the Petitioner Company was directed to convene and hold meetings of the Equity Shareholders, Secured Creditors and Unsecured Creditors of the Petitioner for the purpose of considering and, if thought fit, approving, with or without modification, inter alia, the proposed amalgamation of the Transferor Company with the Petitioner Company as embodied in the Scheme. AND UPON reading the affidavit dated 6th April, 2005 of Mr. Hoshang K Sethna, Company Secretary and Authorised Signatory of the Petitioner Company proving publication of the notice convening meetings of the Equity Shareholders, Secured Creditors and Unsecured Creditors of the Petitioner Company in the issue of Free Press Journal dated 30th March, 2005 and Navshakti dated 31st March, 2005 and also proving despatch of notice convening meeting to the Individual Equity Shareholders, Secured Creditors and Unsecured Creditors of the Petitioner Company AND UPON READING the report dated 27th April, 2005 of Mr. Ratan N. Tata, Chairman appointed for the meetings of the Equity Shareholders, Secured Creditors and Unsecured Creditors of the Petitioner Company as to the results of the said meetings AND UPON READING the affidavit dated 27th April, 2005 of Mr. Ratan N. Tata verifying the Chairman’s report AND IT APPEARS from the Report of the Chairman that the Scheme of Reorganisation and Amalgamation of the Transferor Company with the Petitioner Company has been approved by requisite majority of Equity Shareholders, Secured Creditors and unsecured creditors of the Petitioner representing more than three fourth in value of the Equity Shareholders, Secured Creditors and Unsecured Creditors present at the respective meetings and voting in favour of the Scheme. AND UPON READING the affidavit dated 9th day of June, 2005 of Mr. Chakradhara Paik, Regional Director, Western Region, Ministry of Company Affairs, stating that the Scheme is not prejudicial to the interest of the Shareholders and Creditors of the Petitioner Company subject to Company complying with requirements of Section 18 of the Companies Act, 1956 and to file resolution deemed to have been passed under Section 31/16/149(2A) of the Companies Act, 1956 and Transferee Company to file Form No. 5 with the Registrar of Companies for such increase with registration fees as required under Section 97 of the Companies Act, 1956 and payment of stamp duty AND UPON HEARING Mr. Janak Dwarkadas and Mr. Darius Khambata, counsel instructed by AZB & Partners, Advocates for the Petitioner Company and Mr. C. J. Joy with Mr. R. C. Master and Mr. M. M. Goswami, Panel Counsel instructed by Dr T. C. Kaushik for the Regional Director, Department of Company Affairs, Maharashtra, Mumbai AND no other person or persons entitled to appear at the hearing of the Petition appearing this day either in support of the said Petition or to show cause against the same AND UPON the assurance given by the Petitioner Company through Counsel for Petitioner Company to comply with the requirements stated in the affidavit of the Regional Director and to take steps in pursuing the legal cases already instituted and also take resort to such other remedies as may be permissible by law against the erstwhile officers and upon the authorised officer of the Petitioner Company filing undertaking on the above terms in this Court within one week from the date hereof AND UPON READING the affidavit dated 24th day of June, 2005 of Mr. Hoshang K. Sethna, Company Secretary of the Petitioner Company filed pursuant to the abovesaid order THIS COURT DOTH HEREBY SANCTION the Scheme of Reorganisation and Amalgamation of Tata Finance Limited, the Transferor Company with Tata Motors Limited, the Petitioner Company and their respective members and creditors, as set forth in Exhibit “I” to the Petition and also in the Schedule hereto AND THIS COURT DOTH HEREBY DECLARE that the same to be binding on the Transferor Company and the Petitioner Company and also their respective members and creditors and all persons concerned under the Scheme of Reorganisation and Amalgamation AND THIS COURT DOTH ORDER that pursuant to the provisions of Section 394 and other applicable provisions of the Companies Act, 1956 (hereinafter referred to as the “Act”) if any, with effect from the 1st day of April, 2005 (hereinafter referred to as the “Appointed Date”) the Transferor Company shall stand amalgamated with the Petitioner Company, as provided in the Scheme, and, pursuant to the provisions of Sections 391 and 394 and other applicable provisions of the Act, all the assets whatsoever concerning the Transferor Company, including but not limited to the entire industrial undertaking of the Transferor Company, being the business of generation and sale of electricity and any incentive pertaining thereto, as on the Appointed Date shall, without any further act, instrument or deed, be transferred to and stand vested in and / or be deemed to be transferred to and stand vested in the Petitioner Company and in respect of such of the assets of the Transferor Company as are movable in nature or are otherwise capable of transfer by manual delivery, they shall be physically handed over by manual delivery or endorsement and delivery, the same may be so transferred by the Transferor Company, without requiring any deed or instrument of conveyance for the same and shall become the property of the Petitioner Company to the end and intent that the ownership and property therein passes to the Petitioner Company on such handing over and without prejudice to the generality of the above, all benefits including under income tax, excise (including Cenvat), sales tax (including deferment of sales tax), etc., to which the Transferor Company is entitled to in terms of the various statutes and/or schemes of Union and State Governments, be available to and vest in the Petitioner Company AND THIS COURT DOTH FURTHER ORDER that with effect from the Appointed Date all the debts, outstandings, credits, liabilities, duties and obligations whatsoever concerning the Transferor Company, including but not limited to the entire industrial undertaking of the Transferor Company, being the business of generation and sale of electricity and any incentive pertaining thereto, as on the Appointed Date shall, accordingly, stand transferred to and vested in and/or be deemed to be and stand transferred to and vested in the Petitioner Company AND THIS COURT DOTH FURTHER ORDER that any suits, actions and proceedings of whatsoever nature by or against the Transferor Company which are pending on the Effective Date (as defined in the Scheme), shall not abate or be discontinued nor be in any way prejudicially affected by reason of the amalgamation of the Transferor Company with the Petitioner Company or anything contained in the Scheme, but the said proceedings may be continued and enforced by or against the Petitioner Company as effectually and in the same manner and to the same extent as the same would or might have continued and enforced by or against the Transferor Company, in the absence of the Scheme AND THIS COURT FURTHER ORDER that subject to the provisions of the Scheme, all contracts, deeds, bonds, agreements, arrangements, incentives, licences, engagements and other instruments of whatsoever nature to which the Transferor Company is a party or to the benefit of which the Transferor Company may be eligible, and which have not lapsed and are subsisting on the Effective Date, shall remain in full force and effect against or in favour of the Petitioner

Company, as the case may be, and may be enforced by or against the Petitioner Company as fully and effectually as if, instead of the Transferor Company, the Petitioner Company had been a party or beneficiary thereto AND THIS COURT DOTH FURTHER ORDER that subject to the provisions of the Scheme, all the employees of the Transferor Company in service on the Effective Date shall, on and from the Effective Date, become the employees of the Petitioner Company and all employees of the Transferor Company in service on the Effective Date to whom provisions of Industrial Disputes Act, 1947, apply, shall, on and from the Effective Date, become the employees of the Petitioner Company on the terms and conditions not less favourable than those on which they were engaged on the Effective Date and on and from the Effective Date, the services of the employees of the Transferor Company will be treated as having been continuous, without any break, discontinuance or interruption, for the purpose of membership and the application of the rules or bye-laws of the said Funds (as defined in the Scheme) AND THIS COURT DOTH FURTHER ORDER that upon coming into effect of the Scheme, the Objects Clause of the Memorandum of Association of the Petitioner Company be amended and the following clause be added as Clause No. (1A) to the Objects Clause of the Memorandum of Association of the Petitioner Company: “To carry on the business of financing, re-financing of all kinds and descriptions of motor vehicles, tractors and other farm equipment, construction equipment, capital equipment, spares and components, whether manufactured by the Company or not, including used/second hand products as also services of every kind and description, through credit/financing products, including by way of hire purchase, financial and/or operating leases, loans and guarantees or otherwise.” AND THIS COURT DOTH FURTHER ORDER upon coming into effect of the Scheme, Clause V of the Memorandum of Association of the Petitioner Company be hereby replaced with the following: “V. The Capital of the Company is Rs. 4,10,00,00,000/- divided into 41,00,00,000 Ordinary Shares of Rs.10/- each.” AND THIS COURT DOTH FURTHER ORDER that pursuant to the provisions of Sections 391 and 394 of the Act and other applicable provisions of the Act, if any, and upon coming into effect of the Scheme, Article 5 of the Articles of Association of the Petitioner Company be hereby replaced with the following: “5. The Capital of the Company is as reflected in Clause V of the Memorandum of Association from time to time.” AND THIS COURT DOTH FURTHER ORDER that pursuant to the provisions of Sections 391 and 394 of the Act and other applicable provisions of the Act, if any, and upon the Scheme coming into effect, that without any further application, act or deed, the Petitioner Company shall, in consideration of the amalgamation, issue and allot to every equity shareholder of the Transferor Company (other than the Petitioner Company but including Sheba Properties Limited, a wholly owned subsidiary company of the Petitioner Company, if applicable) holding fully paid-up equity shares in the Transferor Company and whose names appear in the Register of Members of the Transferor Company on the Record Date (as defined in the Scheme), 8 ordinary shares of Rs.l0/- each in the Petitioner Company credited as fully paid-up with rights attached thereto as hereinafter mentioned, for every 100 equity shares of Rs.10/- each, fully paid-up, held by such member in the capital of the Transferor Company and it be further ordered that the equity shares which the Petitioner Company holds in the Transferor Company, if any, shall get cancelled, without any further application, act or deed and in so far as forfeited shares in the Transferor Company are concerned, no shares shall be issued by the Petitioner Company in lieu thereof and that the preference shares held by the Petitioner Company in the Transferor Company shall get cancelled without any further application, act or deed and it be further ordered that in respect of the equity shares in the Transferor Company already held in dematerialised form, the Ordinary Shares to be issued by the Petitioner Company in lieu thereof shall also be issued in dematerialised form with the shares being credited to the existing depository accounts of the members of the Transferor Company entitled thereto and in respect of the equity shares in the Transferor Company held in the physical form, each member of the Transferor Company holding such shares shall have the option, to be exercised by way of giving a notice to the Transferee Company on or before the Record Date, to receive the Ordinary Shares of the Petitioner Company either in physical form or in dematerialised form and in the event that such notice has not been received by the Petitioner Company in respect of any member, the Ordinary Shares of the Petitioner Company shall be issued to such members in physical form AND THIS COURT DOTH FURTHER ORDER that the shares of Transferor Company held by its equity shareholders (both in physical and dematerialized form) whose names appear in the Register of Members and the records of the depository as on the Record Date, shall, without any further application, act, instrument or deed, be deemed to have been automatically cancelled and that the said equity shares of the Transferor Company held in physical form be deemed to have been automatically cancelled without any requirement to surrender the certificates for shares held by the shareholders of the Transferor Company and that the Transferee Company take such corporate actions in relation to the equity shares of the Transferor Company held in dematerialized form, as may be necessary AND THIS COURT DOTH FURTHER ORDER that the Board of Directors of the Petitioner Company consolidate all fractional entitlements arising due to the issue of Ordinary Shares in terms of Clause 13.1 of the Scheme to shareholders of the Transferor Company and thereupon issue and allot Ordinary Shares in lieu thereof to a separate trust created for the purpose which shall hold the Ordinary Shares in trust for and on behalf of the members entitled to such fractional entitlements with the express understanding that such trust shall sell the same at such time or times and at such price or prices to such person or persons, as it deems fit and that the said trust shall distribute such net sale proceeds to the members in the same proportion as their respective fractional entitlements bear to the consolidated fractional entitlements AND THIS COURT DOTH FURTHER ORDER that on the Scheme becoming effective, the Transferor Company shall stand dissolved without winding up AND THIS COURT DOTH FURTHER ORDER that the Petitioner Company do within 30 days from the date of the sealing of the order cause a certified copy of THE order to be delivered to the Registrar of Companies, Maharashtra, Mumbai for registration, and upon such certified copy of the Order being delivered, the Registrar of Companies, Maharashtra, Mumbai shall place all the files and records of the Transferor Company and registered with him on the file kept by him in relation to the Petitioner Company and shall consolidate the files of the Transferor Company with the Petitioner Company accordingly AND THIS COURT DOTH FURTHER ORDER that the parties to the arrangement embodied in the said Scheme sanctioned herein or any other person or persons interested therein shall be at liberty to apply to this Hon’ble Court for any directions that may be necessary with regard to the working of the arrangement embodied in the said Scheme sanctioned herein and set forth in the Schedule hereto AND THIS COURT DOTH LASTLY ORDER that the Petitioner Company do pay a sum of Rs. 2,500/- (Rupees two thousand five hundred only) to the Regional Director, Department of Company Affairs, Maharashtra, Mumbai, towards costs of the said Petition WITNESS SHRI DALVEER BHANDARI, the Chief Justice at Bombay aforesaid this 24th day June 2005.

BY THE COURT,

For Prothonotary & Senior Master

Order sanctioning Scheme of Reorganisation

and Amalgamation under Sections 391 and 394

of the Companies Act, 1956 drawn on the

application of AZB & Partners, Advocates for

the Petitioner Company having their office at

23rd Floor, Express Towers, Nariman Point,

Mumbai 400021.

) ) ) ) ) ) ) )

HIGH COURT, BOMBAY

O.O.C.J.

COMPANY PETITION NO.258 OF 2005

CONNECTED WITH

COMPANY APPLICATION NO.179 OF 2005

In the matter of:

The Companies Act, 1956

And

In the matter of:

Sections 391 to 394 read with Section 100 to 103 of the Companies Act, 1956

And

In the matter of:

Tata Motors Limited, a company incorporated under the provisions of the Companies Act, 1913 and having its Registered Office at Bombay House, 24, Homi Mody Street, Mumbai 400 001.

Applied on Engrossed on	27-6-2005 28-6-2005	And
Section Writer	/s/	In the matter of:
Folios Examined by Compared with Ready on	- /s/ /s/ 28-6-2005

The Scheme of Reorganization and Amalgamation of Tata Finance Limited, the Transferor Company with Tata Motors Limited, the Petitioner Company and their respective members and creditors.

Tata Motors Limited

Delivered on Applied on Engrossed on Order Writer Folios Examined by Compared with Ready on Delivered on	24-6-2005 28-6-2005 /s/ 21 pages /s/ /s/ 28/June/2005 28/June/2005

                 …… Petitioner Company

ORDER SANCTIONNING THE SCHEME OF

REORGANISATION AND AMALGAMATION

DRAWN UP ORDER

Dated this 24th the day of June, 2005

Filed this 28th day of June 2005

AZB & Partners

Advocates for the Petitioner Company

Express Towers, 23rd Floor, Nariman Point,

Mumbai 400021.

SCHEME OF REORGANISATION AND AMALGAMATION

OF

TATA FINANCE LIMITED

WITH

TATA MOTORS LIMITED

AND

THEIR RESPECTIVE SHAREHOLDERS

UNDER SECTIONS 100, 391 and 394 OF THE COMPANIES ACT, 1956

This Scheme of Reorganisation and Amalgamation provides for the reorganisation of the capital of Tata Finance Limited, a company incorporated under the Companies Act, 1956, having its Registered Office at Bezzola Complex, V. N. Purav Marg, Chembur, Mumbai 400071, India (hereinafter referred to as the “Transferor Company”) and the amalgamation of the Transferor Company with Tata Motors Limited, a company incorporated under the Indian Companies Act, 1913, having its Registered Office at Bombay House, 24, Homi Mody Street, Mumbai 400 001, India (hereinafter referred to as the “Transferee Company”), pursuant to the relevant provisions of the Companies Act, 1956.

1.	DEFINITIONS

In this Scheme, unless repugnant to or inconsistent with the meaning or context thereof, the following expressions shall have the following meanings:

1.1.	“Act” or “the Act” means the Companies Act, 1956, or any modifications or re-enactment thereof from time to time;

1.2.	“Appointed Date” means April 1, 2005 or such other date as may be mutually agreed by the Board of Directors of the Transferor Company and the Transferee Company;

1.3.	“Effective Date” means last of the dates specified in Clause 18 of this Scheme;

1.4.	“Record Date” means the date to be fixed by the Board of Directors of the Transferee Company for the purpose of issue of Ordinary Shares of the Transferee Company to the shareholders of the Transferor Company in terms of this Scheme;

1.5.	“Scheme” or “the Scheme” or “this Scheme” means this Scheme of Reorganisation and Amalgamation in its present form or with any modification(s) made under Clause 17 of this Scheme or any modifications approved or directed by the High Court of Judicature at Bombay;

1.6.	“Transferee Company” means Tata Motors Limited, a company incorporated under the Indian Companies Act, 1913 and having its Registered Office at Bombay House, 24, Homi Mody Street, Mumbai 400 001, India;

1.7.	“Transferor Company” means Tata Finance Limited, a company incorporated under the Companies Act, 1956 and having its Registered Office at Bezzola Complex, V. N. Purav Marg, Mumbai 400071, India;

2.	NATURE OF BUSINESS

2.1.	Nature of Business of the Transferor Company

The Transferor Company is, inter alia, engaged in the business of providing finance for commercial vehicles, motor cars and construction equipment and generation and sale of electricity.

2.2.	Nature of Business of the Transferee Company

The Transferee Company is, inter alia, engaged in the business of designing, manufacturing, assembly and sale of a wide range of automotive vehicles. Additionally, the Transferee Company is also engaged in the sale of spare parts for its vehicles and engines for industrial and marine applications.

3.	CAPITAL STRUCTURE

3.1.	As on December 31, 2004, the share capital of the Transferor Company is as under:

Particulars	Amount (Rs. in crores)

Authorised Capital
Equity Shares
40,00,00,000 equity shares of Rs.10/- each	400.00
Cumulative Redeemable Preference Shares
3,75,00,000 Cumulative Redeemable Preference Shares of Rs.100/- each	375.00
1,45,00,000 Cumulative Convertible Preference Shares of Rs.100/- each	145.00

920.00

Issued, Subscribed and Paid-up Capital
Equity Shares
19,98,06,246 equity shares of Rs. 10/- each, fully paid-up	199.81
Add: Forfeited Shares	0.01

199.82

Cumulative Redeemable Preference Shares
1,50,00,000 – 0.01% Cumulative Redeemable Preference Shares of Rs 100/- each, fully paid-up	150.00

349.82

3.2.	As on December 31, 2004, the share capital of the Transferee Company is as under:

Particulars	Amount (Rs. in crores)

Authorised Capital

Ordinary Shares
40,00,00,000 Ordinary Shares of Rs. 10/- each	400.00

Issued, Subscribed and Paid-up Capital
36,17,51,751 Ordinary Shares of Rs.10/- each, fully paid-up	361.75
Less: Calls in arrears	0.01

361.74
Add: Share forfeiture	0.05

361.79

4.	BACKGROUND AND RATIONALE FOR THE SCHEME

4.1.	The background and circumstances which justify the said Reorganisation and Amalgamation are, inter-alia, as follows:-

4.1.1.	The Transferor Company was set up in 1984 as a finance company to carry on the business of hire purchase, leasing and other finance related activities. Whilst the Transferor Company had diversified into various other business activities like credit cards, share broking, home finance, merchant banking, its mainstay business has always been vehicle financing.

4.1.2.	The Transferor Company had, in the last two years, decided to exit from various non-core activities by focusing primarily on its vehicle financing business. The Transferor Company predominantly carries on vehicle financing activities through a direct marketing channel spread across a countrywide network of branches with field staff and direct sales agents.

4.1.3.	The Transferee Company has an in-house financing arm, the Bureau of Hire Purchase and Credit (BHPC) which also undertakes vehicle financing business, primarily for its products. This customer financing activity is based on a dealer driven business model reaching out to its customers through its automobile dealers acting as marketing, sourcing and collection agents.

4.1.4.	In order to be competitive in the auto financing market, both the Transferor Company and the Transferee Company had entered into a joint marketing arrangement under which they approach the market through a common marketing front under the brand of ‘Tata Motor Finance’. This has enabled Tata Motor Finance to draw operational synergies from the Transferor Company and the Transferee Company resulting in enhanced vehicle financing activity, whilst simultaneously supporting the Transferee Company’s vehicle sales.

4.1.5.	In line with international practice, the Transferee Company is planning to build a formidable captive financing arm to support its vehicle sales business, de-risk the revenue stream from the cyclicality of vehicles sales business, ensure customer loyalty by enveloping a complete value chain of life cycle spending of a vehicle buyer and generate a sustainable profit stream to enhance shareholders’ value. With this view, it is now proposed to amalgamate the Transferor Company with the Transferee Company.

4.1.6.	The above amalgamation would result in synergies to Tata Motor Finance through complementary customer sourcing models, access to low cost funds, flexibility to offer competitive products/services, bundling financing options with other products / services of the Transferee Company and operational synergies.

4.1.7.	This amalgamation therefore would enable Tata Motor Finance to face the increasing competition with better economies of scale, improved cost efficiencies and enhanced productivity and in the process, grow this business profitably. It would also help the combined entity to attract and retain the best human resource talent which is of vital importance for this business.

4.1.8	The proposed amalgamation would be beneficial to the shareholders of the Transferor Company in as much as they would have an opportunity to be able to participate in the auto finance growth under the amalgamated entity and participate in the up side of the overall business growth of the Transferee Company, possible appreciation of its stock price and dividend payouts.

5.	AMALGAMATION OF COMPANIES

5.1.	Upon the coming into effect of this Scheme and with effect from the Appointed Date, the Transferor Company shall stand amalgamated with the Transferee Company, as provided in the Scheme, and, pursuant to the provisions of Sections 391 and 394 and other applicable provisions of the Act, all the assets and debts, outstandings, credits, liabilities, duties and obligations whatsoever concerning the Transferor Company, including but not limited to the entire industrial undertaking of the Transferor Company, being the business of generation and sale of electricity and any incentive pertaining thereto, as on the Appointed Date shall, accordingly, stand transferred to and vested in and/or be deemed to be and stand transferred to and vested in the Transferee Company, as under. Without prejudice to the generality of the above, all benefits including under income tax, excise (including Cenvat), sales tax (including deferment of sales tax), etc., to which the Transferor Company is entitled to in terms of the various statutes and/or schemes of the Union and State Governments, shall be available to and vest in the Transferee Company.

5.1.1.	In respect of such of the assets of the Transferor Company, as are movable in nature or are otherwise capable of transfer by manual delivery, they shall be physically handed over by manual delivery or endorsement and delivery, and the same may be so transferred by the Transferor Company, without requiring any deed or instrument of conveyance for the same and shall become the property of the Transferee Company to the end and intent that the ownership and property therein passes to the Transferee Company on such handing over in pursuance of the provisions of Section 394 of the Act.

5.1.2.	In respect of such of the assets belonging to the Transferor Company other than those referred to in sub-clause 5.1.1 above, the same shall, without any further act, instrument or deed, be transferred to and stand vested in and / or be deemed to be transferred to and stand vested in the Transferee Company pursuant to the provisions of Section 394 of the Act.

5.1.3.	In relation to the assets belonging to the Transferor Company, which require separate documents of transfer, the parties will execute the necessary documents, as and when required.

5.1.4.	The transfer and vesting of all the assets of the Transferor Company, as aforesaid, shall be subject to the existing charges, mortgages and encumbrances, if any, over or in respect of any of the assets or any part thereof, provided however that such charges, mortgages and/or encumbrances shall be confined only to the relative assets of the Transferor Company or part thereof on or over which they are subsisting on transfer to and vesting of such assets in the Transferee Company and no such charges, mortgages, and/or encumbrances shall be enlarged or extended over or apply to any other asset(s) of the Transferee Company. Any reference in any security documents or arrangements (to which the Transferor Company is a party) to any assets of the Transferor Company shall be so construed to the end and intent that such security shall not extend, nor be deemed to extend, to any of the other asset(s) of the Transferee Company and the Transferee Company shall not be obliged to create any further or additional security thereof.

5.1.5.	In respect of the debts, liabilities, duties and obligations of the Transferor Company, it is hereby clarified that, it shall not be necessary to obtain the consent of any third party or other person who is a party to any contract or arrangement by virtue of which such debts, liabilities, duties and obligations have arisen.

5.2.	For the removal of any doubt, it is clarified that, to the extent that there are inter-company loans, deposits, obligations, balances or other outstandings as between the Transferor Company and the Transferee Company, the obligations in respect thereof shall come to an end and there shall be no liability in that behalf and corresponding effect shall be given in the books of account and records of the Transferee Company for the reduction of such assets or liabilities as the case may be and there would be no accrual of interest or any other charges in respect of such inter-company loans, deposits or balances, with effect from the Appointed Date.

6.	LEGAL PROCEEDINGS

If any suits, actions and proceedings of whatsoever nature (hereinafter referred to as the “Proceedings”) by or against the Transferor Company are pending on the Effective Date, the same shall not abate or be discontinued nor be in any way prejudicially affected by reason of the amalgamation of the Transferor Company with the Transferee Company or anything contained in the Scheme, but the Proceedings may be continued and enforced by or against the Transferee Company as effectually and in the same manner and to the same extent as the same would or might have continued and enforced by or against the Transferor Company, in the absence of the Scheme.

7.	CONTRACTS AND DEEDS

7.1.	All contracts, deeds, bonds, agreements, arrangements, incentives, licences, engagements and other instruments of whatsoever nature to which the Transferor Company is a party or to the benefit of which the Transferor Company may be eligible, and which have not lapsed and are subsisting on the Effective Date, shall remain in full force and effect against or in favour of the Transferee Company as the case may be, and may be enforced by or against the Transferee Company as fully and effectually as if, instead of the Transferor Company, the Transferee Company had been a party or beneficiary thereto.

7.2.	The Transferee Company shall, if and to the extent required by law, enter into and/or issue and/or execute deeds, writings or confirmations, to give formal effect to the provisions of this Clause and to the extent that the Transferor Company is required prior to the Effective Date to join in such deeds, writings or confirmations, the Transferee Company shall be entitled to act for and on behalf of and in the name of the Transferor Company.

8.	SAVING OF CONCLUDED TRANSACTIONS

8.1.	The transfer of the assets and liabilities of the Transferor Company under Clause 5 above, the continuance of Proceedings under Clause 6 above and the effectiveness of contracts and deeds under Clause 7 above, shall not affect any transaction or Proceedings already concluded by the Transferor Company on or before the Effective Date, to the end and intent that the Transferee Company accepts and adopts all acts, deeds and things done and executed by the Transferor Company in respect thereto, as if done and executed on its behalf.

9.	EMPLOYEES

9.1.	All the employees of the Transferor Company in service on the Effective Date shall, on and from the Effective Date, become the employees of the Transferee Company. All employees of the Transferor Company in service on the Effective Date to whom provisions of the Industrial Disputes Act, 1947 apply, shall, on and from the Effective Date, become the employees of the Transferee Company on the terms and conditions not less favourable than those on which they were engaged on the Effective Date.

9.2.	On and from the Effective Date, the services of the employees of the Transferor Company will be treated as having been continuous, without any break, discontinuance or interruption, for the purpose of membership and the application of the rules or bye-laws of the said Funds (as defined herein below).

9.3.	With regard to provident fund and gratuity fund or any other special funds or schemes created or existing for the benefit of such employees (hereinafter referred to as the “said Funds”) of the Transferor Company, upon the Scheme becoming effective, the Transferee Company shall stand substituted for the Transferor Company for all purposes whatsoever relating to the administration or operation of such schemes or funds in relation to the obligations to make contributions to the said Funds in accordance with the provisions of such schemes or funds in the respective Trust Deeds or other documents. It is the aim and intent of the Scheme that all the rights, duties, powers and obligations of the Transferor Company in relation to such schemes or funds shall become those of the Transferee Company. In the event that the Trustees are constituted as holders of any securities, trust funds or trust monies, in relation to any provident fund trust, gratuity trust or superannuation trust of the Transferor Company, such funds shall be transferred by such trustees of the trusts of the Transferor Company, to separate trusts and the trustees of the Transferee Company if set up for the same purpose and object and shall be deemed to be a transfer of trust property from one set of trustees to another set of trustees in accordance with the provisions of the relevant labour laws, Indian Trusts Act, 1882, the Income Tax Act, 1961 and relevant stamp legislations, as applicable. In such a case, appropriate deeds of trusts and/or documents for transfer of trust properties shall be executed upon the sanction of the Scheme in accordance with the terms hereof by the trustees of such trusts in favour of the trusts of the Transferee Company, so as to continue the benefits of the employees. For this purpose, the trusts created by the Transferor Company shall be transferred and/or continued by the Transferee Company, if permitted by law, failing which the Transferee Company shall establish similar trusts ensuring that there is continuity in this regard. The Trustees, including the Board of Directors of the Transferor Company and the Transferee Company, shall be entitled to adopt such course of action in this regard, as may be advised, provided however that there shall be no discontinuation or breakage in the service of the employees of the Transferor Company.

10.	CONDUCT OF BUSINESS TILL EFFECTIVE DATE

With effect from the Appointed Date and upto and including the Effective Date:

10.1.	The Transferor Company shall be deemed to have been carrying on and shall carry on its businesses and activities and shall be deemed to have held and stood possessed of and shall hold and stand possessed of all of the assets of the Transferor Company for and on account of, and in trust for, the Transferee Company. The Transferor Company hereby undertakes to hold the said assets with utmost prudence until the Effective Date.

10.2.	The Transferor Company shall carry on its businesses and activities with reasonable diligence, business prudence and shall not (without the prior written consent of the Transferee Company) alienate, charge, mortgage, encumber or otherwise deal with or dispose of the undertaking or any part thereof (except in the ordinary course of business).

10.3.	All the profits or income, taxes (including advance tax and tax deducted at source) or any costs, charges, expenditure accruing to the Transferor Company or expenditure or losses arising or incurred or suffered by the Transferor Company shall for all purpose be treated and be deemed to be and accrue as the profits, taxes, incomes, costs, charges, expenditure or losses of the Transferee Company, as the case may be.

10.4.	On and after the Appointed Date and until the Effective Date, the Transferor Company shall not without the prior written approval of the Board of Directors of the Transferee Company:

10.4.1.	except as contemplated under the Scheme, issue or allot any further securities, either by way of rights or bonus or otherwise; or

10.4.2.	utilise, subject to Clause 11.1 below, the profits, if any, for any purpose, including declaring or paying any dividend.

11.	DIVIDENDS

11.1.	The Transferor Company and the Transferee Company shall be entitled to declare and pay dividends, whether interim or final, to their respective shareholders in respect of the accounting period prior to the Effective Date. The dividend, if any, shall be declared by the Transferor Company only with the prior written consent of the Board of Directors of the Transferee Company, as mentioned in Clause 10.4.2 above.

11.2.	Subject to the provisions of the Scheme, the profits of the Transferor Company, for the period beginning from the Appointed Date, shall belong to and be the profits of the Transferee Company and will be available to the Transferee Company for being disposed of in any manner as it thinks fit.

11.3.	It is clarified that the aforesaid provisions in respect of declaration of dividends are enabling provisions only and shall not be deemed to confer any right on any member of the Transferor Company and/or the Transferee Company to demand or claim any dividends which, subject to the provisions of the said Act, shall be entirely at the discretion of the Board of Directors of the Transferee Company, subject to such approval of the shareholders, as may be required.

12.	AMENDMENT TO MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE TRANSFEREE COMPANY

12.1.	Upon coming into effect of the Scheme, the Objects Clause of the Memorandum of Association of the Transferee Company shall stand amended and the following clause shall be added as Clause No.(1A) to the Objects Clause of the Memorandum of Association of the Transferee Company:

“To carry on the business of financing, re-financing of all kinds and descriptions of motor vehicles, tractors and other farm equipment, construction equipment, capital equipment, spares and components, whether manufactured by the Company or not, including used/second hand products as also services of every kind and description, through credit/financing products, including by way of hire purchase, financial and/or operating leases, loans and guarantees or otherwise.”

It shall be deemed that the members of the Transferee Company have also resolved and accorded all relevant consents under Section 17 of the Act. It is clarified that there will be no need to pass a separate shareholders’ resolution as required under Section 17 of the Act.

12.2.	Upon coming into effect of the Scheme, Clause V of the Memorandum of Association of the Transferee Company be and is hereby replaced with the following:

‘V. The Capital of the Company is Rs.4,10,00,00,000/- divided into 41,00,00,000 Ordinary Shares of Rs.10/- each.’

12.3.	Upon coming into effect of the Scheme, Article 5 of the Articles of Association of the Transferee Company be and hereby replaced with the following:

‘5. The Capital of the Company is as reflected in Clause V of the Memorandum of Association from time to time.’

It shall be deemed that the members of the Transferee Company have also resolved and accorded all relevant consents under Sections 31 and 94 of the Act or any other provisions of the Act to the extent the same may be considered applicable. It is clarified that there will be no need to pass a separate shareholders’ resolution as required under the Act.

12.4.	In order to carry on the activities currently being carried on by the Transferor Company, upon the approval of the Scheme by the members of the Transferor Company and the members of the Transferee Company pursuant to Section 391 of the Act, it shall be deemed that the members of the Transferee Company have also resolved and accorded all relevant consents under Section 149(2A) of the Act or any other provisions of the Act for the commencement of any business or activities currently being carried on by the Transferor Company in relation to any of the objects contained in the Memorandum of Association of the Transferee Company, to the extent the same may be considered applicable. In particular, the Transferee Company would be allowed to commence the new business of generation and sale of power, specifically through wind mills as hitherto carried on by the Transferor Company, as per Object Clause No. 28 in the Memorandum of Association of the Transferee Company. It is clarified that there will be no need to pass a separate shareholders’ resolution as required under Section 149(2A) of the Act.

13.	ISSUE OF SHARES BY THE TRANSFEREE COMPANY

13.1.	Upon the Scheme coming into effect, and without any further application, act or deed, the Transferee Company shall, in consideration of the amalgamation, issue and allot to every equity shareholder of the Transferor Company (other than the Transferee Company but including Sheba Properties Limited, a wholly owned subsidiary company of the Transferee Company, if applicable) holding fully paid-up equity shares in the Transferor Company and whose names appear in the Register of Members of the Transferor Company on the Record Date, 8 Ordinary Shares of Rs.10/- each in the Transferee Company credited as fully paid-up with rights attached thereto as hereinafter mentioned for every 100 equity shares of Rs.10/- each fully paid-up held by such member in the capital of the Transferor Company.

13.2.	Notwithstanding what is stated in Clause 13.1 above, upon the Scheme coming into effect, the equity shares which the Transferee Company holds in the Transferor Company, if any, shall get cancelled, without any further application, act or deed.

13.3.	In so far as forfeited shares in the Transferor Company are concerned, no shares shall be issued by the Transferee Company in lieu thereof.

13.4.	Upon the Scheme coming into effect, the preference shares held by the Transferee Company in the Transferor Company shall get cancelled without any further application, act or deed.

13.5.	In respect of the equity shares in the Transferor Company already held in dematerialised form, the Ordinary Shares to be issued by the Transferee Company in lieu thereof shall also be issued in dematerialised form with the shares being credited to the existing depository accounts of the members of the Transferor Company entitled thereto. In respect of the equity shares in the Transferor Company held in the physical form, each member of the Transferor Company holding such shares shall have the option, to be exercised by way of giving a notice to the Transferee Company on or before the Record Date, to receive the Ordinary Shares of the Transferee Company either in physical form or in dematerialised form. In the event that such notice has not been received by the Transferee Company in respect of any member, the Ordinary Shares of the Transferee Company shall be issued to such members in physical form.

13.6.	The shares of Transferor Company held by its equity shareholders (both in physical and dematerialized form) whose names appear in the Register of Members and the records of the depository as on the Record Date, shall, without any further application, act, instrument or deed, be deemed to have been automatically cancelled. The said equity shares of the Transferor Company held in physical form shall be deemed to have been automatically cancelled without any requirement to surrender the certificates for shares held by the shareholders of the Transferor Company. The Transferee Company shall take such corporate actions in relation to the equity shares of the Transferor Company held in dematerialized form, as may be necessary.

13.7.	The Board of Directors of the Transferee Company shall consolidate all fractional entitlements arising due to the issue of Ordinary Shares in terms of Clause 13.1 to shareholders of the Transferor Company and thereupon issue and allot Ordinary Shares in lieu thereof to a separate trust created for the purpose which shall hold the Ordinary Shares in trust for and on behalf of the members entitled to such fractional entitlements with the express understanding that such trust shall sell the same at such time or times and at such price or prices to such person or persons, as it deems fit. The said trust shall distribute such net sale proceeds to the members in the same proportion as their respective fractional entitlements bear to the consolidated fractional entitlements.

13.8.	On the approval of the Scheme by the members of the Transferor Company and the members of the Transferee Company pursuant to Section 391 of the Act, it shall be deemed that the said members have also resolved and accorded all relevant consents under Section 81(1A) of the Act or any other provisions of the Act to the extent the same may be considered applicable. It is clarified that there will be no need to pass a separate shareholders’ resolution as required under Section 81(1A) of the Act.

13.9.	The new shares in the Transferee Company to be issued to the members of the Transferor Company shall be subject to the Memorandum and Articles of Association of the Transferee Company and the Ordinary Shares shall rank pari passu in all respects with the existing Ordinary Shares in the Transferee Company.

13.10.	The Ordinary Shares of the Transferee Company issued in terms of the Scheme shall, subject to applicable regulations, be listed and/or admitted to trading on the relevant stock exchange(s) where the existing Ordinary Shares of the Transferee Company are listed and/or admitted to trading.

14.	DISSOLUTION OF THE TRANSFEROR COMPANY

14.1.	On the Scheme becoming effective, the Transferor Company shall be dissolved without being wound up without any further act by the parties.

14.2.	On and with effect from the Effective Date, the name of the Transferor Company shall be struck off from the records of the Registrar of Companies, Maharashtra, Mumbai. The Transferee Company shall make necessary filings in this regard.

15.	ACCOUNTING TREATMENT AND REDUCTION OF CAPITAL

15.1.	Subject to Clause 15.2 below, all Assets & Liabilities, including Reserves, of the Transferor Company shall be recorded in the books of account of the Transferee Company at their existing carrying amounts and in the same form.

15.2.	Upon the Effective Date and with effect from March 31, 2005, but always deemed to be prior to the coming into effect of the amalgamation contemplated in this Scheme, the debit balance of the Profit & Loss Account of the Transferor Company shall be deemed to be written off against the Share Premium Account of the Transferor Company to the extent of the balance available in the Share Premium Account and accordingly, the Share Premium Account of the Transferor Company shall automatically stand reduced as on March 31, 2005 to that extent. The reduction in the Share Premium Account of the Transferor Company, as aforesaid, shall be effected as part of the Scheme only in accordance with Sections 100 to 103 of the Act. As the same does not involve either diminution of liability in respect of unpaid share capital or payment to any shareholder of any paid-up share capital, the provisions of Section 101(2) of the Act are not applicable. However, the order of the Hon’ble High Court of Judicature at Bombay, sanctioning the Scheme, shall be deemed to be an order under Section 102 of the Act confirming the reduction. The debit balance remaining in the Profit & Loss Account of the Transferor Company after the write off against the Share Premium Account of the Transferor Company, shall be transferred to the General Reserves of the Transferee Company.

15.3.	Such reserves of the Transferor Company, including Share Premium Account, if any, will be incorporated in the books of account of the Transferee Company as reduced by the cost of investments of the Transferee Company in the Equity Shares of the Transferor Company.

15.4.	The difference between the amounts recorded as Share Capital issued and the amount of Share Capital of the Transferor Company shall be adjusted in General Reserves.

15.5.	The Preference Share Capital of the Transferor Company will be adjusted against the Investments of the Transferee Company in the said capital.

15.6.	In case of any difference in accounting policy between the Transferor Company and the Transferee Company, the impact of the same till the Appointed Date will be quantified and adjusted in the General Reserves of the Transferee Company to ensure that the financial statements of the Transferee Company reflect the financial position on the basis of consistent accounting policies.

16.	APPLICATIONS TO THE HIGH COURT

The Transferor Company and the Transferee Company shall, with all reasonable dispatch, make applications to the Hon’ble High Court of Judicature at Bombay, where the Registered Offices of the Transferor Company and the Transferee Company are situated, for sanctioning this Scheme under Sections 100, 391 to 394 of the Act for an order or orders thereof for carrying this Scheme into effect and for dissolution of the Transferor Company without winding up.

17.	MODIFICATIONS/AMENDMENTS TO THE SCHEME

17.1.	The Transferor Company and the Transferee Company by their respective Board of Directors or such other person or persons, as the respective Board of Directors may authorise, including any committee or sub-committee thereof, may make and/or consent to any modifications/amendments to the Scheme or to any conditions or limitations that the Court or any other authority may deem fit to direct or impose or which may otherwise be considered necessary, desirable or appropriate by them. The Transferor Company and the Transferee Company by their respective Board of Directors or such other person or persons, as the respective Board of Directors may authorise, including any committee or sub-committee thereof, shall be authorised to take all such steps as may be necessary, desirable or proper to resolve any doubts, difficulties or questions whether by reason of any directive or orders of any other authorities or otherwise howsoever arising out of or under or by virtue of the Scheme and/or any matter concerned or connected therewith.

17.2.	For the purpose of giving effect to this Scheme or to any modifications or amendments thereof or additions thereto, the delegate(s) of the Transferee Company may give and are hereby authorised to determine and give all such directions as are necessary, including directions for settling or removing any question of doubt or difficulty that may arise and such determination or directions, as the case may be, shall be binding on all parties, in the same manner as if the same were specifically incorporated in this Scheme.

18.	SCHEME CONDITIONAL ON APPROVALS/ SANCTIONS

18.1.	The Scheme is conditional upon and subject to:

18.1.1.	Approval of the Scheme by the requisite majority of the respective members and such class of persons of the Transferor Company and the Transferee Company as may be directed by the Hon’ble High Court of Judicature at Bombay.

18.1.2.	Sanctions and Orders under the provisions of Section 391 read with Section 394 of the Act being obtained by the Transferor Company and the Transferee Company from the Hon’ble High Court of Judicature at Bombay.

18.1.3.	The approval of the Government of India and/or Reserve Bank of India, if required, and the prior consent of the Stock Exchange, Mumbai and/or the National Stock Exchange of India Limited where such approval or consent is necessary.

18.1.4.	All other sanctions and approvals as may be required by law in respect of this Scheme being obtained.

18.2.	This Scheme, although to come into operation from the Appointed Date, shall not become effective until the last of the following dates, namely:

18.2.1.	That on which the last of the aforesaid consents, approvals, permissions, resolutions and orders as mentioned in Clause 18.1 shall be obtained or passed; or

18.2.2.	That on which all necessary certified copies of orders under Sections 391 and 394 of the Act shall be duly filed with the appropriate Registrar of Companies.

The last of such dates shall be the “Effective Date” for the purpose of this Scheme.

19.	COSTS

19.1.	All costs, charges and expenses including stamp duty and registration fee of any deed, document, instrument or Court’s order including this Scheme or in relation to or in connection with negotiations leading upto the Scheme and of carrying out and implementing the terms and provisions of this Scheme and incidental to the completion of arrangement in pursuance of this Scheme shall be borne and paid by the Transferee Company.

20.	REVOCATION OF THE SCHEME

20.1.	In the event of any of the said sanctions and approvals referred to in Clause 18 above not being obtained and/or complied with and/or satisfied and/or this Scheme not being sanctioned by the Hon’ble High Court of Judicature at Bombay and/or order or orders not being passed as aforesaid before June 30, 2006 or such other date as may be mutually agreed upon by the respective Board of Directors of the Transferor Company and the Transferee Company {who are hereby empowered and authorised to agree to and extend the aforesaid period from time to time without any limitations in exercise of their powers through and by their respective delegate(s)}, this Scheme shall stand revoked, cancelled and be of no effect and in that event, no rights and liabilities whatsoever shall accrue to or be incurred, inter se the Transferor Company and the Transferee Company or their respective shareholders or creditors or employees or any other person save and except in respect of any act or deed done prior thereto as is contemplated hereunder or as to any right, liability or obligation which has arisen or accrued pursuant thereto and which shall be governed and be preserved or worked out in accordance with the applicable law and in such case, each company shall bear its own costs unless otherwise mutually agreed. Further, the Board of Directors of the Transferor Company and the Transferee Company shall be entitled to revoke, cancel and declare the Scheme of no effect if such boards are of view that the coming into effect of the Scheme in terms of the provisions of this Scheme or filing of the drawn up orders with any authority could have adverse implication on all/any of the companies.